As filed with the Securities and Exchange Commission on March 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IF Bancorp, Inc. and

Iroquois Federal Savings and Loan Association 401(k) Profit Sharing Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 East Cherry Street

Watseka, Illinois 60970

(815) 432-2476

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Alan D. Martin

President and Chief Executive Officer

201 East Cherry Street

Watseka, Illinois 60970

(815) 432-2476

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M. F. Spaccasi, Esq. Michael J. Brown, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W. Suite 780 Washington, D.C. 20015 (202) 274-2000	Daniel C. McKay, II, Esq. Jennifer Durham King, Esq. Vedder Price P.C. 222 North LaSalle Street Suite 2600 Chicago, Illinois 60601 (312) 609-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	4,811,255	$10.00	$48,112,550 (1)	$5,587
Participation interests	323,144 interests			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The securities of IF Bancorp, Inc. to be purchased by the Iroquois Federal Savings and Loan Association 401(k) Profit Sharing Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

401(k) Plan

Offering of Participation Interests in up to 323,144 Shares of

IF Bancorp, Inc.

Common Stock

In connection with the conversion of Iroquois Federal Savings and Loan Association from the mutual to the stock form of organization, IF Bancorp, Inc., a newly formed Maryland corporation, is offering shares of common stock for sale. Accordingly, in connection with the conversion, IF Bancorp, Inc. is allowing participants in the Iroquois Federal Savings and Loan Association 401(k) Plan (the “Plan”) to invest up to 90% of their accounts in participation interests in the common stock of IF Bancorp, Inc. (“IF Bancorp, Inc. Common Stock”). Based upon the value of the Plan assets at December 31, 2010, the trustee of the Plan could purchase up to 323,144 shares of IF Bancorp, Inc. Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to invest up to 90% of their Plan accounts in IF Bancorp, Inc. Common Stock at the time of the stock offering.

The prospectus of IF Bancorp, Inc. dated             , 2011, is provided with this prospectus supplement. It contains detailed information regarding the conversion and stock offering of IF Bancorp, Inc. and the financial condition, results of operations and business of Iroquois Federal Savings and Loan Association. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 17 of the prospectus.

The interests in the Plan and the offering of the shares of IF Bancorp, Inc. Common Stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by IF Bancorp, Inc., in the stock offering, of participation interests in IF Bancorp, Inc. Common Stock acquired by the Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of IF Bancorp, Inc. Common Stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. IF Bancorp, Inc., Iroquois Federal Savings and Loan Association and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of IF Bancorp, Inc. Common Stock or participation interests representing an ownership interest in IF Bancorp, Inc. Common Stock shall under any circumstances imply that there has been no change in the affairs of IF Bancorp, Inc., Iroquois Federal Savings and Loan Association or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2011.

THE OFFERING

Securities Offered

IF Bancorp, Inc. is offering participation interests in shares of common stock of IF Bancorp, Inc. (“IF Bancorp, Inc. Common Stock”) acquired by the Iroquois Federal Savings and Loan Association 401(k) Plan (the “Plan”). The participation interests represent your indirect ownership of shares of IF Bancorp, Inc. Common Stock through the Plan. At the purchase price of $10.00 per share, the Plan may acquire up to 323,144 shares of IF Bancorp, Inc. Common Stock in the stock offering, based on the fair market value of the Plan’s assets as of December 31, 2010.

Only employees of Iroquois Federal Savings and Loan Association may become participants in the Plan and only participants may purchase participation interests in shares of IF Bancorp, Inc. Common Stock. Your investment in shares of IF Bancorp, Inc. Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Iroquois Federal Savings and Loan Association is contained in the accompanying prospectus. The address of the principal executive office of IF Bancorp, Inc. and Iroquois Federal Savings and Loan Association is 201 East Cherry Street, Watseka, Illinois 60970. Iroquois Federal Savings and Loan Association’s telephone number at this address is (815) 432-2476.

All questions about this Prospectus Supplement should be addressed to Pamela J. Verkler, Chief Financial Officer at Iroquois Federal Savings and Loan Association; telephone number: (815) 432-2476, extension 1122; email: Pverkler@IroquoisFed.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (            )                                 .

Election to Purchase Common Stock	In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to be used to purchase shares of IF Bancorp, Inc. Common Stock sold in the stock offering. The trustee of the Plan will purchase IF Bancorp, Inc. Common Stock in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below. Following the stock offering, the trustee will then transfer your purchased shares of IF Bancorp, Inc. Common Stock to a brokerage account that is set up within the Plan on your behalf.

Purchase Priorities

All Plan participants are eligible to purchase participation interests in IF Bancorp, Inc. Common Stock sold in the offering. The shares of IF Bancorp, Inc. Common Stock are being offered at $10.00 per share in a subscription offering and community offering in the following descending order of priority:

Subscription Offering:

(1)    Depositors of Iroquois Federal Savings and Loan Association with $50 or more on deposit as of the close of business on February 28, 2010, will have first priority.

(2)    Iroquois Federal Savings and Loan Association’s tax-qualified plans, including the employee stock ownership plan, will have second priority.

(3)    Depositors of Iroquois Federal Savings and Loan Association with $50 or more on deposit as of the close of business on             , 20    , will have third priority.

(4)    Depositors of Iroquois Federal Savings and Loan Association as of the close of business on             , 20    , and borrowers of Iroquois Federal Savings and Loan Association as of                   , 20    , whose borrowing as of that date remain outstanding as of                   , 20    , will have fourth priority.

Community Offering:

(5)    Residents of the Illinois counties of Vermilion and Iroquois will have fifth priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase IF Bancorp, Inc. Common Stock in the subscription offering and you may use funds in the Plan to pay for the shares of IF Bancorp, Inc. Common Stock.

The trustee of the Plan will purchase shares of IF Bancorp, Inc. Common Stock sold in the stock offering in accordance with your directions. No later than the end of the subscription and community offering period, the amount that you elect to transfer from your existing Plan account balance for the purchase of shares of IF Bancorp, Inc. Common Stock in connection with the stock offering will be removed from the investment funds you select and transferred to an interest-bearing savings account maintained by

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First Trust of MidAmerica as an investment in the Plan, pending the closing of the stock offering. Following the offering period, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of IF Bancorp, Inc. Common Stock.

In the event the offering is oversubscribed, i.e., there are more orders for IF Bancorp, Inc. Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase participation interests in IF Bancorp, Inc. Common Stock in the offering, the amount that cannot be invested in IF Bancorp, Inc. Common Stock, and any interest earned on such amount, will be transferred from the interest-bearing savings account maintained by First Trust of MidAmerica (as an investment in the Plan) and reinvested in the existing investment funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any participation interests in IF Bancorp, Inc. Common Stock sold in the offering, your account balances will remain in the investment options of the Plan as previously directed by you.

Minimum and Maximum Investment	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer up to 90% of your account balance in the Plan to be used to purchase participation interests in IF Bancorp, Inc. Common Stock sold in the offering. The trustee of the Plan will then subscribe for shares of IF Bancorp, Inc. Common Stock offered for sale in the offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase participation interests in IF Bancorp, Inc. Common Stock through the Plan, the minimum investment is $250, which will purchase 25 shares. The maximum investment any individual can make through the Plan and outside the Plan is $ , which will purchase shares.

Value of Plan Assets	As of December 31, 2010, the market value of the assets of the Plan was approximately $3,590,492.02. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2010.

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How to Order

Enclosed is a Special Investment Election Form on which you can elect to purchase participation interests in IF Bancorp, Inc. Common Stock sold in the offering. Please note the following stipulations concerning this election:

•     You can direct up to 90% of your current Plan account to purchase IF Bancorp, Inc. Common Stock, in increments of $10.00.

•     Your election is subject to a minimum purchase of 25 shares in the Plan, which equals $250.

•     Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of                      shares, which equals $            .

•     The election period for the Plan opens             , 2011 and closes     :00         , Central Time, on             , 2011.

•     During the stock offering period, you will not be permitted to change the investment amounts that you designated to be used to purchase shares of IF Bancorp, Inc. Common Stock on your Special Investment Election Form.

•     During the election period, the dollar amounts you designated will be transferred to an interest-bearing savings account maintained by First Trust of MidAmerica. If you elect to transfer a dollar amount from a particular investment option under the Plan and, at the time that the transfer is made, you do not have a sufficient dollar amount in that investment option to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that investment option (rounded down to the nearest $10.00 increment) and apply only the amount withdrawn to the purchase of shares of IF Bancorp, Inc. Common Stock for your Plan account.

•     The amount transferred to the interest-bearing savings account maintained by First Trust of MidAmerica will be held separately until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is after the closing of the subscription offering period.

If you wish to use to 90% of your account balance in the Plan to purchase participation interests in shares of IF Bancorp, Inc.

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Common Stock issued in the stock offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to make an election, you should check the box at the bottom of the Special Investment Election Form and return the form to Pamela J. Verkler, Chief Financial Officer, at Iroquois Federal Savings and Loan Association, 201 East Cherry Street, Watseka, Illinois 60970, or by faxing it to (815)- , by no later than 12:00 noon, Central Time, on , 2011.

Order Deadline	If you wish to purchase participation interests in shares of IF Bancorp, Inc. Common Stock with all or a part of your Plan account balance, you must return your Special Investment Election Form to Pamela J. Verkler, Chief Financial Officer, at Iroquois Federal Savings and Loan Association, 201 East Cherry Street, Watseka, Illinois 60970, or by faxing it to ( ) , by no later than :00 , Central Time, on , 2011. You may return your Special Investment Election Form by hand delivery, mail or by faxing it so long as it is returned by the time specified.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts in your Plan account to purchase participation interests in shares of IF Bancorp, Inc. Common Stock in connection with the stock offering, you may not change your election. Your election is irrevocable until after the stock offering has concluded. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of participation interests in shares of IF Bancorp, Inc. Common Stock among all of the other investment options in the Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase or sell participation interests in shares of IF Bancorp, Inc. Common Stock through your established brokerage account within the Plan after the offering. Please note that if you are an officer of Iroquois Federal Savings and Loan Association that is restricted by the regulations of the Office of Thrift Supervision from selling shares of IF Bancorp, Inc. Common Stock acquired in the stock offering for one year, the participation interests representing the shares of common stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.

After the offering, to the extent that shares are available, you may transfer additional amounts from your other investment funds into your brokerage account in order to acquire shares of IF Bancorp, Inc. Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per

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share. You may change your investment allocation on a daily basis among your Nationwide mutual fund investments and your brokerage account. You may only change investments between the Iroquois Federal Savings & Loan Association Certificate of Deposit Account and your brokerage account to purchase shares of IF Bancorp, Inc. on a quarterly basis. In addition, special restrictions may apply to purchasing shares of IF Bancorp, Inc. Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of IF Bancorp, Inc.

Voting Rights of Common Stock	You will have the opportunity to vote any shares of IF Bancorp, Inc. Common Stock held by the Plan, and the interest in such shares that is credited to your account.

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DESCRIPTION OF THE PLAN

Introduction

Iroquois Federal Savings and Loan Association originally adopted the Iroquois Federal Savings and Loan Association 401(k) Plan (the “Plan”) effective as of January 1, 1993, and subsequently amended and restated the Plan effective January 1, 2002. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Iroquois Federal Savings and Loan Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Iroquois Federal Savings and Loan Association will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator at Iroquois Federal Savings and Loan Association, 201 East Cherry Street, Watseka, Illinois 60970. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

Employees who have one year of service with Iroquois Federal Savings and Loan Association in which they complete 1,000 hours of service are eligible to enter the Plan on July 1 or January 1 coincident with or next following the date on which the employee meets the eligibility requirements. Union employees and non-resident aliens are not eligible to participate in the Plan. The Plan year is July 1 to June 30 (the “Plan Year”).

As of December 31, 2010, there were approximately 73 active employees, 64 employees participating by making elective deferral contributions and 4 terminated employees with an account balances in the plan.

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Contributions Under the Plan

Salary Deferrals. You are permitted to defer, on a pre-tax basis, up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “compensation” means your W-2 wages received from Iroquois Federal Savings and Loan Association. In 2011, the annual compensation of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement in accordance with the policy set by Iroquois Federal Savings and Loan Association.

Employer Matching Contributions. In its discretion, Iroquois Federal Savings and Loan Association may make matching contributions to the Plan.

Discretionary Employer Contributions. Iroquois Federal Savings and Loan Association may make discretionary employer contributions to the Plan. The discretionary employer contributions made by Iroquois Federal Savings and Loan Association are allocated on an age and service-weighted basis. For a more thorough discussion of the allocation formula, you should refer to the Summary Plan Description for the Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2011, the amount of your before-tax contributions may not exceed $16,500 per calendar year. In addition, if you are at least 50 years old in 2011, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $16,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan. This limit applies to all contributions to the Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2011, this total cannot exceed the lesser of $49,000 or 100% of your annual compensation.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the salary deferrals you have made and to rollover contributions. Non-elective contributions and matching contributions are subject to a 6-year graded vesting schedule in which such amounts vest at the rate of 20% each year after two years of service until a participant is 100% vested upon completion of 6 years of service. In the event of your death or disability, your employer discretionary contributions would immediately become fully vested.

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Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the employer.

Withdrawal upon Retirement. You may withdraw from your account upon attainment of age 59- 1/2 (your Normal Retirement Age). However, if you continue working past your Normal Retirement Age, the distribution of your benefits will be postponed until you actually retire, unless you elect to receive an in-service distribution (as described below). You may also leave your account in the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2, except that distributions to a participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of the Plan or the effective date of the amendment of the Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which the participant retires.

Withdrawal upon Termination. You may request a distribution from your account if your termination of employment occurs before your Normal Retirement Age.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the Plan, the value of your entire account will be payable to your beneficiary.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59  1/2.

Form of Distribution. Your benefits under the Plan will be distributed to you or your beneficiary as a single lump-sum payment.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”) which is administered by the trustee appointed by Iroquois Federal Savings and Loan Association’s Board of Directors.

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following investment options:

1.	Fidelity Advisor Freedom 2030 A

2.	Fidelity Advisor Freedom 2035 A

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3.	Fidelity Advisor Freedom 2040 A

4.	Nationwide Inv Destinations Agrsv Svc

5.	American Funds Growth Fund of Amer R3

6.	Dreyfus S&P 500 Index

7.	Mutual Shares A

8.	Janus T

9.	Franklin Balance Sheet Investment A

10.	Invesco Dynamics Inv

11.	Wells Fargo Advantage Common Stock A

12.	Neuberger Berman Genesis Tr

13.	Templeton Foreign A

14.	Janus Overseas S

15.	Fidelity Advisor Freedom 2020 A

16.	Fidelity Advisor Freedom 2025 A

17.	Nationwide Inv Destination Mod Agrsv Svc

18.	Dreyfus Appreciation

19.	Fidelity Advisor Freedom 2015 A

20.	MFS Total Return A

21.	Nationwide Inv Dest Mod Svc

22.	Nationwide Government Bond D

23.	PIMCO Total Return A

24.	Nationwide Inv Dest Cnsrv Svc

25.	Nationwide Inv Dest Mod Cnsrv Svc

26.	Nationwide Money Market Instl

27.	Iroquois Federal Savings and Loan Association Certificates of Deposit

In connection with the offering, the Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest up to 90% of your account in shares of IF Bancorp, Inc. Common Stock. You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the options listed above. After the offering, you may make “intra-plan” transfers from your other investment accounts into not your self-directed brokerage account to purchase shares in IF Bancorp, Inc., however, you may not elect to transfer your salary deferral contributions directly into your self-directed brokerage to purchase shares of IF Bancorp, Inc. The only way to invest in IF Bancorp, Inc. common stock through the Plan after the offering is through intra-plan transfers into your brokerage account and then through open market purchases in your brokerage account.

If you fail to provide an effective investment direction, your contributions will not be contributed to the Plan. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time, provided that you may only change your investment directions with respect to amounts invested in Iroquois Federal Savings and Loan Association Certificates of Deposit on a quarterly basis. This may be done either by telephone or electronic medium, or with respect to amounts invested in Iroquois Federal Savings and Loan Association Certificates of Deposit, by written instructions.

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the Plan:

	Performance as of January 31, 2011
Fund	YTD	12 Months	Annualized 3 Yrs	Annualized 5 Yrs	Annualized 10 Yrs
Fidelity Advisor Freedom 2030 A	1.62	20.37	-0.09	2.10	n/a
Fidelity Advisor Freedom 2035 A	1.80	21.65	-0.03	2.11	n/a
Fidelity Advisor Freedom 2040 A	1.84	22.04	-0.34	1.93	n/a
Nationwide Inv Destinations Agrsv Svc	1.85	21.11	-0.08	1.93	2.67
American Funds Growth Fund of Amer Re	1.72	18.92	-0.69	1.37	1.97
Dreyfus S&P 500 Index	2.31	21.19	-0.85	1.39	0.43
Mutual Shares A	2.07	15.63	-1.71	1.10	4.14
Janus T	1.03	17.68	-0.51	2.24	-2.13
Franklin Balance Sheet Investment A	0.53	26.66	-0.37	0.27	7.34
Invesco Dynamics Inv	2.41	33.14	1.87	2.93	-0.94
Wells Fargo Advantage Common Stock A	0.67	28.89	6.40	6.50	6.14
Neuberger Berman Genesis Tr	1.14	27.23	3.12	4.56	9.89
Templeton Foreign A	4.85	18.82	0.33	3.98	6.05
Janus Overseas S	1.23	23.92	1.96	10.58	8.15
Fidelity Advisor Freedom 2020 A	1.48	17.88	1.17	2.86	n/a
Fidelity Advisor Freedom 2025 A	1.62	19.56	1.12	2.82	n/a
Nationwide Inv Destination Mod Agrsv Svc	1.74	18.13	0.90	2.60	3.07
Dreyfus Appreciation	0.95	19.86	0.38	2.89	1.30
Fidelity Advisor Freedom 2015 A	1.29	15.64	2.10	3.41	n/a
MFS Total Return A	1.23	12.26	1.21	3.05	3.99
Nationwide Inv Dest Mod Svc	1.37	14.29	1.89	3.08	3.27
Nationwide Government Bond D	0.00	2.99	4.59	5.38	5.14
PIMCO Total Return A	0.23	6.58	7.32	7.37	6.49
Nationwide Inv Dest Cnsrv Svc	0.47	6.28	2.75	3.54	3.45
Nationwide Inv Dest Mod Cnsrv Svc	0.98	10.34	2.55	3.51	3.52
Nationwide Money Market Instl	-0.02	-0.20	0.40	2.05	1.81
Iroquois Federal Savings and Loan Certificate of Deposit	.20	2.89	3.26	3.68	3.89

The following is a brief description of each of the Plan’s investment funds and other investments: For more complete information on the following funds, please request a fund prospectus from your plan administrator.

Fidelity Advisor Freedom 2030 A. The investment seeks high total return with a secondary objective of principal preservation. The fund uses a moderate asset allocation strategy designed for investors expecting to retire around the year 2030. It normally invests in combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds. The fund uses an asset allocation strategy that becomes increasingly conservative until it reaches 15% in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2030).

Fidelity Advisor Freedom 2035 A. The investment seeks high total return with a secondary objective of principal preservation. The fund primarily invests in a combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds

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using a moderate asset allocation strategy designed for investors expecting to retire around the year 2035. It uses an asset allocation strategy that becomes increasingly conservative until it reaches 15% in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2035).

Fidelity Advisor Freedom 2040 A. The investment seeks high total return with a secondary objective of principal preservation. The fund uses a moderate asset allocation strategy designed for investors expecting to retire around the year 2040. It normally invests in combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds. The fund uses an asset allocation strategy that becomes increasingly conservative until it reaches 15% in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2040).

Nationwide Inv Destinations Agrsv Svc. The investment seeks to maximize total investment return for an aggressive level of risk. The fund aims to provide diversification across U.S. stocks, international stocks, and bonds by investing primarily in affiliated index mutual funds offered by Nationwide Mutual Funds. It allocates approximately 65% of net assets in U.S. stocks and approximately 30% in international stocks. The fund is non-diversified.

American Funds Growth Fund of Amer R3. The investment seeks capital growth by investing in common stocks. The fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may invest a portion of its assets in securities of issuers domiciled outside the U.S. The und may also hold cash or money market instruments.

Dreyfus S&P 500 Index. The investment seeks to match the performance of the Standard & Poor’s 500 Composite Stock Price Index. The fund generally invests in all 500 stocks in the S&P 500 in proportion to their weighting in the index. The S&P 500 is an unmanaged index of 500 common stocks chosen to reflect the industries of the U.S. economy and is often considered a proxy for the stock market in general. It attempts to have a correlation between its performance and that of the index of at least 0.95, before expenses.

Mutual Shares A. The investment seeks capital appreciation; income is a secondary consideration. The fund normally invests primarily in equity securities of U.S. and foreign companies that the manager believes are available at market prices less than their value based on certain recognized or objective criteria (intrinsic value). It invests the equity portion of its portfolio predominantly in companies with market capitalizations greater than $5 billion, with a portion or significant amount in smaller companies. The fund expects to invest a significant portion (up to 35%) of assets in foreign securities.

Janus T. The investment seeks long-term growth of capital. The fund invests primarily in common stocks selected for their growth potential. It may invest in companies of any size. The fund generally invests in larger, more established companies. It may invest in foreign equity and debt securities, which may include investments in emerging markets. The fund can also invest in derivatives.

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Franklin Balance Sheet Investment A. The investment seeks total return of which capital appreciation and income are components. The fund normally invests most of its assets in equity securities of companies the fund’s manager believes are undervalued at the time of purchase but that have the potential for capital appreciation. It may invest in common stocks, preferred stocks and convertible securities. From time to time, the fund may invest a substantial portion of its assets in smaller and midsize companies. It may also invest up to 25% of total assets in foreign securities.

Invesco Dynamics Inv. The investment seeks long-term capital growth. The fund normally invests in equity securities of mid-capitalization companies, which have a market capitalization, at the time of purchase, within the range of the largest and smallest capitalized issuers included in the Russell Mid Cap Index. It may invest up to 25% of its total assets in foreign securities.

Wells Fargo Advantage Common Stock A. The investment seeks long-term capital appreciation. The fund normally invests a least 80% of net assets in equity securities of small-capitalization companies, which are defined as companies with market capitalizations falling within the ranges of the Russell 2000 Index. It can invest up to 25% of total assets in equity securities of foreign issuers, including American Depository Receipts (ADRs) and similar investments. Furthermore, the fund can use futures, options, repurchase or reverse repurchase agreements or swap agreements, as well as other derivatives, to manage risk or to enhance return.

Neuberger Berman Genesis Tr. The investment seeks growth of capital. The fund invests primarily in common stocks of companies with market capitalizations of $2 billion or less at the time of purchase. It may continue to hold or add to a position in a stock after the company’s market value has grown beyond $2 billion. The portfolio managers generally look for undervalued companies whose current market shares and balance sheets are strong.

Templeton Foreign A. The investment seeks long-term capital growth. The fund invests at least 80% of net assets in foreign securities, which may include emerging markets. It normally invests in the equity securities of such foreign companies located outside the U.S. The equity securities in which the fund invests are primarily common stock. The fund may have significant positions in particular countries or sectors although the investment manager normally searches for investment across a large number of countries and sectors from time to time, based on economic conditions.

Janus Overseas S. The investment seeks long-term growth of capital. The fund normally invests at least 80% of assets in securities of issuers from countries outside of the United States. It normally invests in securities of issuers from several different countries, excluding the United States. The fund may have significant exposure to emerging markets. It may invest in foreign equity and debt securities. The fund may invest assets in derivatives.

Fidelity Advisor Freedom 2020 A. The investment seeks high total return with a secondary objective of principal preservation. The fund uses a moderate asset allocation strategy designed for investors expecting to retire around the year 2020. It normally invests in combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-

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term funds. The fund uses an asset allocation strategy that becomes increasingly conservative until it reaches 15% in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2020).

Fidelity Advisor Freedom 2025 A. The investment seeks high total return with a secondary objective of principal preservation. The fund primarily invests in a combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds using a moderate asset allocation strategy designed for investors expecting to retire around the year 2025. It uses an asset allocation strategy that becomes increasingly conservative until it reaches 15% in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2025).

Nationwide Inv Destination Mod Agrsv Svc. The investment seeks to maximize total investment return for a moderately aggressive level of risk. The fund aims to provide diversification across U.S. stocks, international stocks, and bonds by investing primarily in affiliated index mutual funds offered by Nationwide Mutual Funds. It allocates approximately 55% of net assets in U.S. stocks and approximately 25% in international stocks and approximately 20% in bonds. The fund is non-diversified.

Dreyfus Appreciation. The investment seeks long-term growth consistent with the preservation of capital; current income is a secondary consideration. The fund normally invests at least 80% of assets in common stock. If focuses on blue chip companies with total market capitalizations of more than $5 billion at the time of purchase, including multi-national companies. The fund also may invest in companies which it considers undervalued in terms of earnings, assets or growth prospects.

Fidelity Advisor Freedom 2015 A. The investment seeks high total return with a secondary objective of principal preservation. The fund primarily invests in a combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds using a moderate asset allocation strategy designed for investors expecting to retire around the year 2015. It uses an asset allocation strategy that becomes increasingly conservative until it reaches 15%d in domestic equity funds, 5% in international equity funds, 40% in bond funds, and 40% in short-term funds (approximately 10 to 15 years after the year 2015).

MFS Total Return A. The investment seeks total return. The fund invests assets in equity securities and debt instruments. It invests between 40% and 75% of net assets in equity securities and at least 25% of the total assets in fixed-income senior securities. The fund may invest in foreign securities. It focuses on investing assets in the stock of value companies. The fund generally invests substantially all of its investments in debt instruments in investment-grade debt instruments. It may invest in mortgage dollar rolls and derivatives.

Nationwide Inv Dest Mod Svc. The investment seeks to maximize total investment return for a moderate level of risk. The fund aims to provide diversification across U.S. stocks, international stocks, and bonds by investing primarily in affiliated index mutual funds offered by Nationwide Mutual Funds. It allocates approximately 45% of net assets in U.S. stocks, approximately 15% in international stocks and approximately 40% in bonds and money market instruments. The fund is non-diversified.

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Nationwide Government Bond D. The investment seeks current income consistent with capital preservation. The fund normally invests at least 80% of assets in U.S. government bonds and U.S. government agency securities. Many of these securities include mortgage-backed securities. The fund generally maintains an average portfolio duration of three to six years. The fund’s subadviser may sell securities.

PIMCO Total Return A. The investment seeks maximum total return. The fund normally invests at least 65% of assets in a diversified portfolio of fixed-income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. It invests primarily in investment-grade debt securities, but may invest up to 10% of total assets in high-yield securities (“junk bonds”). The fund may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities.

Nationwide Inv Dest Cnsrv Svc. The investment seeks to maximize total investment return for a conservative level of risk. The fund aims to provide diversification across U.S. stocks, international stocks, and bonds by investing primarily in affiliated index mutual funds offered by Nationwide Mutual Funds. It allocates approximately 70% of net assets in bonds, approximately 10% in money market instruments, and approximately 20% in stocks. The fund is non-diversified.

Nationwide Inv Dest Mod Cnsrv Svc. The investment seeks to maximize total investment return for a moderately conservative level of risk. The fund aims to provide diversification across U.S. stocks, international stocks, and bonds by investing primarily in affiliated index mutual funds offered by Nationwide Mutual Funds. It allocates approximately 52.5% of net assets in bonds, approximately 30% in U.S. and 10% in international stocks, and approximately 7.5% in money market instruments. The fund is non-diversified.

Nationwide Money Market Instl. The investment seeks as high a level of current income as is consistent with the preservation of capital and maintenance of liquidity. The fund invests in high-qualify money market obligations maturing in 397 days or less. These money market obligations primarily include commercial paper and other debt obligations issued by U.S. and foreign corporations, asset-backed commercial paper, U.S. government and agency bonds, bills, notes, the obligations of foreign governments and commercial paper.

Iroquois Federal Savings and Loan Association Certificate of Deposit. Amounts invested in this option are invested in the Iroquois Federal Savings and Loan Association 15-month variable rate certificate of deposit. As of March 1, 2011, this certificate is paying a rate of 2.13% and an annual percentage rate of 2.15%. Interest is paid quarterly and features a grace period of seven days for automatic renewal. No penalties are assessed for withdrawal at any time.

IF Bancorp, Inc. Common Stock. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 90% of your Plan account in IF Bancorp, Inc. Common Stock. Unless the subscription offering is over-subscribed, the trustee will use all amounts elected by participants to acquire shares of IF Bancorp, Inc. Common Stock

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in the conversion and common stock offering. After the offering, you may elect to invest up to 90% of your account in IF Bancorp, Inc. Common Stock by making intra-plan transfers into your brokerage account from your account balance currently invested in other funds under the Plan and then using the amount transferred to the brokerage account to purchase IF Bancorp, Inc. common stock in open market purchases. It is expected that all purchases will be made at prevailing market prices. Pending investment in IF Bancorp, Inc. Common Stock, amounts allocated towards the purchase of shares in the offering will be held in an interest-bearing savings account maintained by First Trust of MidAmerica. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election.

Performance of IF Bancorp, Inc. Common Stock will depend on a number of factors, including the financial condition and profitability of IF Bancorp, Inc. and Iroquois Federal Savings and Loan Association and market conditions for IF Bancorp, Inc. Common Stock generally. For a discussion of materials risks you should consider, see “Risk Factors” beginning on page      of the prospectus and “Notice of Your Rights Concerning Employer Securities” below.

An investment in any of the investment options listed above (other than Iroquois Federal Savings and Loan Association Certificates of Deposit) is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian. Prior to the offering, the trustees of the Plan are Alan D. Martin, Ardith Heuton, Pamela J. Verkler, Dennis Wittenborn and Terry W. Acree (collectively, the “Trustee”). In connection with the offering, the Trustee has agreed to resign and the Bank has appointed an independent trustee, First Trust of MidAmerica, as the Plan Trustee

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, Iroquois Federal Savings and Loan Association. The address of the Plan administrator is 201 East Cherry Street, Watseka, Illinois 60970, telephone number is (815) 432-2476. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

It is the intention of Iroquois Federal Savings and Loan Association to continue the Plan indefinitely. Nevertheless, Iroquois Federal Savings and Loan Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Iroquois Federal Savings and Loan Association reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Iroquois Federal Savings and Loan Association may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Iroquois Federal Savings and Loan Association will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

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Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Iroquois Federal Savings and Loan Association. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Iroquois Federal Savings and Loan Association, which is included in the distribution.

IF Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes IF Bancorp, Inc. Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to IF Bancorp, Inc. Common Stock; that is, the excess of the value of IF Bancorp, Inc. at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of IF Bancorp, Inc. Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of IF Bancorp, Inc. Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of IF Bancorp, Inc. Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of IF Bancorp, Inc. Common Stock. Any gain on a subsequent sale or other taxable disposition of IF Bancorp, Inc. Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in IF Bancorp, Inc. Common Stock under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in IF Bancorp, Inc. Common Stock from that investment into other investment alternatives under the Plan. You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of your investment in IF Bancorp, Inc. Common Stock.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Iroquois Federal Savings and Loan Association, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest up to 90% of your account balance in the Plan in IF Bancorp, Inc. Common Stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to IF Bancorp, Inc. Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as IF Bancorp, Inc.. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer,

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director or person beneficially owning more than 10% of the shares of IF Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of IF Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of IF Bancorp, Inc. Common Stock by officers, directors and persons beneficially owning more than 10% of IF Bancorp, Inc. Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by IF Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of IF Bancorp, Inc. Common Stock resulting from non-exempt purchases and sales of IF Bancorp, Inc. Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of IF Bancorp, Inc. Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of IF Bancorp, Inc. Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of IF Bancorp, Inc. Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at June  30, 2010, is available upon written request to the Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of IF Bancorp, Inc. Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Iroquois Federal Savings and Loan Association in connection with IF Bancorp, Inc.’s stock offering.

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PROSPECTUS

IF BANCORP, INC.

(Proposed Holding Company for Iroquois Federal Savings and Loan Association)

Up to 3,910,000 Shares of Common Stock

IF Bancorp, Inc., a Maryland corporation, is offering up to 3,910,000 shares of common stock on a best efforts basis in connection with the conversion of Iroquois Federal Savings and Loan Association, a federally chartered savings association, from the mutual to the stock form of organization. We may sell up to 4,496,500 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. We must sell a minimum of 2,890,000 shares in order to complete the offering. All shares of common stock are being offered for sale at a price of $10.00 per share. We expect that our common stock will be listed for trading on the Nasdaq Capital Market under the symbol “IROQ” upon conclusion of the stock offering. There is currently no public market for the shares of our common stock.

We are offering the shares of common stock in a “subscription offering.” Depositors of Iroquois Federal Savings and Loan Association with aggregate account balances of at least $50 as of the close of business on February 28, 2010 will have first priority rights to buy our shares of common stock. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Keefe, Bruyette & Woods, Inc. In addition, IF Bancorp, Inc. intends to establish a charitable foundation in connection with the conversion and contribute to it shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. The aggregate value of the contribution of cash and shares of common stock will be $3.6 million at the adjusted maximum of the offering range.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered through a single qualifying account is 30,000 shares, and no person by himself or with an associate or group of persons acting in concert may purchase more than 50,000 shares. The offering is expected to expire at 12:00 noon, Central time, on [expiration date]. We may extend this expiration date without notice to you until [extension date], unless the Office of Thrift Supervision approves a later date, which may not be beyond [final date]. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 4,496,500 shares or decreased to fewer than 2,890,000 shares. If the offering is extended beyond [extension date], or if the number of shares of common stock to be sold is increased to more than 4,496,500 shares or decreased to fewer than 2,890,000 shares, we will resolicit subscribers, giving them an opportunity to confirm, cancel or change their orders. Funds received during the offering will be held in a segregated account at Iroquois Federal Savings and Loan Association and will earn interest at a rate of 0.35% per annum until completion of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered. Purchasers will not pay a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. has advised us that following the offering it intends to make a market in the common stock, but is under no obligation to do so.

This investment involves a degree of risk, including the possible loss of your investment.

Please read “Risk Factors” beginning on page 17.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,890,000	3,400,000	3,910,000	4,496,500
Gross offering proceeds	$28,900,000	$34,000,000	$39,100,000	$44,965,000
Estimated offering expenses (excluding selling agent fees and expenses)	$1,075,000	$1,075,000	$1,075,000	$1,075,000
Estimated selling agent fees and expenses(1) (2)	$400,015	$458,308	$516,601	$583,637
Estimated net proceeds	$27,424,986	$32,466,693	$37,508,400	$43,306,363
Estimated net proceeds per share	$9.49	$9.55	$9.59	$9.63

(1)	The amounts shown assume that all shares are sold in the subscription offering. See “The Conversion; Plan of Distribution—Marketing and Distribution; Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering.
(2)	If all shares of common stock are sold in the syndicated community offering, excluding shares purchased by the employee stock ownership plan and shares purchased by insiders of IF Bancorp, Inc., for which no selling agent commissions would be paid, the maximum selling agent commissions and expenses would be $1.4 million at the minimum, $1.7 million at the midpoint, $2.0 million at the maximum and $2.2 million at the maximum, as adjusted. See “The Conversion; Plan of Distribution—Marketing and Distribution; Compensation” for a discussion of fees to be paid to Keefe, Bruyette & Woods, Inc. and other FINRA member firms in the event that shares are sold in a syndicated community offering.

These securities are not deposits or savings accounts and are not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please call the Stock Information Center at [stock info phone #].

KEEFE, BRUYETTE & WOODS

The date of this prospectus is             , 2011.

[MAP SHOWING MARKET AREA APPEARS ON INSIDE FRONT COVER]

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SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the Financial Statements and the notes to the Financial Statements.

In this prospectus, the terms “we,” “our,” and “us” refer to IF Bancorp, Inc. and Iroquois Federal Savings and Loan Association, unless the context indicates another meaning. In addition, we refer to Iroquois Federal Savings and Loan Association as “Iroquois Federal.”

Iroquois Federal Savings and Loan Association

Iroquois Federal Savings and Loan Association, or “Iroquois Federal”, is a federally chartered savings association headquartered in Watseka, Illinois. Iroquois Federal was originally chartered in 1883. At December 31, 2010, we had $404.9 million of total assets, $333.2 million of total deposits and $36.7 million of total equity. We provide financial services primarily to individuals, families and businesses through our four full-service banking offices located in the Illinois municipalities of Watseka, Danville, Clifton and Hoopeston and our loan production and wealth management office in Osage Beach, Missouri. Our lending market primarily includes the Illinois counties of Vermilion and Iroquois and the adjacent counties in Illinois and Indiana, as well as the Missouri counties of Camden, Miller and Morgan.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, multi-family mortgage loans, commercial real estate loans, home equity loans and lines of credit, commercial business loans, consumer loans (consisting primarily of automobile loans), and, to a much lesser extent, construction loans and land loans. At December 31, 2010, $148.9 million, or 61.0%, of our total loan portfolio, including loans held for sale, was comprised of one- to four-family residential mortgage loans.

We also invest in securities, which historically have consisted primarily of securities issued by the U.S. government, U.S. government agencies and U.S. government-sponsored enterprises, as well as mortgage-backed securities issued or guaranteed by U.S. government-sponsored enterprises. To a lesser extent, we also invest in municipal obligations.

We offer a variety of deposit accounts, including statement savings accounts, certificates of deposit, money market accounts, commercial and regular checking accounts, individual retirement accounts and health savings accounts. We are dedicated to offering alternative banking delivery systems, including ATMs, online banking and telephone banking delivery systems. In addition, we are currently in the process of establishing remote capture capabilities.

In addition to our traditional banking products, we also offer a full line of property and casualty insurance products through our wholly-owned subsidiary, L.C.I. Service Corporation, and financial and wealth management services through Iroquois Financial, a division of Iroquois Federal. These financial services are offered at our branch offices and our loan production office.

Iroquois Federal’s executive offices are located at 201 East Cherry Street, Watseka, Illinois 60970. Our telephone number at this address is (815) 432-2476. Our website address is www.iroquoisfed.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

IF Bancorp, Inc.

IF Bancorp, Inc. is a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Iroquois Federal upon completion of the mutual-to-stock conversion and the stock offering. IF Bancorp, Inc. has not engaged in any business to date.

Our executive offices are located at 201 East Cherry Street, Watseka, Illinois 60970. Our telephone number at this address is (815) 432-2476.

The Conversion and Our Organizational Structure

Iroquois Federal is a mutual savings association that has no stockholders. Pursuant to the terms of the plan of conversion, Iroquois Federal will convert from the mutual to the stock form of ownership. As part of the conversion, IF Bancorp, Inc., the newly formed holding company for Iroquois Federal, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Iroquois Federal will be a wholly owned subsidiary of IF Bancorp, Inc.

Business Strategy

Our goal is to continue to provide the highest quality customer service to our customers at all of our office locations while increasing and diversifying our lending in our primary market area and expanding into adjacent markets as opportunities arise. Our business strategy is to accomplish these goals and to grow and improve our profitability by:

•

growing our loan portfolio by continuing to emphasize one- to four-family residential mortgage loans while increasing our commercial real estate and multi-family lending, commercial business lending and consumer lending;

•	maintaining prudent underwriting standards and aggressively monitoring our loan portfolio to maintain asset quality;

•	managing our overall cost of funds by emphasizing lower-cost core deposits and attracting checking accounts;

•

managing interest rate risk by emphasizing the origination of adjustable-rate loans for retention in our portfolio and continuing to sell most of our longer-term, fixed-rate one- to four-family residential mortgage loans that we originate;

•

expanding our banking franchise through de novo branching, branch acquisitions, or acquisitions of other financial institutions, including FDIC-assisted acquisitions, or other financial services companies, although we currently have no understandings or agreements with respect to any such transaction; and

•	growing our noninterest income by expanding our wealth management, insurance agency and financial service activities.

Our business strategy is designed to expand our banking relationships with customers, including businesses within our market area and adjacent markets. A full description of our products and services begins on page 63 of this prospectus under the heading “Business of Iroquois Federal Savings and Loan Association.”

We intend to use this strategy in guiding our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase our capital to support future growth;

•	to enhance our ability to raise additional capital in the future;

•

to have greater flexibility to structure and finance the expansion of our operations, including through de novo branching, branch acquisitions, or potential cash or stock acquisitions of other financial institutions, including FDIC-assisted acquisitions, or other financial services companies (although we have no current arrangements or agreements with respect to any such transactions);

•	to enhance our lending capabilities through increased lending limits and loans-to-one borrower limits;

•	to establish and fund a charitable foundation to benefit the communities we serve; and

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

As a traditional community oriented financial institution, Iroquois Federal has experienced moderate growth during the past five years. However, the significant changes in the financial services industry that have occurred in recent years as a result of the severe downturn in the financial markets in 2008, the severe nationwide economic recession that followed, and the increased regulatory burden of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations and policies, have severely strained the financial and managerial resources of community banks and savings associations and will continue to do so in the future. Management believes that Iroquois Federal will be better equipped to address these challenges as a larger, more highly capitalized stock institution. Specifically, mutual institutions cannot raise capital or issue stock to acquire branches or other financial institutions. Moreover, selling institutions often want the acquiring institution’s stock or a combination of stock and cash as consideration for a merger. Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Iroquois Federal has not required these capital tools and stock incentives in the past, they will be essential to our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of December 31, 2010, Iroquois Federal was considered “well capitalized” for regulatory purposes and is not subject to a directive or a recommendation from the Office of Thrift Supervision to raise capital. As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

Terms of the Conversion and the Offering

Under Iroquois Federal’s plan of conversion, Iroquois Federal will convert to stock form and will become a subsidiary of IF Bancorp, Inc. In connection with the conversion, we are offering between 2,890,000 and 3,910,000 shares of common stock to eligible depositors of Iroquois Federal, to our tax-qualified employee benefit plans and, to the extent shares remain available, to the general public. The number of shares of common stock to be sold may be increased to up to 4,496,500 as a result of demand for the shares or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to more than 4,496,500 or decreased to less than 2,890,000, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders.

The purchase price of each share of common stock to be issued in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing advisor in the offering, will use its best efforts to assist us in selling shares of our common stock. Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

•	First, to depositors of Iroquois Federal with aggregate account balances of at least $50 as of the close of business on February 28, 2010.

•

Second, to Iroquois Federal’s tax-qualified employee benefit plans, including our employee stock ownership plan, which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation. Our employee stock ownership plan intends to purchase up to 8.0% of the shares of common stock sold in the offering and contributed to the charitable foundation.

•	Third, to depositors of Iroquois Federal with aggregate account balances of at least $50 as of the close of business on [supplemental date].

•

Fourth, to depositors of Iroquois Federal as of [other member date] and to borrowers of Iroquois Federal as of October 11, 2005, whose borrowings as of that date remain outstanding as of [other member date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons and trusts of natural persons residing in the Illinois Counties of Vermilion and Iroquois. The community offering may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. If shares remain available for sale following the subscription offering or community offering, we also may offer for sale shares of common stock through a syndicated community offering managed by Keefe, Bruyette & Woods, Inc.

We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering or the syndicated community offering and, accordingly, any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances known to us at the time.

To ensure a proper allocation of stock, each subscriber eligible to purchase stock in the subscription offering must list on his or her stock order and certification form all deposit accounts in which he or she had an ownership interest at February 28, 2010, [supplemental date] or [other member date], as applicable. Failure to list all accounts, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first in the order of priority to subscribers in the subscription offering. A detailed description of share allocation procedures can be found in the section entitled “The Conversion; Plan of Distribution.”

How We Determined the Offering Range

The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of IF Bancorp, Inc., assuming the conversion and the offering are completed and the charitable foundation is established and funded with IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. RP Financial, LC., our independent appraiser, has estimated that as of February 25, 2011, this market value, including shares sold in the offering and contributed to the charitable foundation, was $36.4 million. By regulation, this market value forms the midpoint of a valuation range with a minimum of $30.9 million and a maximum of $41.8 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 2,890,000 shares to 3,910,000 shares, excluding shares contributed to the charitable foundation. We may sell up to 4,496,500 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

RP Financial, LC. advised the Board of Directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date. RP Financial, LC. selected a group of ten comparable public companies for this analysis. RP Financial, L.C. advised the Board of Directors that based on the recent stock market performance and pricing ratios of publicly-traded thrift institutions in general, as well as the appraisal peer group and recent mutual-to-stock conversions, the valuation conclusion took into consideration a slight downward valuation adjustment based on these factors.

RP Financial, LC. also considered that we intend to contribute to the charitable foundation shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. Our intended contribution to the charitable foundation will reduce our estimated pro forma market value. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

The appraisal peer group consists of the following companies:

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
CFS Bancorp, Inc. (CITZ)	NASDAQ	Munster, IN	$1,122	(1)
First Capital, Inc. (FCAP)	NASDAQ	Corydon, IN	456	(2)
First Clover Leaf Financial Corp. (FCLF)	NASDAQ	Edwardsville, IL	579	(2)
First Savings Financial Group, Inc. (FSFG)	NASDAQ	Clarksville, IN	515	(1)
HF Financial Corp. (HFFC)	NASDAQ	Sioux Fall, SD	1,226	(1)
HopFed Bancorp, Inc. (HFBC)	NASDAQ	Hopkinsville, KY	1,121	(2)
LSB Financial Corp. (LSBI)	NASDAQ	Lafayette, IN	385	(2)
North Central Bancshares, Inc. (FFFD)	NASDAQ	Fort Dodge, IA	456	(2)
River Valley Bancorp (RIVR)	NASDAQ	Madison, IN	382	(2)
Wayne Savings Bancshares (WAYN)	NASDAQ	Wooster, OH	410	(1)

(1)	Figures as of December 31, 2010.
(2)	Figures as of September 30, 2010.

The following table presents a summary of selected pricing ratios for IF Bancorp, Inc. and the peer group companies identified by RP Financial, LC. Ratios are based on earnings for the twelve months ended December 31, 2010 and book value as of December 31, 2010. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 25.1% on a price-to-core earnings basis, a discount of 15.2% on a price-to-book value basis and a discount of 22.1% on a price-to-tangible book value basis. The pricing ratios result from our generally having higher levels of equity but lower core earnings than the companies in the peer group on a pro forma basis. The pricing ratios also reflect recent volatile market conditions, particularly for stock of financial institution holding companies, and the effect of such conditions on the trading market for recent mutual-to-stock conversions. In reviewing and approving the valuation, our Board of Directors considered the range of price-to-core earnings ratios, price-to-book value ratios and price-to-tangible book value ratios at the different ranges of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the others.

	Price-to-core earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio
IF Bancorp, Inc. (pro forma)(1)
Maximum, as adjusted	22.67x	64.02%	64.02%
Maximum	19.49x	59.77%	59.77%
Midpoint	16.79x	55.52%	55.52%
Minimum	14.13x	50.68%	50.68%
Valuation of peer group companies using stock prices as of February 25, 2011
Averages	17.80x	71.94%	76.70%
Medians	15.58x	70.52%	76.76%

(1)	Price-to-core earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on trailing twelve month earnings through December 31, 2010. Price-to-core earnings are based on estimates by RP Financial, LC. of recurring earnings, which are different than those presented in “Pro Forma Data.”

Our Board of Directors carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process, but did not make any determination regarding whether prior standard mutual-to-stock conversions have been undervalued or overvalued, nor did the Board of Directors draw any conclusions regarding how the historical pricing data reflected above may affect IF Bancorp, Inc.’s appraisal. Instead, we engaged RP Financial, LC. to help us understand the regulatory process as it applies to the appraisal and to advise the Board of Directors as to how much capital IF Bancorp, Inc. would be required to raise under the regulatory appraisal guidelines.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of IF Bancorp, Inc. as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent appraisal will be updated prior to the completion of the conversion. If the appraised value decreases below $30.9 million or increases above $48.1 million, subscribers may be resolicited with the approval of the Office of Thrift Supervision and be given the opportunity to confirm, cancel or change their orders. If you do not respond, we will cancel your stock order and return your subscription funds, with interest, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion; Plan of Distribution—Determination of Share Price and Number of Shares to be Issued.”

After-Market Stock Price Performance Provided by Independent Appraiser

The following table presents stock price performance information for all standard mutual-to-stock conversions completed between January 1, 2010 and February 25, 2011. These companies did not constitute the group of ten comparable public companies utilized in RP Financial, LC.’s valuation analysis.

Mutual-to-Stock Conversion Offerings with Closing Dates

between January 1, 2010 and February 25, 2011

Company Name and Ticker Symbol	Conversion Date	Exchange	Offering Size			Percentage Price Appreciation (Depreciation)		From Initial Trading Date
						One Day	One Week	One Month	Through February 25, 2011
			($	in Millions	)
Anchor Bancorp (ANCB)	01/26/11	NASDAQ		$25.5		—%	0.3%	4.5%	4.5%
Wolverine Bancorp, Inc. (WBKC)	01/20/11	NASDAQ		25.1		24.5	22.4	35.0	35.6
SP Bancorp, Inc. (SPBC)	11/01/10	NASDAQ		17.3		(6.0)	(6.6)	(8.0)	3.0
Standard Financial Corp. (STND)	10/07/10	NASDAQ		33.6		19.0	18.9	29.5	46.7
Peoples Federal Bancshares, Inc. (PEOP)	07/07/10	NASDAQ		66.1		4.0	6.9	4.2	39.2
OBA Financial Services, Inc. (OBAF)	01/22/10	NASDAQ		46.3		3.9	1.1	3.0	39.5
OmniAmerican Bancorp, Inc. (OABC)	01/21/10	NASDAQ		119.0		18.5	13.2	9.9	56.4
Athens Bancshares, Inc. (AFCB)	01/07/10	NASDAQ		26.8		16.0	13.9	10.6	35.1
Madison Bancorp, Inc. (MDSN)	10/07/10	OTC		6.1		25.0	25.0	25.0	10.0
Century Next Financial Corp. (CTUY)	10/01/10	OTC		10.6		25.0	15.0	10.0	23.0
United-American Savings Bank (USAB)	08/06/10	OTC		2.5		—	(5.0)	5.0	30.0
Fairmount Bancorp, Inc. (FMTB)	06/03/10	OTC		4.4		10.0	20.0	10.0	60.0
Harvard Illinois Bancorp, Inc. (HARI)	04/09/10	OTC		7.9		—	—	(1.0)	(5.0)
Versailles Financial Corp. (VERF)	01/13/10	OTC		4.3		—	—	—	75.0

Average				$28.3		10.0%	8.9%	9.8%	32.4%
Median				$21.2		7.0%	10.1%	7.5%	35.4%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the independent appraisal itself; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to IF Bancorp, Inc. Moreover, the pricing ratios for their stock offerings were in some cases different than the pricing ratios for IF Bancorp, Inc.’s common stock, and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings.

There can be no assurance that our stock price will not trade below $10.00 per share, which has been the case for many mutual-to-stock conversions. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 30,000 shares ($300,000) of common stock. If any of the following persons purchases shares of common stock through different accounts, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000):

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus entitled “The Conversion; Plan of Distribution—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order, made payable to IF Bancorp, Inc.; or

•	authorizing us to withdraw funds from the types of Iroquois Federal deposit accounts permitted on the stock order and certification form.

Iroquois Federal is not permitted to knowingly lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a check drawn on a Iroquois Federal line of credit or a third-party check to pay for shares of common stock.

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order and certification form, together with full payment or authorization to withdraw funds from one or more of your permitted Iroquois Federal deposit accounts, so that it is received (not postmarked) before 12:00 noon, Central time, on [expiration date], which is the expiration of the offering period. For orders paid for by check or money order, the funds will be cashed promptly and held in a segregated account at Iroquois Federal. We will pay interest on those funds at a rate of 0.35% per annum from the date funds are received until completion or termination of the conversion and the offering. Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will be transferred to a savings account and earn interest at a rate of 0.35% per annum subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts with Iroquois Federal must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the conversion and offering and will earn interest at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive your order, your order cannot be changed or canceled unless the number of shares of common stock to be offered is increased to more than 4,496,500 shares or decreased to fewer than 2,890,000 shares, or the offering is extended beyond [extension date].

By signing the stock order and certification form, you are acknowledging receipt of a prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Iroquois Federal, the Federal Deposit Insurance Corporation or any other government agency.

Using IRA Funds to Purchase Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account (IRA). If you wish to use some or all of the funds in your Iroquois Federal Savings and Loan Association IRA to purchase our common stock, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. Because individual circumstances differ and processing of IRA fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] expiration of the offering period, for assistance with purchases using funds from your Iroquois Federal Savings and Loan Association IRA or any other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on time constraints and, possibly, limitations imposed by the brokerage firm or institution where your funds are held.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order and certification form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that, until certificates for the common stock are delivered, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

How We Intend to Use the Proceeds From the Offering

Assuming we sell 4,496,500 shares of common stock in the stock offering, which is the adjusted maximum of the offering range, and we have net proceeds of $43.3 million, we intend to distribute the net proceeds as follows:

•	$21.6 million (50.0% of the net proceeds) will be invested in Iroquois Federal;

•	$3.8 million (8.9% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

•	$450,000 (1.0% of the net proceeds) in cash will be contributed by IF Bancorp, Inc. to the Iroquois Federal Foundation; and

•	$17.4 million (40.1% of the net proceeds) will be retained by us.

We may use the remaining funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes. Iroquois Federal may use the proceeds it receives to support increased lending and other products and services, and to repay borrowings. The net proceeds retained by IF Bancorp, Inc. and Iroquois Federal also may be used for future business expansion through de novo branching, branch acquisitions or acquisitions of banks, thrifts and other financial services companies. However, we have no current arrangements or agreements with respect to any such transactions. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage backed securities issued by U.S. Government agencies and U.S. Government sponsored entities.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on our proposed use of the proceeds.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. When completing your stock order and certification form, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower subscription priority than you do.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock in the offering, we must receive a properly completed original stock order and certification form, together with full payment for the shares of common stock, at the Stock Information Center or any of our branch offices no later than 12:00 noon, Central time, on [expiration date]. A postmark prior to [expiration date] will not entitle you to purchase shares of common stock unless we receive the envelope by 12:00 noon, Central time, on [expiration date]. You may submit your stock order and certification form by mail using the order reply envelope provided, by overnight courier to the indicated address on the stock order form, or by hand delivery to our Stock Information Center, located at 201 East Cherry Street, Watseka, Illinois 60970, or to any of our branch offices. Once we receive it, your order is irrevocable unless the offering is terminated or extended beyond [extension date] or the number of shares of common stock to be sold is decreased to less than 2,890,000 shares or increased to more than 4,496,500 shares. If the offering is extended beyond [extension date], or if the number of shares of common stock to be sold is decreased to less than 2,890,000 shares or is increased to more than 4,496,500 shares, we will, with the approval of the Office of Thrift Supervision, resolicit subscribers, giving them the opportunity to confirm, cancel or change their stock orders during a specified resolicitation period.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Central time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,890,000 shares of common stock, we may take steps to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek the approval of the Office of Thrift Supervision to extend the offering beyond [extension date], so long as we resolicit subscriptions that we have previously received in the offering.

If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 4,496,500 shares in the offering without further notice to you. If our pro forma market value at that time is either below $30.9 million or above $48.1 million, then, after consulting with the Office of Thrift Supervision, we may:

•	terminate the stock offering and promptly return all funds;

•	set a new offering range and give all subscribers the opportunity to confirm, cancel or change their purchase orders for shares of IF Bancorp, Inc.’s common stock; or

•	take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Iroquois Federal that is being called to vote upon the conversion, and at any time after member approval with the approval of the Office of Thrift Supervision.

We must sell a minimum of 2,890,000 shares to complete the offering. If we terminate the offering because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest at a rate of 0.35% per annum and we will cancel deposit account withdrawal authorizations.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 257,750 shares of common stock in the offering, or 8.9% and 6.6% of the shares to be sold at the minimum and the maximum of the offering range, respectively. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by our directors and executive officers for their subscribed shares will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering.

Benefits to Management and Potential Dilution to Stockholders Following the Conversion

We expect our tax-qualified employee stock ownership plan to purchase up to 8% of the total number of shares of common stock that we sell in the offering and contribute to the charitable foundation, or up to 384,900 shares of common stock, assuming we sell the adjusted maximum of the shares proposed to be sold. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the total number of shares of common stock sold in the offering and contributed to the charitable foundation. Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. However, subject to regulatory approval, we reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable Office of Thrift Supervision regulations. If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering and contributed to the charitable foundation, or up to 167,348 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plan will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering and contributed to the charitable foundation, or up to 418,370 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt stock-based benefit plans encompassing more than 585,718 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that are available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased			Dilution	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued (2)	Resulting From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
					(Dollars in thousands)
Employee stock ownership plan	247,384	334,696	8.00%	—%	$2,473,840	$3,346,960
Stock awards	123,692	167,348	4.00%	3.8%	1,236,920	1,673,480
Stock options	309,230	418,370	10.00%	9.1%	1,076,120	1,455,928

Total	680,306	920,414	22.00%	12.3%	$4,786,880	$6,476,368

(1)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.48 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0.0% equal to the average dividend yield of publicly traded thrifts; an expected option life of 10 years; a risk-free interest rate of 3.30%; and a volatility rate of 16.16% based on an index of publicly traded thrift institutions. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(2)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.

In addition to the stock-based benefit plans that we may adopt, IF Bancorp, Inc. and Iroquois Federal each intend to enter into an employment agreement with Alan D. Martin, our President and Chief Executive Officer. Iroquois Federal and IF Bancorp, Inc. also intend to enter into change in control agreements with Pamela J. Verkler, our Vice President and Chief Financial Officer, Walter H. Hasselbring, III, our Vice President and Chief Operating Officer, and five other senior officers. See “Management of IF Bancorp, Inc.—Executive Officer Compensation” for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements. For further information with respect to the expenses related to the stock-based benefit plans, see “Risk Factors—Our stock-based benefit plans will increase our costs, which will reduce our income” and “Management of IF Bancorp, Inc.—Benefits to be Considered Following Completion of the Stock Offering.”

Market for Common Stock

We expect that our common stock will be listed on the Nasdaq Capital Market under the symbol “IROQ.” Keefe, Bruyette & Woods, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.”

Our Issuance of Shares of Common Stock and Cash to the Charitable Foundation

To further our commitment to the communities we serve and may serve in the future, we intend, subject to approval of our members, to establish and fund a new charitable foundation as part of the conversion. IF Bancorp, Inc. intends to contribute to the charitable foundation shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. These shares and cash will have a value of $2.3 million at the minimum of the valuation range and $3.1 million at the maximum of the valuation range, subject to adjustment to up to $3.6 million. As a result of the issuance of shares to the charitable foundation and the cash contribution, we expect to record an after-tax expense of approximately $1.4 million at the minimum of the valuation range and approximately $2.2 million at the adjusted maximum of the valuation range, during the quarter in which the conversion is completed.

Under the Internal Revenue Code, a corporate entity is generally permitted to deduct up to 10% of its taxable income (taxable income before the charitable contributions deduction) in any one year for charitable contributions. Any contribution in excess of the 10% limit may generally be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by a corporate entity to a charitable foundation could, if necessary, be deducted for federal income tax purposes over a six-year period. Our overall charitable contribution deduction could be limited if our future taxable income is insufficient to allow for the full deduction within the 10% of taxable income limitation, which would result in an increase to income tax expense.

The new charitable foundation will be governed by a Board of Directors, initially consisting of Gary Martin, our Chairman, Alan D. Martin, our President, Chief Executive Officer and director, Frank J. Simutis, director, Thomas J. Chamberlain, our Vice President and Chief Lending Officer, Robert L. Cotter, Jr., the manager of our financial services division, Iroquois Financial, and one individual who is not affiliated with us. None of these individuals will receive compensation for their service as a director of the charitable foundation. In addition, some of our employees will serve as executive officers of the charitable foundation. None of these individuals will receive compensation for their service as an executive officer of the charitable foundation.

The new charitable foundation will be dedicated to supporting charitable causes and community development activities in the communities in which we operate or may operate in the future. In addition to traditional community contributions and community reinvestment initiatives, the charitable foundation is expected to emphasize grants or donations to support housing assistance, local education and other types of organizations or civic-minded projects.

Issuing shares of common stock to the charitable foundation will:

•	dilute the ownership and voting interests of purchasers of shares of our common stock in the stock offering; and

•

result in an expense, and a reduction in our earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a potential corresponding tax benefit.

The establishment and funding of the charitable foundation has been approved by the Board of Directors of Iroquois Federal, and must be approved by a majority of the total votes eligible to be cast by its members at its special meeting being held to consider and vote upon the plan of conversion and the establishment and funding of the charitable foundation. If members approve the plan of conversion but do not approve the establishment and funding of the charitable foundation, we will proceed with the conversion and offering without the foundation and subscribers for common stock will not be resolicited (unless required by the Office of Thrift Supervision). Without the charitable foundation, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

RP Financial, LC. will update its appraisal of our estimated pro forma market value at the conclusion of the offering. The pro forma market value reflected in that updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions, as well as whether the charitable foundation is formed and funded with cash and shares of our common stock.

See “Risk Factors—The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income,” “Risk Factors—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Iroquois Federal Foundation.”

Our Policy Regarding Dividends

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Policy Regarding Dividends” for additional information.

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for federal or state income tax purposes to Iroquois Federal, IF Bancorp, Inc., or persons eligible to subscribe in the subscription offering. See “Taxation” for additional information.

Conditions to Completion of the Conversion and the Offering

We cannot complete the conversion and the offering unless:

•

the plan of conversion is approved by at least a majority of votes eligible to be cast by members of Iroquois Federal. A special meeting of members to consider and vote upon the plan of conversion has been set for [meeting date];

•	we have received orders to purchase at least the minimum number of shares of common stock offered; and

•	we receive final approval from the Office of Thrift Supervision to complete the conversion and the offering.

How You Can Obtain Additional Information

Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or the offering, please call our Stock Information Center at [stock info phone #], Monday through Friday between 9:00 a.m. and 5:00 p.m., Central time, or visit the Stock Information Center located at 201 East Cherry Street, Watseka, Illinois between 9:00 a.m. and 5:00 p.m., Central time, during the offering period. The Stock Information Center will be closed on weekends and bank holidays.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [expiration date], IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED OR HAND-DELIVERED ANY LATER THAN FIVE DAYS OR TWO DAYS, RESPECTIVELY, PRIOR TO [expiration date].

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in our shares of common stock.

Risks Related to Our Business

Because we intend to continue to originate commercial real estate, multi-family and commercial business loans, our credit risk may increase, and continued downturns in the local real estate market or economy could adversely affect our earnings.

We intend to continue originating commercial real estate, multi-family and commercial business loans. At December 31, 2010, $25.8 million, or 10.5%, of our total loan portfolio consisted of commercial real estate loans, $26.5 million, or 10.8%, of our total loan portfolio consisted of multi-family loans, and $15.5 million, or 6.3%, of our total loan portfolio consisted of commercial business loans. Each of these categories of loans has increased significantly since June 30, 2006, when $11.3 million, or 5.6%, of our total loan portfolio consisted of commercial real estate loans, $2.1 million, or 1.1%, of our total loan portfolio consisted of multi-family loans, and $7.6 million, or 3.7%, of our total loan portfolio consisted of commercial business loans. Commercial real estate, multi-family and commercial business loans generally have more risk than the one- to four-family residential real estate loans that we originate. Because the repayment of commercial real estate, multi-family and commercial business loans depends on the successful management and operation of the borrower’s properties or businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Commercial real estate, multi-family and commercial business loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. In addition, a downturn in the real estate market or the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of nonperforming loans. As our commercial real estate, multi-family and commercial business loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

If our non-performing loans and other non-performing assets increase, our earnings will decrease.

At December 31, 2010, our non-performing assets (which consist of non-accrual loans, loans 90 days or more delinquent, troubled debt restructurings and real estate owned) totaled $4.4 million, which is an increase of $107,000 over our non-performing assets at June 30, 2010, and $415,000 over our non-performing assets at June 30, 2009. At December 31, 2010, our non-performing assets included $3.5 million in non-performing loans, a decrease from $3.8 million in non-performing loans at June 30, 2010. Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans, and we must establish reserves for probable losses on non-performing loans. These reserves are established through a current period charge to income in the provision for loan losses. There are also legal fees associated with the resolution of problem assets. Additionally, our real estate owned results in carrying costs such as taxes, insurance and maintenance fees. Further, the resolution of non-performing assets requires the active involvement of management, which can distract us from the overall supervision of operations and other income-producing activities of Iroquois Federal. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly, which is effected by recording a provision for loan losses.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable losses in our loan portfolio, requiring us to make additions to our allowance for loan losses. Our allowance for loan losses was 1.1% of total loans at December 31, 2010. Additions to our allowance could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our allowance for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

Future changes in interest rates could reduce our profits.

Our profitability largely depends on our net interest income, which can be negatively affected by changes in interest rates. Net interest income is the difference between:

•	the interest income we earn on our interest-earning assets, such as loans and securities; and

•	the interest expense we incur on our interest-bearing liabilities, such as deposits and borrowings.

The interest rates on our loans are generally fixed for a longer period of time than the interest rates on our deposits. Like many savings institutions, our focus on deposits as a source of funds, which either have no stated maturity or shorter contractual maturities than mortgage loans, results in our liabilities having a shorter average duration than our assets. For example, as of December 31, 2010, 13.7% of our loans had remaining maturities of, or reprice after, 15 years or longer, while 75.3% of our certificates of deposit had remaining maturities of, or reprice after, one year or less. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest we earn on our assets, such as loans and investments, may not increase as rapidly as the interest we pay on our liabilities, such as deposits. In a period of declining market interest rates, the interest income we earn on our assets may decrease more rapidly than the interest expense we incur on our liabilities, as borrowers prepay mortgage loans and mortgage-backed securities and callable investment securities are called or prepaid, thereby requiring us to reinvest these cash flows at lower interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates generally results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

We evaluate interest rate sensitivity using a model that estimates the change in our net portfolio value over a range of interest rate scenarios, also known as a “rate shock” analysis. Net portfolio value is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

The Dodd-Frank Wall Street Reform and Consumer Protection Act will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will significantly change the current bank regulatory structure and affect the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Certain provisions of the Dodd-Frank Act are expected to have a near term effect on us. For example, the new law provides that the Office of Thrift Supervision, which is the current primary federal regulator for Iroquois Federal, will cease to exist by July 21, 2011, unless extended by up to six months by the Secretary of the Treasury. The Office of the Comptroller of the Currency, which is currently the primary federal regulator for national banks, will become the primary federal regulator for federal thrifts. Moreover, the Board of Governors of the Federal Reserve System will supervise and regulate all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including IF Bancorp, Inc.

Also effective by July 21, 2011, is a provision of the Dodd-Frank Act that eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse effect on our interest expense.

The Dodd-Frank Act creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators. The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense.

A portion of our loan portfolio consists of loan participations secured by properties outside of our primary market area. Loan participations may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit monitoring.

We occasionally purchase loan participations secured by properties outside of our primary market area in which we are not the lead lender. Although we underwrite these loan participations consistent with our general underwriting criteria, loan participations may have a higher risk of loss than loans we originate because we rely on the lead lender to monitor the performance of the loan. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation is made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate. At December 31, 2010, our loan participations totaled $10.3 million, or 4.2% of our gross loans, most of which are within 100 miles of our primary lending market and consist primarily of multi-family, commercial real estate and commercial loans.

Additionally, we expect to continue to use loan participations following completion of the stock offering as a way to effectively deploy our net proceeds. If our underwriting of these participation loans is not sufficient, our non-performing loans may increase and our earnings may decrease.

We have in the past purchased loans originated by other banks and mortgage companies, some of which have experienced a higher rate of losses than loans that we originate. If we continue to experience losses on these loans, our earnings will decrease.

In addition to loans that we originate, at December 31, 2010, our loan portfolio included $22.4 million of purchased loans. These loans were primarily purchased from three vendors: Irwin Mortgage Corporation (now serviced by Everhome Mortgage Company); Mid America Bank (now serviced by PNC Bank); and Countrywide Financial (now serviced by Bank of America). Of these loans, $4.9 million were purchased from Countrywide and have experienced a significantly higher rate of losses than loans that we originate. As of December 31, 2010, the loans purchased from Countrywide consisted of eight loans secured by one- to four-family residential loans, primarily in the Chicago market area. Of these eight loans, three are classified as substandard and have specific allowances of $189,000. The other five loans are performing in accordance with their original terms. If we experience additional losses on these loans, our earnings will decrease.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Federal regulations govern the activities in which we may engage, and are primarily for the protection of depositors and the Deposit Insurance Fund. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operations of a savings association, the classification of assets by a savings association, and the adequacy of a savings association’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations or legislation, could have a material impact on our results of operations. Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change. Any legislative, regulatory or policy changes adopted in the future could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects. Further, we expect any such new laws, rules or regulations will add to our compliance costs and place additional demands on our management team.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, credit unions, mortgage brokerage firms, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market areas. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Iroquois Federal Savings and Loan Association—Competition.”

Our earnings have been negatively affected by the reduction in dividends paid by the Federal Home Loan Bank of Chicago. In addition, any restrictions placed on the operations of the Federal Home Loan Bank of Chicago could hinder our ability to use it as a liquidity source.

The Federal Home Loan Bank (“FHLB”) of Chicago ceased paying dividends in the third quarter of 2007, and has only recently resumed paying a dividend for the fourth quarter of 2010. The dividend for the fourth quarter was equal to an annualized rate of 10 basis points per share, far below the dividend paid by the FHLB of Chicago prior to 2007. The failure of the FHLB of Chicago to pay full dividends for any quarter will reduce our earnings during that quarter. In addition, the FHLB of Chicago is an important source of liquidity for us, and any restrictions on their operations may hinder our ability to use it as a liquidity source. At December 31, 2010, the carrying value of our FHLB of Chicago stock, was $3.1 million.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption, or breach in security or operational integrity of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan, and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, we cannot assure you that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions, or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

Risks Related to this Stock Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Iroquois Federal and is subject to review and approval by the Office of Thrift Supervision. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the year ended June 30, 2010, our return on average equity was 8.1%. Following the stock offering, we expect our consolidated equity to be between $61.0 million at the minimum of the offering range and $75.2 million at the adjusted maximum of the offering range. Based upon our earnings for the year ended June 30, 2010, and these pro forma equity levels, our return on equity would be 4.4% and 3.6% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan which we intend to adopt. Until we can increase our net interest income through investment of the proceeds of the offering in higher yielding longer term assets and noninterest income, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares of common stock.

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

Upon completion of the stock offering, we will become a public reporting company and we expect our common stock to trade on the Nasdaq Capital Market. The federal securities laws and regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports, and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert management’s attention from our banking operations. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which could require us to upgrade our systems, and/or hire additional staff, which would increase our operating costs. We will also be subject to annual listing fees of the Nasdaq Capital Market, which are anticipated to be approximately $27,500 per year.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock sold in the stock offering and contributed to the charitable foundation, with funds borrowed from IF Bancorp, Inc. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $3.7 million at the minimum of the offering range and $5.7 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering and contributed to the charitable foundation, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0.00%; the expected option life is ten years; the risk free interest rate is 3.30% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 16.16% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $3.48 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with all the stock options would be $335,000 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $389,000 at the adjusted maximum of the offering range. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by IF Bancorp, Inc.), and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $1.2 million at the minimum of the offering range and $1.9 million at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. These stock-based benefit plans will be funded either through open market purchases of shares of common stock, if permitted, or from the issuance of authorized but unissued shares of common stock. Stockholders would experience a reduction in ownership interest totaling 12.3% in the event newly issued shares are used to fund stock options or awards of shares of common stock under these plans in an amount equal to 10% and 4%, respectively, of the shares sold in the stock offering and contributed to the charitable foundation. We may grant shares of common stock and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering. The implementation of the stock-based benefit plan will be subject to stockholder approval. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income.

Subject to depositor approval, we intend to establish and fund a charitable foundation in connection with the conversion. We will make a contribution to the charitable foundation of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. The contribution of cash and shares of common stock will total $2.3 million at the minimum of the offering range, and up to $3.6 million at the adjusted maximum of the offering range. The aggregate contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income by approximately $2.2 million at the adjusted maximum of the offering range. We had net income of $1.6 million for the six months ended December 31, 2010 and $2.7 million for the year ended June 30, 2010, respectively. Persons purchasing shares in the stock offering will have their ownership and voting interests diluted by up to 6.5% by the issuance of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

The Internal Revenue Service may not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The total value of the contribution would be $3.6 million at the adjusted maximum of the offering range, which would result in after-tax expense of approximately $3.6 million. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the value of the entire contribution, or $3.6 million at the adjusted maximum of the offering range.

In addition, even if the contribution is tax deductible, we may not have sufficient taxable income to be able to use the deduction fully. Under the Internal Revenue Code, a corporate entity is generally permitted to deduct charitable contributions in an amount up to 10% of its taxable income (taxable income before the charitable contributions deduction) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by a corporate entity could, if necessary, be deducted for federal income tax purposes over a six-year period. Our taxable income over this period may not be sufficient to fully use this deduction.

We intend to enter into employment agreements with our President and Chief Executive Officer, and change of control agreements with our seven other senior officers. These agreements and any other agreements that we may enter into in the future may increase our compensation costs or increase the cost of acquiring us.

IF Bancorp, Inc. and Iroquois Federal each intend to enter into an employment agreement with Alan D. Martin, our President and Chief Executive Officer, and Iroquois Federal and IF Bancorp, Inc. intend to enter into change in control agreements with Pamela J. Verkler, our Vice President and Chief Financial Officer, Walter H. Hasselbring, III, our Vice President and Chief Operating Officer, and five other senior officers. In the event of termination of employment of Mr. Martin other than for cause, or in the event of certain types of termination following a change in control, as set forth in Mr. Martin’s employment agreements, and assuming the agreements were in effect on December 31, 2010, the employment agreements provide for cash severance benefits that would cost up to approximately $1,312,707 in the aggregate based on information as of December 31, 2010. In the event of certain types of termination of employment of Ms. Verkler or Mr. Hasselbring, III following a change in control, as set forth in their respective change in control agreements, and assuming such agreements were in effect on December 31, 2010, the change in control agreements provide for cash severance benefits that would cost up to approximately $362,252 and $332,920 for Ms. Verkler and Mr. Hasselbring, respectively, as of December 31, 2010. The aggregate amount of potential cash severance payments to the other senior executive officers under their change in control agreements would be up to approximately $1,101,178. Additionally, if, in the future, we enter into additional employment agreements or change in control agreements with other officers of Iroquois Federal, such agreements may further increase our compensation costs in the event of certain types of terminations. For additional information see “Management of IF Bancorp, Inc.—Benefit Plans and Agreements.”

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.

We will use a portion of the net proceeds to finance the purchase of shares of common stock in the stock offering by the employee stock ownership plan and to fund the cash portion of our contribution to the charitable foundation. We may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, deposit funds in Iroquois Federal, acquire other financial services companies or for other general corporate purposes. Iroquois Federal may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, reduce a portion of our borrowings, or for general corporate purposes. We have not identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds and we cannot predict how long we will require to effectively deploy the proceeds.

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision, or successor regulator. See “Restrictions on Acquisition of IF Bancorp, Inc.” for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Iroquois Federal for at least three years, these regulations may negatively affect our stock value.

The corporate governance provisions in our articles of incorporation and bylaws and the federal stock charter of Iroquois Federal Savings and Loan Association, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our Board of Directors and may impede takeovers of the company that our Board of Directors might conclude are not in the best interest of IF Bancorp, Inc. or its stockholders.

Provisions in our articles of incorporation and bylaws, as well as the federal stock charter of Iroquois Federal, may prevent or impede holders of our common stock from obtaining representation on our Board of Directors and may make takeovers of IF Bancorp, Inc. more difficult. For example, our Board of Directors is divided into three classes, only one of which will stand for election annually. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. In addition, our articles of incorporation include a provision that no person will be entitled to vote any shares of our common stock in excess of 10% of our outstanding shares of common stock. This limitation does not apply to the purchase of shares by a tax-qualified employee stock benefit plan established by us. Iroquois Federal’s federal stock charter will contain a provision that for a period of five years from the closing of the conversion, no person other than IF Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Iroquois Federal. This limitation does not apply to the purchase or voting of shares by a tax-qualified employee stock benefit plan established by us, as well as other acquisitions specified in the federal stock charter. In addition, our articles of incorporation and bylaws restrict who may call special meetings of stockholders and how directors may be removed from office. Additionally, in certain instances, the Maryland General Corporation Law and our bylaws could require a supermajority vote of our stockholders to approve a merger or other business combination with a large stockholder, if the proposed transaction is not approved by a majority of our directors. See “Restrictions on Acquisition of IF Bancorp, Inc.” In addition, subsequent to the Conversion, the Board of Directors expects to review and amend the bylaws of IF Bancorp, Inc. to impose additional or revised director requirements. Such requirements are expected to include provisions which would: (i) require that Board members meet a residency requirement whereby such individual must reside within a city or county in which IF Bancorp, Inc. or any of its subsidiaries maintains an office, or a contiguous county; (ii) require that members may not have been named as having violated any banking or securities law or regulation, or have been a party to any past regulatory order or sanction; and (iii) require that members may not serve on the Board of Directors or be an officer of or own a material interest in a competing financial institution.

We have never issued capital stock and there is no guarantee that a liquid market for our common stock will develop.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be listed on the Nasdaq Capital Market, subject to completion of the offering and compliance with certain conditions. Keefe Bruyette & Woods, Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, the charitable foundation and our directors and executive officers, will not be very large. As a result, it is possible that an active trading market for the common stock will not develop, or that if an active market develops, it will not continue. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

SELECTED FINANCIAL AND OTHER DATA

The following tables set forth selected historical financial and other data of Iroquois Federal Savings and Loan Association for the periods and at the dates indicated. The information at June 30, 2010 and 2009 and for the years ended June 30, 2010 and 2009 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Iroquois Federal beginning at page F-1 of this prospectus. The information at June 30, 2008, 2007 and 2006 and for the years then ended is derived in part from audited financial statements that are not included in this prospectus. The information at December 31, 2010 and for the six months ended December 31, 2010 and 2009 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 2010 are not necessarily indicative of the results to be achieved for the remainder of fiscal 2011 or any other period.

	At December 31, 2010	At June 30,

		2010	2009	2008	2007	2006
	(Unaudited)	(In thousands)
Selected Financial Condition Data:

Total assets	$404,911	$384,782	$377,158	$338,959	$326,425	$328,488
Cash and cash equivalents	6,655	6,836	11,902	3,658	5,826	8,640
Investment securities available for sale	137,877	125,747	99,423	69,932	42,775	55,520
Investment securities held to maturity	—	—	25,447	33,101	54,668	49,299
Federal Home Loan Bank of Chicago stock	3,121	3,121	3,121	3,121	3,121	3,536
Loans held for sale	242	460	156	—	—	—
Loans receivable, net	240,725	233,753	223,656	215,180	206,730	199,105
Real estate owned	386	497	126	72	58	526
Bank-owned life insurance	7,108	6,978	6,723	6,469	6,225	5,985
Deposits	333,191	320,557	313,352	269,944	272,795	271,932
Federal Home Loan Bank of Chicago advances	31,000	22,500	26,500	36,000	22,000	27,000
Total equity	36,720	37,288	33,256	28,912	27,054	26,288

	For the Six Months Ended December 31,		For the Fiscal Year Ended June 30,
	2010	2009	2010	2009	2008	2007	2006
	(Unaudited)		(In thousands)
Selected Operating Data:

Interest income	$8,611	$8,977	$17,761	$18,118	$18,142	$17,224	$14,665
Interest expense	2,729	3,610	6,714	8,663	11,033	11,058	8,216

Net interest income	5,882	5,367	11,047	9,455	7,109	6,166	6,449
Provision for loan losses	625	969	1,875	405	47	25	—

Net interest income after provision for loan losses	5,257	4,398	9,172	9,050	7,062	6,141	6,449
Noninterest income	2,324	1,797	4,040	3,098	2,497	2,277	2,238
Noninterest expense	5,066	4,458	9,146	8,379	7,247	7,623	7,011

Income before income tax expense	2,515	1,737	4,066	3,769	2,312	795	1,676
Income tax expense	915	585	1,389	1,362	742	130	503

Net income	$1,600	$1,152	$2,677	$2,407	$1,570	$665	$1,173

	At or For the Six Months Ended December 31,		At or For the Fiscal Years Ended June 30,
	2010	2009	2010	2009	2008	2007	2006
	(Unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on average assets (net income as a percentage of average total assets)	.80%	.60%	.69%	.67%	.47%	.20%	.37%
Return on average equity (net income as a percentage of average equity)	9.09%	7.14%	8.10%	7.85%	5.50%	2.41%	4.41%
Interest rate spread (2)	3.01%	2.80%	2.92%	2.53%	1.95%	1.88%	1.85%
Net interest margin (3)	3.11%	2.94%	3.01%	2.74%	2.20%	2.01%	1.95%
Efficiency ratio (4)	64.73%	65.01%	65.42%	67.12%	76.69%	90.29%	80.71%
Noninterest expense to average total assets	2.52%	2.32%	2.36%	2.32%	2.17%	3.09%	2.31%
Average interest-earning assets to average interest-bearing liabilities	1.07%	1.07%	1.05%	1.08%	1.07%	1.06%	1.06%
Average equity to average total assets	8.76%	8.39%	8.52%	8.50%	8.53%	8.34%	8.00%

Asset Quality Ratios:
Non-performing assets to total assets	1.07%	.92%	1.13%	1.07%	.40%	.16%	.28%
Non-performing loans to total loans	1.68%	1.49%	1.64%	1.74%	.60%	.23%	.21%
Allowance for loan losses to non-performing loans	66.95%	55.90%	72.19%	35.04%	81.48%	216.77%	211.49%
Allowance for loan losses to total loans	1.11%	.83%	1.17%	.61%	.49%	.49%	.43%
Net charge-offs (recoveries) to average loans (5)	.57%	.34%	.20%	.04%	.01%	(0.06)%	—%

Capital Ratios:
Total capital (to risk-weighted assets)	17.3%	16.5%	17.3%	16.7%	16.7%	17.1%	17.6%
Tier I capital (to risk-weighted assets)	16.5%	15.8%	16.4%	16.1%	16.1%	16.5%	17.1%
Tier I capital (to total assets)	8.9%	8.5%	9.0%	8.4%	8.6%	8.5%	8.2%
Tangible capital (to total assets)	9.1%	8.7%	9.7%	8.8%	8.5%	8.3%	8.0%

Other Data:
Number of full service offices	4	4	4	4	4	4	4
Full time equivalent employees	86	81	82	80	74	73	72

(1)	Performance ratios for the six months ended December 31, 2010 and 2009 are annualized.
(2)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income (excluding non-recurring gains and losses on securities sold).
(5)	Amounts shown for the six months ended December 31, 2010 and 2009 are annualized.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic, legal, governmental, technological and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We do not undertake any obligation to update any forward-looking statements after the date of this prospectus, except as required by applicable law. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	changes in our financial condition or results of operations that reduce capital; and

•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 17.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $27.4 million and $37.5 million, or $43.3 million if the offering range is increased by 15%.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	2,890,000 Shares		3,400,000 Shares		3,910,000 Shares		4,496,500 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Stock offering proceeds	$28,900		$34,000		$39,100		$44,965
Less offering expenses	(1,475)		(1,533)		(1,592)		(1,659)

Net offering proceeds (2)	$27,425	100.0%	$32,467	100.0%	$37,508	100.0%	$43,306	100.0%

Use of net proceeds:
To Iroquois Federal Savings and Loan Association	$13,713	50.0%	$16,234	50.0%	$18,754	50.0%	$21,653	50.0%
Cash contributed to foundation	289	1.1%	340	1.0%	391	1.0%	450	1.0%
To fund loan to employee stock ownership plan	2,474	9.0%	2,910	9.0%	3,347	8.9%	3,849	8.9%

Retained by IF Bancorp, Inc.	$10,949	39.9%	$12,983	40.00%	$15,016	40.1%	$17,354	40.1%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Iroquois Federal’s deposits. The net proceeds may vary because the total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a community offering or a syndicated community offering was used to sell shares of common stock not purchased in the subscription offering.

IF Bancorp, Inc. may use the proceeds it retains from the stock offering:

•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering;

•	to fund the cash portion of the contribution to the charitable foundation;

•	to invest in mortgage-backed securities and debt securities issued by agencies of, or entities sponsored by, the United States Government;

•

to finance the acquisition of other financial institutions or other financial service companies, or the deposits and assets of other institutions, including FDIC-assisted acquisitions (although we do not currently have any arrangements or agreements with respect to any such acquisitions);

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock; and

•	for other general corporate purposes.

Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage backed securities issued by U.S. Government agencies and U.S. Government sponsored entities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the conversion, except to fund stockholder-approved stock-based benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval.

Iroquois Federal may use the net proceeds it receives from the stock offering:

•

to expand its banking franchise by establishing or acquiring new branches, or acquiring other financial institutions, or the deposits and assets of other financial institutions, including in FDIC-assisted acquisitions (although we currently have no arrangements or agreements with respect to any such transactions);

•	to fund new loans;

•	to repay borrowings;

•

to invest in investment grade securities, including securities issued by U.S. Government agencies and mortgage backed securities issued by U.S. Government agencies and U.S. Government sponsored entities; and

•	for other general corporate purposes.

Iroquois Federal has not determined how much of the net offering proceeds it intends to use for each of the foregoing purposes. Moreover, the actual cost to acquire or open a new branch may vary significantly depending on the particular opportunity available. Our short-term and long-term growth plans anticipate that, upon completion of the offering, we will experience growth through increased lending and investment activities, expanding our wealth management, insurance agency and financial services activities through cross-selling our products and services to our customers and, possibly, de novo branching or branch acquisitions. We currently have no understandings or agreements to acquire other banks, thrifts, other financial services companies, or branch offices of any such institutions.

Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage backed securities issued by U.S. Government agencies and U.S. Government sponsored entities.

OUR POLICY REGARDING DIVIDENDS

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the Board of Directors is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by Office of Thrift Supervision policy and regulations, may be paid in addition to, or in lieu of, regular cash dividends. We will file a consolidated tax return with Iroquois Federal. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our Articles of Incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Iroquois Federal, because initially we will have no source of income other than dividends from Iroquois Federal, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on “capital distributions” by savings institutions. See “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

Any payment of dividends by Iroquois Federal to us that would be deemed to be drawn out of Iroquois Federal’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Iroquois Federal on the amount of earnings deemed to be removed from the reserves for such distribution. Iroquois Federal does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation—Federal Taxation” and “—State Taxation.”

MARKET FOR THE COMMON STOCK

We have never issued capital stock and there is no established market for our shares of common stock. We expect that our shares of common stock will be traded on the Nasdaq Capital Market under the symbol “IROQ,” subject to completion of the offering and compliance with certain conditions, including the presence of at least three registered and active market makers. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development and maintenance of a public market, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share. You should have a long-term investment intent if you purchase shares of our common stock and you should recognize that there may be a limited trading market in the shares of our common stock.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2010, Iroquois Federal exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Iroquois Federal at December 31, 2010, and the pro forma regulatory capital of Iroquois Federal, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes that all shares of common stock are sold in the subscription offering and the receipt by Iroquois Federal of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Iroquois Federal Savings and Loan Association Historical at December 31, 2010		Pro Forma at December 31, 2010, Based Upon the Sale in the Offering of

			2,890,000 Shares		3,400,000 Shares		3,910,000 Shares		4,496,500 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)
Equity (3)	$36,720	9.07%	$46,722	11.16%	$48,588	11.54%	$50,454	11.91%	$52,599	12.33%

Tier 1 leverage capital (3) (4)	$36,069	8.92%	$46,071	11.02%	$47,937	11.40%	$49,803	11.78%	$51,948	12.20%
Core requirement	16,167	4.00	16,715	4.00	16,816	4.00	16,917	4.00	17,033	4.00

Excess	$19,902	4.92%	$29,356	7.02%	$31,121	7.40%	$32,886	7.78%	$34,915	8.20%

Tier 1 risk-based capital (3) (5)	$36,069	16.86%	$46,071	21.26%	$47,937	22.07%	$49,803	22.87%	$51,948	23.80%
Risk-based requirement	8,559	4.00	8,668	4.00	8,689	4.00	8,709	4.00	8,732	4.00

Excess	$27,510	12.86%	$37,403	17.26%	$39,248	18.07%	$41,094	18.87%	$43,216	19.80%

Total risk-based capital (3) (5)	$37,294	17.43%	$47,296	21.82%	$49,162	22.63%	$51,028	23.44%	$51,173	24.36%
Risk-based requirement	17,117	8.00	17,337	8.00	17,377	8.00	17,418	8.00	17,464	8.00

Excess	$20,177	9.43%	$29,959	13.82%	$31,785	14.63%	$33,610	15.44%	$35,709	16.36%

Reconciliation of capital infused into Iroquois Federal Savings and Loan Association:
Net proceeds			$13,713		$16,234		$18,754		$21,653
Less: Common stock to be acquired by employee stock ownership plan			(2,474)		(2,910)		(3,347)		(3,849)
Less: Common stock to be acquired by stock-based benefit plans			(1,237)		(1,455)		(1,673)		(1,925)

Pro forma increase			$10,002		$11,868		$13,734		$15,879

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation with funds we lend, and the stock-based benefit plan purchases 4% of the shares of common stock sold in the offering and contributed to the charitable foundation in open market purchases at $10 per share after shareholder approval. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund these plans. See “Management of IF Bancorp, Inc.” for a discussion of the employee stock ownership plan and stock-based benefit plan.
(4)	The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical capitalization of Iroquois Federal at December 31, 2010 and the pro forma consolidated capitalization of IF Bancorp, Inc., after giving effect to the conversion and the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Iroquois Federal Savings and Loan Association Historical at December 31, 2010	IF Bancorp, Inc. Pro Forma, Based Upon the Sale in the Offering at $10.00 per Share of

		2,890,000 Shares	3,400,000 Shares	3,910,000 Shares	4,496,500 Shares (1)
	(Dollars in thousands)
Deposits (2)	$333,191	$333,191	$333,191	$333,191	$333,191
Borrowings	31,000	31,000	31,000	31,000	31,000

Total deposits and borrowed funds	$364,191	$364,191	$364,191	$364,191	$364,191

Stockholders’ equity:
Common stock $0.01 par value, 100,000,000 shares authorized; assuming shares outstanding as shown (3)	$—	$31	$36	$42	$48
Preferred stock $0.01 par value, 50,000,000 shares authorized; no shares assumed outstanding	—	—	—	—	—
Additional paid-in capital (4)	—	29,417	34,811	40,203	46,406
Retained earnings (5)	36,098	36,098	36,098	36,098	36,098

Less:
After tax expense of contribution to charitable foundation (6)	$—	$(1,433)	$(1,686)	$(1,939)	$(2,231)
Common stock to be acquired by employee stock ownership plan (7)	—	(2,474)	(2,910)	(3,347)	(3,849)
Common stock to be acquired by stock-based benefit plan (8)	—	(1,237)	(1,455)	(1,673)	(1,925)
Plus:
Accumulated other comprehensive income	622	622	622	622	622

Total stockholders’ equity	$36,720	$61,024	$65,516	$70,006	$75,169

Pro forma shares outstanding:
Shares issued to charitable foundation		202,300	238,000	273,700	314,755
Shares sold in offering		2,890,000	3,400,000	3,910,000	4,496,500

Total shares outstanding		3,092,300	3,638,000	4,183,700	4,811,255

Total stockholders’ equity as a percentage of total assets (2)	9.07%	14.22%	15.11%	15.98%	16.95%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of IF Bancorp, Inc. common stock pursuant to one or more stock-based benefit plan. If these plans are implemented within 12 months following the completion of the stock offering, an amount up to 10% and 4% of the shares of IF Bancorp, Inc. common stock sold in the offering and contributed to the charitable foundation will be reserved for issuance upon the exercise of stock options and for issuance as restricted stock awards, respectively. See “Management of IF Bancorp, Inc.”
(4)	The sum of the par value of the total shares outstanding and additional paid-in capital equals the net stock offering proceeds at the offering price of $10.00 per share.
(5)	The retained earnings of Iroquois Federal will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.”
(6)	Represents the expense of the contribution to the charitable foundation based on a 38.0% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of our annual taxable income, subject to our ability to carry forward for federal or state purposes any unused portion of the deduction for the five years following the year in which the contribution is made.
(7)

Assumes that 8% of the shares sold in the offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from IF Bancorp, Inc. The loan will be repaid principally from Iroquois Federal’s contributions to the employee stock ownership plan. Since IF Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation, and no asset or liability will be reflected on IF Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(8)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering and contributed to the charitable foundation will be purchased for grant by one or more stock-based benefit plan in open market purchases by IF Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As IF Bancorp, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Iroquois Federal and pro forma data of IF Bancorp, Inc. at and for the six months ended December 31, 2010 and the year ended June 30, 2010. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•	217,750 shares of common stock will be purchased by our executive officers and directors, and their associates;

•

our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation with a loan from IF Bancorp, Inc. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 20 years;

•

Keefe, Bruyette & Woods, Inc. will receive a success fee equal to 1.25% of the dollar amount of the shares of common stock sold in the subscription offering, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts), and excluding shares contributed to the charitable foundation;

•	expenses of the stock offering, other than fees and expenses to be paid to Keefe, Bruyette & Woods, Inc., will be $1.1 million; and

•

we will contribute to the charitable foundation a number of shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares of sold in the offering. The number of shares contributed to the foundation would equal 202,300 and 314,755 at the minimum and adjusted maximum of the offering range, respectively, and the amount of cash contributed to the charitable foundation would equal approximately $289,000 and $450,000 at the minimum and adjusted maximum of the offering range.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 2.01% for the six months ended December 31, 2010 and for the year ended June 30, 2010. This represents the five-year United States Treasury Note as of December 31, 2010, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervisions regulations. The pro forma after-tax yield on the net proceeds from the offering is assumed to be 1.25% for the six months ended December 31, 2010 and for the year ended June 30, 2010, based on an effective tax rate of 38.0%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.48 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 16.16% for the shares of common stock, a dividend yield of 0.0%, an expected option life of ten years and a risk-free interest rate of 3.30%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 38.0%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to Iroquois Federal, and we will retain the remainder of the net proceeds from the stock offering. We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and for the cash portion of the contribution to the charitable foundation, and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

At or For the Six Months Ended December 31, 2010 Based Upon the Sale at $10.00 Per Share of
2,890,000 Shares	3,400,000 Shares	3,910,000 Shares	4,496,500 Shares (1)
(Dollars in thousands, except per share amounts)
Gross Proceeds of Offering	$28,900	$34,000	$39,100	$44,965
Plus: Market value of shares issued to charitable foundation	2,023	2,380	2,737	3,148

Pro forma market capitalization	30,923	36,380	41,837	48,113
Gross proceeds of offering	28,900	34,000	39,100	44,965
Less: expenses	(1,475)	(1,533)	(1,592)	(1,659)

Estimated net proceeds	27,425	32,467	37,508	43,306
Less: Cash contribution to foundation	(289)	(340)	(391)	(450)
Less: Common stock purchased by ESOP (2)	(2,474)	(2,910)	(3,347)	(3,849)
Less: Common stock awarded under stock-based benefit plans (3)	(1,237)	(1,455)	(1,673)	(1,925)

Estimated net cash proceeds	$23,425	$27,762	$32,097	$37,082

For the Six Months Ended December 31, 2010
Consolidated net income:
Historical	$1,600	$1,600	$1,600	$1,600
Pro forma income on net proceeds	146	173	200	231
Pro forma ESOP adjustment (2)	(39)	(45)	(52)	(60)
Pro forma stock award adjustment (3)	(77)	(90)	(104)	(120)
Pro forma stock option adjustment (4)	(98)	(115)	(132)	(124)

Pro forma net income	$1,532	$1,523	$1,512	$1,499

Per share net income
Historical	$0.56	$0.47	$0.41	$0.36
Pro forma income on net proceeds	0.05	0.05	0.05	0.05
Pro forma ESOP adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma stock award adjustment (3)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock option adjustment (4)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share	$0.54	$0.45	$0.39	$0.34

Offering price as a multiple of pro forma net income per share	9.30	x	11.01	x	12.76	x	14.78	x
Number of shares outstanding for pro forma net income per share calculations	2,851,101	3,354,236	3,857,371	4,435,977

At December 31, 2010
Stockholders’ equity:
Historical	$36,720	$36,720	$36,720	$36,720
Estimated net proceeds	27,425	32,467	37,508	43,306
Plus: Shares issued to the charitable foundation	2,023	2,380	2,737	3,148
Less: Pre-tax cost of charitable foundation shares	(2,023)	(2,380)	(2,737)	(3,148)
Less: Cash contribution to foundation	(289)	(340)	(391)	(450)
Plus: Tax benefit of the contribution to the foundation	879	1,034	1,189	1,367
Less: Common stock acquired by ESOP (2)	(2,474)	(2,910)	(3,347)	(3,849)
Less: Common stock awarded under stock-based benefit plans (3)(4)	(1,237)	(1,455)	(1,673)	(1,925)

Pro forma stockholders’ equity	$61,024	$65,516	$70,006	$75,169

Stockholders’ equity per share:
Historical	$11.87	$10.09	$8.77	$7.63
Estimated net proceeds	8.87	8.93	8.97	9.00
Plus: Shares issued to the charitable foundation	0.65	0.65	0.65	0.65
Less: Pre-tax cost of charitable foundation shares	(0.65)	(0.65)	(0.65)	(0.65)
Less: Cash contribution to foundation	(0.09)	(0.09)	(0.09)	(0.09)
Plus: Tax benefit of the contribution to the foundation	0.28	0.28	0.28	0.28
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share (5)	$19.73	$18.01	$16.73	$15.62

Offering price as percentage of pro forma stockholders’ equity per share	50.68%	55.52%	59.77%	64.02%
Number of shares outstanding for pro forma book value per share calculations	3,092,300	3,638,000	4,183,700	4,811,255

(footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from IF Bancorp, Inc. Iroquois Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Iroquois Federal’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Iroquois Federal, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 38.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 6,185, 7,276, 8,367 and 9,623 shares were committed to be released during the six months ended December 31, 2010 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by IF Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from IF Bancorp, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by IF Bancorp, Inc. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year, and (iii) the stock-based benefit plans expense reflects an effective tax rate of 38.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering and contributed to the charitable foundation are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.8%.
(4)	If approved by IF Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.48 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering and contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.1%.
(5)	The retained earnings of Iroquois Federal will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

At or For the Year Ended June 30, 2010 Based Upon the Sale at $10.00 Per Share of
2,890,000 Shares	3,400,000 Shares	3,910,000 Shares	4,496,500 Shares (1)
(Dollars in thousands, except per share amounts)
Gross Proceeds of Offering	$28,900	$34,000	$39,100	$44,965
Plus: Market value of shares issued to charitable foundation	2,023	2,380	2,737	3,148

Pro forma market capitalization	30,923	36,380	41,837	48,113

Gross proceeds of offering	28,900	34,000	39,100	44,965
Less: expenses	(1,475)	(1,533)	(1,592)	(1,659)

Estimated net proceeds	27,425	32,467	37,508	43,306
Less: Cash contribution to foundation	(289)	(340)	(391)	(450)
Less: Common stock purchased by ESOP (2)	(2,474)	(2,910)	(3,347)	(3,849)
Less: Common stock awarded under stock-based benefit plans (3)	(1,237)	(1,455)	(1,673)	(1,925)

Estimated net cash proceeds	$23,425	$27,762	$32,097	$37,082

For the Year Ended June 30, 2010
Consolidated net income:
Historical	$2,677	$2,677	$2,677	$2,677
Pro forma income on net proceeds	292	346	400	462
Pro forma ESOP adjustment (2)	(77)	(90)	(104)	(119)
Pro forma stock award adjustment (3)	(153)	(180)	(208)	(239)
Pro forma stock option adjustment (4)	(195)	(229)	(264)	(303)

Pro forma net income	$2,544	$2,524	$2,501	$2,478

Per share net income
Historical	$0.94	$0.80	$0.69	$0.60
Pro forma income on net proceeds	0.10	0.10	0.10	0.10
Pro forma ESOP adjustment (2)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock award adjustment (3)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma stock option adjustment (4)	(0.07)	(0.07)	(0.07)	(0.07)

Pro forma net income per share	$0.89	$0.75	$0.64	$0.55

Offering price as a multiple of pro forma net income per share	11.23	x	13.33	x	15.63	x	18.18	x
Number of shares outstanding for pro forma net income per share calculations	2,857,285	3,361,512	3,865,739	4,445,600

At June 30, 2010
Stockholders’ equity:
Historical	$37,288	$37,288	$37,288	$37,288
Estimated net proceeds	27,425	32,467	37,508	43,306
Plus: Shares issued to the charitable foundation	2,023	2,380	2,737	3,148
Less: Pre-tax cost of charitable foundation shares	(2,023)	(2,380)	(2,737)	(3,148)
Less: Cash contribution to foundation	(289)	(340)	(391)	(450)
Plus: Tax benefit of the contribution to the foundation	879	1,034	1,189	1,367
Less: Common stock acquired by ESOP (2)	(2,474)	(2,910)	(3,347)	(3,849)
Less: Common stock awarded under stock-based benefit plans (3)(4)	(1,237)	(1,455)	(1,673)	(1,925)

Pro forma stockholders’ equity	$61,592	$66,084	$70,574	$75,737

Stockholders’ equity per share:
Historical	$12.06	$10.25	$8.91	$7.75
Estimated net proceeds	8.87	8.92	8.97	9.00
Plus: Shares issued to the charitable foundation	0.65	0.65	0.65	0.65
Less: Pre-tax cost of charitable foundation shares	(0.65)	(0.65)	(0.65)	(0.65)
Less: Cash contribution to foundation	(0.09)	(0.09)	(0.09)	(0.09)
Plus: Tax benefit of the contribution to the foundation	0.28	0.28	0.28	0.28
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3)(4)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share (5)	$19.92	$18.16	$16.87	$15.74

Offering price as percentage of pro forma stockholders’ equity per share	50.20%	55.07%	59.28%	63.53%
Number of shares outstanding for pro forma book value per share calculations	3,092,300	3,638,000	4,183,700	4,811,255
(footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from IF Bancorp, Inc. Iroquois Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Iroquois Federal’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Iroquois Federal, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined tax rate of 38.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 12,369, 14,552, 16,735 and 19,245 shares were committed to be released during the year ended June 30, 2010 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by IF Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from IF Bancorp, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by IF Bancorp, Inc. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year, and (iii) the stock-based benefit plans expense reflects an effective combined tax rate of 38.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering and contributed to the charitable foundation are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.8%.
(4)	If approved by IF Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.48 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering and contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.1%.
(5)	The retained earnings of Iroquois Federal will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma value of our stock is $30.9 million, $36.4 million, $41.8 million and $48.1 million with the charitable foundation, as compared to $32.3 million, $38.0 million, $43.7 million and $50.3 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the six months ended December 31, 2010 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the six-month period, with and without the charitable foundation.

Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Adjusted Maximum of Offering Range
With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$28,900	$32,300	$34,000	$38,000	$39,100	$43,700	$44,965	$50,255
Estimated full value	30,923	32,300	36,380	38,000	41,837	43,700	48,113	50,255
Total assets	429,215	431,819	433,706	436,769	438,196	441,720	443,361	447,412
Total liabilities	368,191	368,191	368,191	368,191	368,191	368,191	368,191	368,191
Pro forma stockholders’ equity	61,024	63,628	65,515	68,578	70,005	73,529	75,170	79,221
Pro forma net income	1,534	1,546	1,524	1,538	1,512	1,530	1,501	1,520
Pro forma stockholders’ equity per share	19.73	19.70	18.01	18.05	16.73	16.82	15.62	15.76
Pro forma net income per share	0.54	0.52	0.45	0.44	0.39	0.38	0.34	0.33

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	50.68%	50.76%	55.52%	55.40%	59.77%	59.45%	64.02%	63.45%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	50.68%	50.76%	55.52%	55.40%	59.77%	59.45%	64.02%	63.45%
Offering price to pro forma net income per share	9.30	x	9.63	x	11.01	x	11.39	x	12.76	x	13.17	x	14.78	x	15.25	x

Pro forma financial ratios:
Return on assets (annualized)	0.71%	0.72%	0.70%	0.70%	0.69%	0.69%	0.68%	0.68%
Return on equity (annualized)	5.03%	4.86%	4.65%	4.49%	4.32%	4.16%	3.99%	3.84%
Equity to assets	14.22%	14.73%	15.11%	15.70%	15.98%	16.65%	16.95%	17.71%
Tangible equity ratio	14.22%	14.73%	15.11%	15.70%	15.98%	16.65%	16.95%	17.71%
Total Shares Issued	3,092,300	3,230,000	3,638,000	3,800,000	4,183,700	4,370,000	4,811,255	5,025,500

44

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section is intended to help potential investors understand our financial performance through a discussion of the factors affecting our financial condition at December 31, 2010 and June 30, 2010 and 2009, and our results of operations for the six months ended December 31, 2010 and 2009 and the years ended June 30, 2010 and 2009. This section should be read in conjunction with the financial statements and notes to the financial statements that appear elsewhere in this prospectus. IF Bancorp, Inc. did not exist at December 31, 2010 and, therefore, the information reflected in this section reflects the financial performance of Iroquois Federal.

Overview

We have grown our organization to $404.9 million in assets at December 31, 2010 from $326.4 million in assets at June 30, 2007. We have increased our assets primarily through increased investment securities and loan growth. From June 30, 2007 to December 31, 2010, total investment securities increased $40.4 million, or 41.5%, while total loans increased $34.9 million or 16.7%.

Historically, we have operated as a traditional thrift institution. As recently as June 30, 2007, $165.0 million, or approximately 78.8% of our loan portfolio, consisted of longer-term, one- to four-family residential real estate loans. However, in recent years, we have increased our focus on the origination of commercial real estate loans, multi-family real estate loans and commercial business loans which generally provide higher returns than one- to four-family residential mortgage loans, have shorter durations and are often originated with adjustable rates of interest. As a result, our net interest rate spread (the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities) increased to 2.92% for the fiscal year ended June 30, 2010 from 1.88% for the fiscal year ended June 30, 2007. This contributed to a corresponding increase in net interest income (the difference between interest income and interest expense) to $11.0 million for the fiscal year ended June 30, 2010 from $6.2 million for the fiscal year ended June 30, 2007.

Our emphasis on conservative loan underwriting has resulted in relatively low levels of non-performing assets at a time when many financial institutions are experiencing significant asset quality issues. Our non-performing assets totaled $4.3 million or 1.1% of total assets at June 30, 2010, and $4.4 million, or 1.1% of total assets at December 31, 2010.

Other than our loans for the construction of one- to four-family residential properties and the draw portion of our home equity lines of credit, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest but no principal for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation). We also do not own any private label mortgage-backed securities that are collateralized by Alt-A, low or no documentation or subprime mortgage loans.

All of our mortgage-backed securities have been issued by Freddie Mac, Fannie Mae or Ginnie Mae, U.S. government-sponsored enterprises. These entities guarantee the payment of principal and interest on our mortgage-backed securities.

Business Strategy

Our goal is to continue to provide the highest quality customer service to our customers at all of our office locations while increasing and diversifying our lending in our primary market area and expanding into adjacent markets as opportunities arise. Our business strategy is to accomplish these goals and to grow and improve our profitability by:

•

growing our loan portfolio by continuing to emphasize one- to four-family residential mortgage loans while increasing our commercial real estate and multi-family lending, commercial business lending and consumer lending;

•	maintaining prudent underwriting standards and aggressively monitoring our loan portfolio to maintain asset quality;

•	managing our overall cost of funds by emphasizing lower-cost core deposits and attracting checking accounts;

•

managing interest rate risk by emphasizing the origination of adjustable-rate loans for retention in our portfolio and continuing to sell most of our longer-term, fixed-rate one- to four-family residential mortgage loans that we originate;

•

expanding our banking franchise through de novo branching, branch acquisitions, or acquisitions of other financial institutions, including FDIC-assisted acquisitions, or other financial services companies (although we currently have no understandings or agreements with respect to any such transaction); and

•	growing our noninterest income by expanding our wealth management, insurance agency and financial service activities.

Our business strategy is designed to expand our banking relationships with customers, including businesses within our market area and adjacent markets. A full description of our products and services begins on page 63 of this prospectus under the heading “Business of Iroquois Federal Savings and Loan Association.”

Anticipated Increase in Noninterest Expense

Following the completion of the conversion and offering, we anticipate that our noninterest expense will increase as a result of the increased costs associated with managing a public company, allocation of shares of common stock by our employee stock ownership plan, adding employees in our commercial lending and technology areas, and adopting one or more stock-based benefit plans, if approved by IF Bancorp, Inc.’s stockholders.

Assuming that the adjusted maximum number of shares are sold in the offering (and shares are contributed to the charitable foundation as set forth herein), 4,811,255 shares will be outstanding and:

•

our employee stock ownership plan would acquire 384,900 shares of common stock with a $3.8 million loan that is expected to be repaid over 20 years, resulting in an annual pre-tax expense of approximately $192,500 (assuming that the common stock maintains a value of $10.00 per share);

•

our stock-based benefit plan would reserve a number of shares equal to 10% of the total shares issued in the offering (including shares contributed to the charitable foundation), or 481,125 shares, for the grant of options to eligible participants, which would result in compensation expense over the vesting period of the options. Assuming the market price of the common stock is $10.00 per share; all options are granted with an exercise price of $10.00 per share and have a term of 10 years; the dividend yield on the stock is 0.00%; the risk free interest rate is 3.30%; and the volatility rate on the common stock is 16.16%, the estimated grant-date fair value of the stock options utilizing a Black-Scholes option pricing model is $3.48 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be approximately $335,000; and

•

our stock-based benefit plan would reserve a number of shares equal to 4% of the shares issued in the offering (including shares contributed to the charitable foundation), or 192,450 shares, for awards to eligible participants, which would be expensed as the awards vest. Assuming that all shares are awarded under the stock-based benefit plan at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with shares awarded under the stock-based benefit plan would be approximately $385,000.

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan would increase the annual employee stock ownership plan expense. Additionally, the actual expense of the stock-based benefit plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. Further, the actual expense of the stock options would be determined by the grant-date fair value of the options, which would depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

We may award shares of common stock and grant options in excess of 4% and 10%, respectively, of our shares sold in the stock offering (including shares contributed to our charitable foundation) if our stock-based benefit plans are adopted more than one year following the stock offering. This would further increase our expenses associated with stock-based benefit plans.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We consider the following to be our critical accounting policies.

Allowance for Loan Losses. We believe that the allowance for loan losses and related provision for loan losses are particularly susceptible to change in the near term, due to changes in credit quality which are evidenced by trends in charge-offs and in the volume and severity of past due loans. In addition, our portfolio is comprised of a substantial amount of commercial real estate loans which generally have greater credit risk than one- to four-family residential mortgage and consumer loans because these loans generally have larger principal balances and are non-homogenous.

The allowance for loan losses is maintained at a level to cover probable credit losses inherent in the loan portfolio at the balance sheet date. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses as a charge to earnings to maintain the allowance for loan losses at an appropriate level. The estimate of our credit losses is applied to two general categories of loans:

•	loans that we evaluate individually for impairment under ASC 310-10, “Receivables;” and

•	groups of loans with similar risk characteristics that we evaluate collectively for impairment under ASC 450-20, “Loss Contingencies.”

The allowance for loan losses is evaluated on a regular basis by management and reflects consideration of all significant factors that affect the collectability of the loan portfolio. The factors used to evaluate the collectability of the loan portfolio include, but are not limited to, current economic conditions, our historical loss experience, the nature and volume of the loan portfolio, the financial strength of the borrower, and estimated value of any underlying collateral. This evaluation is inherently subjective as it requires estimates that are subject to significant revision as more information becomes available. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results. See also “Business of Iroquois Federal Savings and Loan Association—Allowance for Loan Losses.”

Income Tax Accounting. The provision for income taxes is based upon income in our consolidated financial statements, rather than amounts reported on our income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on our deferred tax assets and liabilities is recognized as income or expense in the period that includes the enactment date. Under U.S. GAAP, a valuation allowance is required to be recognized if it is more likely than not that a deferred tax asset will not be realized. The determination as to whether we will be able to realize the deferred tax assets is highly subjective and dependent upon judgment concerning our evaluation of both positive and negative evidence, our forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions. Positive evidence includes the existence of taxes paid in available carryback years as well as the probability that taxable income will be generated in future periods, while negative evidence includes any cumulative losses in the current year and prior two years and general business and economic trends. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. Any required valuation allowance would result in additional income tax expense in the period and could have a significant impact on our future earnings. Positions taken in our tax returns may be subject to challenge by the taxing authorities upon examination. The benefit of an uncertain tax position is initially recognized in the financial statements only when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are both initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with the tax authority, assuming full knowledge of the position and all relevant facts. Differences between our position and the position of tax authorities could result in a reduction of a tax benefit or an increase to a tax liability, which could adversely affect our future income tax expense.

We believe our tax policies and practices are critical accounting policies because the determination of our tax provision and current and deferred tax assets and liabilities have a material impact on our net income and the carrying value of our assets. We believe our tax liabilities and assets are properly recorded in the consolidated financial statements at June 30, 2010 and December 31, 2010 (unaudited) and no valuation allowance was necessary.

Comparison of Financial Condition at December 31, 2010 and June 30, 2010

Total assets increased $20.1 million, or 5.2%, to $404.9 million at December 31, 2010 from $384.8 million at June 30, 2010. The increase was primarily the result of a $12.1 million increase in investment securities and a $6.8 million increase in net loans receivable.

Net loans receivable increased by $6.8 million, or 2.9%, to $241.0 million at December 31, 2010 from $234.2 million at June 30, 2010. The increase in net loans receivable during this period was due primarily to a $7.2 million, or 37.6%, increase in multi-family residential real estate loans, a $2.1 million, or 15.3%, increase in commercial business loans, and a $1.8 million, or 23.1%, increase in home equity lines of credit. The increases in multi-family residential, commercial business and commercial real estate loans reflected our continued emphasis on originating these types of loans. These increases were partially offset by a $4.8 million, or 3.1%, decrease in one- to four-family residential loans (due primarily to increased sales of loans originated), and a decrease of $875,000 in construction loans. The increase in loans was primarily funded with borrowings from the Federal Home Loan Bank of Chicago.

Investment securities, consisting entirely of securities available for sale, increased $12.1 million, or 9.6%, to $137.9 million at December 31, 2010 from $125.7 million at June 30, 2010. The increase was the result of the utilization of excess funding from increased deposits to purchase investment securities, primarily consisting of agency debt obligations with terms of four to six years, which are held as available for sale. We had no securities held to maturity at December 31, 2010 or June 30, 2010.

During the six-month period ended December 31, 2010, other assets increased by $250,000 to $1.6 million and mortgage servicing rights increased by $134,000 to $290,000, while cash and cash equivalents remained stable, decreasing by $180,000 to $6.7 million, and foreclosed assets held for sale decreased by $111,000 to $386,000 due to the sale of foreclosed assets during this period.

We invest in bank-owned life insurance to provide a funding source for benefit plan obligations. Bank-owned life insurance also generally provides noninterest income that is nontaxable. At December 31, 2010, our investment in bank-owned life insurance was $7.1 million, an increase of $130,000 from $7.0 million at June 30, 2010.

Deposits increased $12.6 million, or 3.9%, to $333.2 million at December 31, 2010 from $320.6 million at June 30, 2010, while the mix of deposits remained relatively stable. Certificates of deposit increased $3.6 million, or 1.8%, to $201.9 million, savings, NOW, and money market accounts increased $6.3 million, or 5.6%, to $117.8 million, brokered certificates of deposit increased $1.0 million, or 20.0%, to $6.0 million, and noninterest bearing demand accounts increased $1.7 million, or 29.7%, to $7.6 million.

Borrowings, which consisted solely of advances from the Federal Home Loan Bank of Chicago, increased $8.5 million, or 37.8%, to $31.0 million at December 31, 2010 from $22.5 million at June 30, 2010. We increased our borrowings to fund our lending at interest rates more favorable than deposit rates.

Total equity decreased $568,000, or 1.5%, to $36.7 million at December 31, 2010 from $37.3 million at June 30, 2010. The decrease was attributable to a $2.2 million decrease in accumulated other comprehensive income resulting primarily from the after-tax effect of a $3.1 million decrease in unrealized gains on securities available for sale, partially offset by net income of $1.6 million. The decrease in unrealized gains on securities available for sale was due to lower market values of available for sale securities.

Comparison of Financial Condition at June 30, 2010 and 2009

Total assets increased $7.6 million, or 2.0%, to $384.8 million at June 30, 2010 from $377.2 million at June 30, 2009. The increase was primarily the result of a $10.4 million increase in net loans receivable and an $877,000 increase in investment securities, partially offset by a $5.1 million decrease in cash and cash equivalents.

Net loans receivable increased by $10.4 million, or 4.6%, to $234.2 million at June 30, 2010 from $223.8 million at June 30, 2009. The increase in loans receivable during this period was due to increases of $4.4 million, or 29.8%, in multi-family residential real estate loans, $4.2 million, or 44.9%, in commercial business loans, $3.3 million, or 71.4%, in home equity lines of credit, $2.2 million, or 15.4%, in consumer loans, and $1.1 million, or 4.8%, in commercial real estate loans. The increases in multi-family residential, commercial business and commercial real estate loans reflected our continued emphasis on originating these types of loans. These increases were partially offset by a $3.3 million, or 2.1%, decrease in one- to four-family residential loans during this period.

Total investment securities remained stable, increasing by $877,000 to $125.7 million at June 30, 2010 from $124.9 million at June 30, 2009. During such period the investment securities portfolio was restructured to facilitate the sale of investment securities under favorable market conditions and to improve our interest rate risk position. Securities available for sale increased $26.3 million, or 26.5%, to $125.7 million at June 30, 2010 from $99.4 million at June 30, 2009, and investments held to maturity decreased by $25.4 million to $0 at June 30, 2010. During fiscal year 2010, we sold securities from the securities held to maturity portfolio with an amortized cost of $11.1 million to realize investment gains of approximately $225,000 and to reinvest the proceeds in investment securities that would improve our interest rate risk, consisting primarily of shorter term agency obligations. We also transferred the remaining $11.1 million of securities held to maturity to our securities available for sale portfolio.

During the year ended June 30, 2010, cash and cash equivalents decreased by $5.1, or 42.6%, to $6.8 million, other assets increased by $697,000 to $1.3 million and foreclosed assets held for sale increased by $372,000 to $497,000. At June 30, 2010, our investment in bank-owned life insurance was $7.0 million, an increase of $255,000 from $6.7 million at June 30, 2009.

Deposits increased $7.2 million, or 2.3%, to $320.6 million at June 30, 2010 from $313.4 million at June 30, 2009. During fiscal 2010, certificates of deposit increased $2.3 million, or 1.2%, to $198.2 million, savings, NOW and money market accounts increased $544,000, or .5%, to $111.5 million, brokered certificates of deposit increased $5.0 million, or 100%, to $5.0 million, and noninterest bearing demand accounts increased $594,000, or 9.2%, to $5.8 million.

Borrowings, which consisted solely of advances from the Federal Home Loan Bank of Chicago during fiscal 2010 and 2009, decreased $4.0 million, or 15.1%, from $26.5 million at June 30, 2009 to $22.5 million at June 30, 2010. Our borrowings decreased during fiscal 2010 primarily due to repayments of Federal Home Loan Bank of Chicago borrowings during the period.

Total equity increased $4.0 million, or 12.1%, to $37.3 million at June 30, 2010 from $33.3 million at June 30, 2009. The increase was attributable to net income of $2.7 million and a $1.4 million increase in accumulated other comprehensive income resulting primarily from increases in the market value of available for sale securities.

Comparison of Operating Results for the Six Months Ended December 31, 2010 and 2009

General. Net income increased $448,000, or 38.9%, to $1.6 million for the six months ended December 31, 2010 from $1.2 million for the six months ended December 31, 2009. The increase was primarily due to a $515,000 increase in net interest income, a $528,000 increase in noninterest income and a $345,000 reduction in the provision for loan losses, partially offset by an increase in noninterest expense of $609,000 and a $330,000 increase in income tax expense.

Net Interest Income. Net interest income increased by $515,000, or 9.6%, to $5.9 million for the six months ended December 31, 2010 from $5.4 million for the six months ended December 31, 2009. The increase was due to a decrease of $882,000 in interest expense partially offset by a decrease of $367,000 in interest income. The increase in net interest income was primarily the result of the rates on our deposits, particularly our certificates of deposit, decreasing faster than the interest rates of our interest-earning assets in a period of declining market interest rates. As a result, our net interest margin increased 17 basis points to 3.11% for the six months ended December 31, 2010 compared to 2.94% for the six months ended December 31, 2009, and our net interest rate spread increased 21 basis points to 3.01% for the six months ended December 31, 2010 compared to 2.80% for the six months ended December 31, 2009, as the decrease in the average cost of our interest-bearing liabilities exceeded the decrease in the average yield on our interest-earning assets.

Interest Income. Interest income decreased $367,000, or 4.1%, to $8.6 million for the six months ended December 31, 2010 from $9.0 million for the six months ended December 31, 2009. The decrease in interest income was primarily due to a $342,000 decrease in interest income on securities which resulted from a 61 basis point, or 13.7%, decrease in the average yield on securities from 3.83% to 3.22%. The decrease in the average yield was primarily due to lower market interest rates during the period. The decrease in yield was partially offset by an increase in the average balance of securities of $3.3 million, or 2.6%, to $133.2 million for the six months ended December 31, 2010 from $129.8 million for the six months ended December 31, 2009.

Interest income on loans decreased $27,000 as a $6.2 million increase in the average balance of loans to $237.0 million at December 31, 2010 was more than offset by an 18 basis point decrease in the average yield on loans from 5.62% to 5.44%. The decrease in the average yield on loans reflected the declining interest rate environment during fiscal 2010.

Interest Expense. Interest expense decreased $882,000, or 24.4%, to $2.7 million for the six months ended December 31, 2010 from $3.6 million for the six months ended December 31, 2009. The decrease occurred despite higher deposit balances due to lower market interest rates during the period.

Interest expense on interest-bearing deposits decreased by $808,000, or 24.4%, to $2.3 million for the six months ended December 31, 2010 from $3.1 million for the six months ended December 31, 2009. This decrease was primarily due to a decrease of 63 basis points in the average rate paid on interest-bearing deposits to 1.36% for the six months ended December 31, 2010 from 1.99% for the six months ended December 31, 2009. We experienced decreases in the average cost across all categories of interest-bearing deposits for the six months ended December 31, 2010, reflecting lower market interest rates as compared to the prior period. The decrease in average cost was partially offset by a $14.4 million, or 4.6%, increase in the average balance of interest-bearing deposits to $332.3 million for the six months ended December 31, 2010 from $309.4 million for the six months ended December 31, 2009.

Interest expense on borrowings decreased $74,000 to $458,000 for the six months ended December 31, 2010 from $531,000 for the six months ended December 31, 2009. This decrease was due to a $3.5 million decrease in the average balance of borrowings to $27.5 million for the six months ended

December 31, 2010 from $31.0 million for the six months ended December 31, 2009, and an 11 basis point decrease in the average cost of such borrowings to 3.32% for the six months ended December 31, 2010 from 3.43% for the six months ended December 31, 2009.

Provision for Loan Losses. We establish provisions for loan losses which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses inherent in the loan portfolio. Our methodology for establishing our allowance for loan losses and provisions for loan losses is discussed under “—Critical Accounting Policies—Allowance of Loan Losses” and “Business of Iroquois Federal Savings and Loan Association—Allowance for Loan Losses.” Based on the methodology set forth in those sections, we recorded a provision for loan losses of $625,000 for the six months ended December 31, 2010, as compared to a provision for loan losses of $969,000 for the six months ended December 31, 2009. The allowance for loan losses was $2.7 million, or 1.1% of total loans, at December 31, 2010, compared to $1.9 million, or 0.8% of total loans, at December 31, 2009. The decrease in the provision reflects management’s view of the risk in the portfolio, in particular the stabilization of non-performing and delinquent loans and higher provisions taken in the fiscal year ended June 30, 2010 to increase the overall allowance level due to increasing non-performing loans and worsening economic conditions during fiscal 2010.

Noninterest Income. Noninterest income increased $528,000, or 29.4%, to $2.3 million for the six months ended December 31, 2010 compared to $1.8 million for the six months ended December 31, 2009. The increase was primarily due to increases in brokerage commissions, mortgage banking income, other service charges and fees, and net realized gain on sales of securities available for sale. For the six months ended December 31, 2010, mortgage banking income increased $256,000 to $420,000, brokerage commissions increased $108,000 to $301,000, other service charges and fees increased $73,000 to $156,000, and net realized gains on the sale of available for sale securities increased $74,000 to $378,000. Insurance commissions and customer service fees decreased $32,000 and $23,000, respectively, for the six months ended December 31, 2010. The increase in mortgage banking income was due primarily to increased originations of one- to-four family loans originated for sale and the increase in brokerage commissions was primarily due to increased sales of mutual funds and annuities.

Noninterest Expense. Noninterest expense increased $609,000, or 13.7%, to $5.1 million for the six months ended December 31, 2010 from $4.5 million for the six months ended December 31, 2009. The largest components of this increase were compensation and benefits, which increased $470,000, or 17.4%, professional services expense, which increased $58,000, or 86.1%, office occupancy expense and equipment expense, which increased a combined $65,000, or 13.6%, and other noninterest expense, which increased $106,000, or 21.4%. Increased staffing, normal salary increases and increases in payroll taxes primarily accounted for the increase in compensation and benefits expense. These increases were partially offset by a decrease of $142,000 in net loss on foreclosed assets to a net gain recognized for 2010.

Income Tax Expense. We recorded a provision for income taxes of $915,000 for the six months ended December 31, 2010, compared to a provision for income taxes of $585,000 for the six months ended December 31, 2009, reflecting effective tax rates of 36.4% and 33.7%, respectively. The increased rate for 2010 was due to an increase in state tax expense.

Comparison of Operating Results for the Years Ended June 30, 2010 and 2009

General. Net income increased $270,000, or 11.2%, to $2.7 million for the year ended June 30, 2010 from $2.4 million for the year ended June 30, 2009. The primary reasons for the increase were a $1.6 million increase in net interest income and a $942,000 increase in noninterest income, offset by an increase of $1.5 million in the provision for loan losses and an increase of $767,000 in noninterest expense.

Net Interest Income. Net interest income increased by $1.6 million, or 16.8%, to $11.0 million for the year ended June 30, 2010 from $9.5 million for the year ended June 30, 2009. The increase primarily resulted from a decrease of $1.9 million in interest expense partially offset by a decrease of $357,000 in interest income. The increase in net interest income was primarily driven by declining market interest rates during the year ended June 30, 2010. Deposit and borrowing rates declined faster than the average yield on our interest-earning assets, and our average balance of interest-earning assets was higher in 2010. As a result, our net interest margin increased 27 basis points to 3.01% for the year ended June 30, 2010 from 2.74% for the year ended June 30, 2009, and our net interest rate spread increased 39 basis points to 2.92% for the year ended June 30, 2010 from 2.53% for the year ended June 30, 2009.

Interest Income. Interest income decreased $357,000 to $17.8 million for the year ended June 30, 2010 from $18.1 million for the year ended June 30, 2009. The decrease primarily resulted from a $400,000 decrease in interest income on loans and a $27,000 decrease in interest on deposits with other financial institutions, partially offset by a $70,000 increase in interest income on securities.

Interest income on loans decreased $400,000, or 3.0%, to $12.9 million for the year ended June 30, 2010 from $13.3 million for the year ended June 30, 2009. This decrease resulted from a 41 basis point decrease in the average yield to 5.55% for the year ended June 30, 2010 from 5.96% for the year ended June 30, 2009, reflecting decreases in market interest rates. The decrease in yield was partially offset by an increase in the average balance of loans of $9.0 million, or 4.1%, to $232.3 million for the year ended June 30, 2010 from $223.2 million for the year ended June 30, 2009.

Interest income on securities increased by $70,000 to $4.9 million for the year ended June 30, 2010 from $4.8 million for the year ended June 30, 2009. The increase in interest income on securities was due to an increase of $20.0 million in the average balance of securities to $129.5 million for the year ended June 30, 2010 from $109.5 million for the year ended June 30, 2009, partially offset by a decrease in the average yield on securities of 62 basis points to 3.75% for the year ended June 30, 2010 from 4.37% for the year ended June 30, 2009. The increase in the average balance of securities resulted from purchases of securities during fiscal 2010, consisting primarily of agency obligations. The decrease in the average yield on securities was due to the declining interest rate environment.

Interest Expense. Interest expense decreased $1.9 million, or 22.5%, to $6.7 million for the year ended June 30, 2010 from $8.7 million for the year ended June 30, 2009.

Interest expense on interest-bearing deposits decreased by $1.8 million, or 23.9%, to $5.7 million for the year ended June 30, 2010 from $7.5 million for the year ended June 30, 2009. The decrease in interest expense on interest-bearing deposits was due to a decrease of 80 basis points in the average rate paid on interest-bearing deposits to 1.77% for the year ended June 30, 2010 from 2.57% for the year ended June 30, 2009. We experienced decreases in the average rate across all categories of interest-bearing deposits for the year ended June 30, 2010, reflecting lower market interest rates. This was partially offset by a $31.2 million, or 11.1%, increase in the average balance of interest-bearing deposits to $313.0 million for the year ended June 30, 2010 from $281.8 million for the year ended June 30, 2009.

Interest expense on borrowings decreased $169,000 to $1.0 million for the year ended June 30, 2010 from $1.2 million for the year ended June 30, 2009. This decrease was due to a $7.3 million decrease in the average balance of borrowings to $28.9 million for the year ended June 30, 2010 from $36.2 million for the year ended June 30, 2009, partially offset by a 26 basis point increase in the average cost of such borrowings to 3.58% for the year ended June 30, 2010 from 3.32% for the year ended June 30, 2009.

Provision for Loan Losses. We recorded a provision for loan losses of $1.9 million for the year ended June 30, 2010 and a provision for loan losses of $405,000 for the year ended June 30, 2009. The allowance for loan losses was $2.8 million, or 1.2% of total loans, at June 30, 2010, compared to $1.4 million, or 0.60% of total loans, at June 30, 2009. The increased provision reflects management’s view of the risks inherent in the loan portfolio. During the fiscal year ended June 30, 2010, we experienced increased loan charge offs, which increased from $106,000 for fiscal 2009 to $509,000 in fiscal 2010, and an increase in our multi-family, commercial real estate and commercial business loans, which bear higher risk than our one- to-four family mortgage loans. Additionally, our increase in non-performing assets and our view of the added risk of the loan portfolio combined with a weakened economy caused us to increase the overall level of our allowances for loan losses.

Noninterest Income. Noninterest income increased $942,000, or 30.4%, to $4.0 million for the year ended June 30, 2010 compared to $3.1 million for the year ended June 30, 2009. The increase was primarily due to a $1.0 million increase in net realized gains on sales of securities available for sale, partially offset by a decrease of $154,000 in mortgage banking income. The increase in net realized gains on sales of securities available for sale was due to sales of securities available for sale in connection with the restructuring of the securities portfolio to realize investment gains on securities held to maturity, and to improve our interest rate risk position.

Noninterest Expense. Noninterest expense increased $767,000, or 9.2%, to $9.2 million for the year ended June 30, 2010 from $8.4 million for the year ended June 30, 2009. The largest components of this increase were compensation and benefits, which increased $416,000, or 7.9%, FDIC assessments, which increased $103,000, or 29.9%, office occupancy expense and equipment expense, which increased a combined $89,000, or 9.9%, and other noninterest expense, which increased $93,000, or 10.6%. Normal salary increases and increases in payroll taxes primarily accounted for the increase in compensation and benefits expense.

Income Tax Expense. We recorded $1.4 million of income tax expense for the years ended June 30, 2010 and 2009, reflecting effective tax rates of 34.2% and 36.1%, respectively.

Average Balances and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. Tax-equivalent yield adjustments have not been made for tax-exempt securities. All average balances are based on month-end balances which management deems to be representative of the operations of Iroquois Federal. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At December 31, 2010	For the Six Months Ended December 31,
		2010			2009
	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate (1)	Average Outstanding Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans:
Real estate loans:
One- to four-family (2)	5.09%	$149,378	$3,897	5.22%	$155,714	$4,173	5.36%
Multi-family	5.29	21,090	560	5.31	17,000	470	5.53
Commercial	5.95	25,347	758	5.98	23,912	750	6.27
Home equity lines of credit	4.22	9,059	192	4.24	5,622	127	4.51
Construction loans	4.67	1,417	33	4.68	2,146	52	4.84
Commercial business loans	5.87	13,887	409	5.89	11,764	360	6.13
Consumer loans	7.21	16,821	608	7.23	14,676	552	7.52

Total loans	5.29	236,999	6,457	5.44	230,834	6,484	5.62
Securities:
U.S. government, federal agency and government-sponsored enterprises	2.72	117,247	1,776	3.03	92,558	1,673	3.61
U.S. government sponsored mortgage-backed securities	5.08	13,335	311	4.66	35,388	779	4.40
State and political subdivisions	4.85	2,600	63	4.85	1,894	38	4.01

Total securities	2.97	133,182	2,150	3.22	129,840	2,490	3.83
Other	.16	6,959	4	.11	4,105	3	.14

Total interest-earning assets	4.41	377,140	8,611	4.56	364,779	8,977	4.92

Noninterest-earning assets		24,640			20,131

Total assets		$401,780			$384,910

Interest-bearing liabilities:

Interest-bearing checking or NOW	.20	$23,967	$29	.24	$23,096	$67	.58
Savings accounts	.39	22,198	69	.62	19,489	98	1.00
Certificates of deposit	1.70	206,507	1,958	1.90	198,310	2,544	2.56
Money market accounts	.34	71,147	215	.60	68,551	370	1.08

Total interest-bearing deposits	1.17	323,819	2,271	1.36	309,446	3,079	1.99
Federal Home Loan Bank advances	2.83	27,522	458	3.32	31,040	531	3.43

Total interest-bearing liabilities	1.34	351,341	2,729	1.55	340,486	3,610	2.12

Noninterest-bearing liabilities		15,239			12,144

Total liabilities	1.31	366,580			352,630
Equity		35,200			32,280

Total liabilities and equity		$401,780			$384,910

Net interest income			$5,882			$5,367

Net interest rate spread (3)				3.01%			2.80%
Net interest-earning assets (4)		$25,799			$24,293

Net interest margin (5)				3.11%			2.94%
Average interest-earning assets to interest-bearing liabilities		1.07%			1.07%

(footnotes on following page)

	For the Fiscal Years Ended June 30,
	2010			2009			2008
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans:
Real estate loans:
One- to four-family (2)	$154,532	$8,184	5.30%	$163,485	$9,440	5.77%	$163,093	$10,118	6.20%
Multi-family	17,992	988	5.49	11,850	686	5.79	6,908	446	6.46
Commercial	23,990	1,478	6.16	20,924	1,347	6.44	17,108	1,145	6.69
Home equity lines of credit	6,408	281	4.39	2,984	138	4.61	1,106	52	4.68
Construction loans	2,034	98	4.81	1,611	80	4.98	1,740	91	5.26
Commercial business loans	12,128	736	6.07	8,114	515	6.35	6,070	410	6.76
Consumer loans	15,240	1,135	7.45	14,238	1,095	7.69	13,973	1,107	7.92

Total loans	232,324	12,900	5.55	223,206	13,301	5.96	209,998	13,369	6.37
Securities:
U.S. government, federal agency and government-sponsored enterprises	98,984	3,494	3.53	61,890	2,619	4.23	42,706	1,947	4.55
U.S. government sponsored mortgage-backed securities	28,390	1,297	4.56	45,492	2,081	4.57	54,837	2,511	4.57
State and political subdivisions	2,120	65	3.07	2,094	85	4.06	2,463	100	4.06

Total securities	129,494	4,856	3.75	109,476	4,785	4.37	100,006	4,558	4.55
Other	4,460	5	.11	11,955	32	.26	7,486	215	2.87

Total interest-earning assets	366,278	17,761	4.84	344,637	18,118	5.25	317,491	18,142	5.71

Noninterest-earning assets	21,973			16,008			16,828

Total assets	$388,251			$360,645			$334,319

Interest-bearing liabilities:
Interest-bearing checking or NOW	$23,234	$109	.47	$21,003	$137	.65	$19,629	$122	.62
Savings accounts	20,363	179	.87	18,712	216	1.15	17,900	230	1.28
Certificates of deposit	201,074	4,775	2.37	195,109	6,236	3.19	199,079	8,735	4.39
Money market accounts	68,321	616	.90	46,952	870	1.85	32,388	812	2.51

Total interest-bearing deposits	312,992	5,679	1.77	281,776	7,459	2.57	268,996	9,899	3.68
Federal Home Loan Bank advances	28,908	1,035	3.58	36,232	1,204	3.32	26,690	1,134	4.24

Total interest-bearing liabilities	341,900	6,714	1.92	318,008	8,663	2.72	295,686	11,033	3.76

Noninterest-bearing liabilities	13,289			11,983			10,112

Total liabilities	355,189			329,991			305,798
Equity	33,062			30,654			28,521

Total liabilities and equity	$388,251			$360,645			$334,319

Net interest income		$11,047			$9,455			$7,109

Net interest rate spread (3)			2.92%			2.53%			1.95%

Net interest-earning assets (4)	$24,378			$26,628			$21,805

Net interest margin (5)			3.01%			2.74%			2.20%

Average interest-earning assets to interest-bearing liabilities	1.05%			1.08%			1.07%

(1)	Yields and rates for the six months ended December 31, 2010 and 2009 are annualized.
(2)	Includes home equity loans.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the fiscal years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated to the changes due to rate and the changes due to volume in proportion to the relationship of the absolute dollar amounts of change in each.

	Six Months Ended December 31, 2010 vs. 2009			Fiscal Years Ended June 30, 2010 vs. 2009			Fiscal Years Ended June 30, 2009 vs. 2008
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$177	$(204)	$(27)	$533	$(933)	$(400)	$817	$(885)	$(68)
Securities	63	(405)	(342)	804	(734)	70	413	(187)	226
Other	2	—	2	(14)	(13)	(27)	82	(264)	(182)

Total interest-earning assets	$242	$(609)	$(367)	$1,323	$(1,680)	$(357)	$1,312	$(1,336)	$(24)

Interest-bearing liabilities:
Interest-bearing checking or NOW	$4	$(31)	$(27)	$14	$(42)	$(28)	$9	$6	$15
Savings accounts	12	(41)	(29)	18	(55)	(37)	(7)	(7)	(14)
Certificates of deposit	100	(686)	(586)	185	(1,646)	(1,461)	(170)	(2,330)	(2,500)
Money market accounts	13	(179)	(166)	300	(554)	(254)	307	(249)	58

Total interest-bearing deposits	129	(937)	(808)	517	(2,297)	(1,780)	139	(2,580)	(2,441)
Federal Home Loan Bank advances	(56)	(18)	(74)	(257)	88	(169)	350	(280)	70

Total interest-bearing liabilities	73	(955)	(882)	260	(2,209)	(1,949)	489	(2,860)	(2,371)

Change in net interest income	$169	$346	$515	$1,063	$529	$1,592	$823	$1,524	$2,347

Management of Market Risk

General. Because the majority of our assets and liabilities are sensitive to changes in interest rates, our most significant form of market risk is interest rate risk. We are vulnerable to an increase in interest rates to the extent that our interest-bearing liabilities mature or reprice more quickly than our interest-earning assets. As a result, a principal part of our business strategy is to manage interest rate risk and limit the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has established an internal Asset/Liability Management Committee pursuant to our Interest Rate Risk Management Policy that is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

We have sought to manage our interest rate risk in order to control the exposure of our earnings and capital to changes in interest rates. As part of our ongoing asset-liability management, we currently use the following strategies to manage our interest rate risk:

(i)	sell the majority of our long-term, fixed-rate one- to four-family residential mortgage loans that we originate;

(ii)	lengthen the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of Chicago;

(iii)	invest in shorter- to medium-term investment securities and interest-earning time deposits;

(iv)	originate commercial mortgage loans, including multi-family loans and land loans, commercial loans and consumer loans, which tend to have shorter terms and higher interest rates than one- to four-family residential mortgage loans, and which generate customer relationships that can result in larger noninterest-bearing demand deposit accounts; and

(v)	maintain adequate levels of capital.

We currently do not engage in hedging activities, such as futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligations, residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

In addition, changes in interest rates can affect the fair values of our financial instruments. For additional information regarding the fair values of our assets and liabilities, see Note 14 to the Notes to our Consolidated Financial Statements.

Net Portfolio Value. The Office of Thrift Supervision requires the computation of amounts by which the difference between the present value of an institution’s assets and liabilities (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with a report that measures the sensitivity of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract using the current interest rate yield curve with instantaneous increases or decreases of 100 to 300 basis points in 100 basis point increments. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. Given the current relatively low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared. The Office of Thrift Supervision provides us the results of the interest rate sensitivity model, which is based on information we provide to the Office of Thrift Supervision to estimate the sensitivity of our NPV.

The table below sets forth, as of December 31, 2010, the calculation of the estimated changes in our net portfolio value that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2010
		Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
Change in Interest Rates (basis points) (1)	Estimated NPV (2)	Amount	Percent	NPV Ratio (4)	Increase (Decrease) (basis points)
		(Dollars in thousands)
+300	$37,465	$(19,153)	(34)%	9.27%	(393)
+200	45,014	(11,605)	(20)	10.89	(231)
+100	52,002	(4,617)	(8)	12.31	(88)
0	56,618	—	—	13.20	—
-100	60,399	3,780	7	13.90	(71)

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV as a percentage of the present value of assets.

The table above indicates that at December 31, 2010, in the event of a 200 basis point increase in interest rates, we would experience a 20% decrease in net portfolio value. In the event of a 100 basis point decrease in interest rates, we would experience a 7% increase in net portfolio value.

Certain shortcomings are inherent in the methodologies used in determining interest rate risk through changes in net portfolio value. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

We also perform our own internal interest rate risk analysis that assesses risk to our Net Portfolio Value, Earnings and Capital. As a result of regulatory guidance issued in January 2010, we have recently updated and enhanced our internal interest rate risk model. Our analysis now involves ramping up interest rates 400 basis points using a dynamic and realistic yield curve as well as “real world” simulation and timing. In addition to measuring Net Portfolio Value, our model also analyzes Earnings at Risk for both Net Interest Income and Net Income, and Capital at Risk for Tangible Equity Capital, Tier 1 Risk Based Capital, and Total Risk Based Capital in rate shock scenarios up to 400 basis points over a three-

year period. Due to the current low interest rate environment, we do not analyze rate shock scenarios involving decreasing interest rates. When interest rates increase, we will also analyze scenarios involving decreasing rates. Details of our general ledger along with key data from each deposit, loan, investment, and borrowing are downloaded into our forecasting model which takes into account both market and internal trends. Back testing is done internally on a regular basis to confirm the validity of the model, while third party testing is done periodically. Details of our interest rate risk analysis are reviewed by the Asset/Liability Management Committee and presented to the Board on a quarterly basis.

The tables below illustrate the simulated impact of rate shock scenarios up to 400 basis points over a three-year period on our Earnings at Risk (for both net interest income and net income) and our Capital at Risk (for tangible equity capital, tier 1 risk-based capital, and total risk-based capital). The Net Portfolio Value at Risk table below sets forth our calculation of the estimated changes in our net portfolio value at December 31, 2010 resulting from immediate rate shocks up to 400 basis points.

Earnings at Risk

Change in Interest	% Change Net Interest Income			% Change Net Income
Rates (basis points)	12/31/11	12/31/12	12/31/13	12/31/11	12/31/12	12/31/13
+400	(3.0)%	(16.1)%	(26.0)%	(19.2)%	(53.9)%	(83.1)%
+300	(2.5)%	(10.8)%	(16.9)%	(17.8)%	(39.3)%	(57.9)%
+200	(2.9)%	(9.0)%	(6.0)%	(18.8)%	(34.2)%	(27.7)%
+100	0.5%	2.2%	7.8%	(12.4)%	(3.4)%	10.3%
0	1.9%	3.0%	2.9%	(4.4)%	(1.2)%	(3.3)%

Capital at Risk

	Tangible Equity Capital			Tier 1 Risk-Based Capital			Total Risk-Based Capital
Change in Interest Rates (basis points)	12/31/11	12/31/12	12/31/13	12/31/11	12/31/12	12/31/13	12/31/11	12/31/12	12/31/13
+400	9.39%	9.33%	9.26%	17.64%	17.86%	17.79%	18.94%	19.12%	19.03%
+300	9.36%	9.32%	9.27%	17.62%	17.92%	17.98%	18.92%	19.20%	19.22%
+200	9.36%	9.30%	9.27%	17.63%	17.91%	18.11%	18.92%	19.19%	19.38%
+100	9.35%	9.26%	9.27%	17.67%	18.06%	18.53%	18.95%	19.36%	19.81%
0	9.45%	9.92%	10.35%	17.76%	18.82%	19.37%	19.08%	19.96%	20.68%

Net Portfolio Value at Risk

At December 31, 2010
Change in Interest Rates (basis points)	Estimated NPV	% Change NPV	NPV Ratio	Increase (Decrease) (in basis points)
+400	$22,844	(43)%	6.15%	(364)
+300	$26,936	(33)%	7.08%	(271)
+200	$32,353	(19)%	8.26%	(153)
+100	$36,028	(10)%	8.98%	(80)
0	$40,183	—%	9.79%	—

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan sales and repayments, advances from the Federal Home Loan Bank of Chicago, and maturities of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability

Management Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. For the six months ended December 31, 2010 and the year ended June 30, 2010, our liquidity ratio averaged 33.6% and 29.5% of our total assets, respectively. We believe that we have enough sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2010.

We regularly monitor and adjust our investments in liquid assets based upon our assessment of: (i) expected loan demand; (ii) expected deposit flows; (iii) yields available on interest-earning deposits and securities; and (iv) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and medium-term securities.

Our most liquid assets are cash and cash equivalents. The levels of these assets are affected by our operating, financing, lending and investing activities during any given period. At December 31, 2010, cash and cash equivalents totaled $6.7 million. Interest-earning time deposits which can offer additional sources of liquidity, totaled $250,000 at December 31, 2010.

Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Statements of Cash Flows included in our financial statements.

At December 31, 2010, we had $16.1 million in loan commitments outstanding, including $11.1 million in unused lines of credit to borrowers. Certificates of deposit due within one year of December 31, 2010 totaled $156.5 million, or 73.3% of total deposits. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2011. Additionally, we believe that the additional capital that we are raising in the offering will provide additional liquidity. Moreover, it is our intention as we continue to grow our commercial real estate portfolio, to emphasize lower cost deposit relationships with these commercial loan customers and thereby replace the higher cost certificates with lower cost deposits. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Our primary investing activity is originating loans. During the six months ended December 31, 2010 and the year ended June 30, 2010, we originated $51.6 million and $67.7 million of loans, respectively, and during the year ended June 30, 2009, we originated $81.8 million of loans.

Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We had a net increase in total deposits of $12.6 million for the six months ended December 31, 2010, and a net increase in total deposits of $7.2 million for the year ended June 30, 2010. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors.

Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Chicago, which provides an additional source of funds. Federal Home Loan Bank advances were $31.0 million at December 31, 2010. At December 31, 2010, we had the ability to borrow up to an additional $65.0 million from the Federal Home Loan Bank of Chicago and had the ability to borrow an additional $27.6 million from the Federal Reserve.

Iroquois Federal is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2010, Iroquois Federal exceeded all regulatory capital requirements.

Iroquois Federal is considered “well capitalized” under regulatory guidelines. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements” and Note 11— Regulatory Matters of the notes to the financial statements included in this prospectus.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of new loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, resulting in increased net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, our return on equity will be adversely affected.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 13 – Commitments and Contingent Liabilities of the notes to the financial statements included in this prospectus.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

Our financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on our performance than the effects of inflation.

BUSINESS OF IF BANCORP, INC.

IF Bancorp, Inc. is incorporated in the State of Maryland. We have not engaged in any business to date. Upon completion of the conversion, we will own all of the issued and outstanding stock of Iroquois Federal. We will retain up to 50% of the net proceeds from the offering and initially invest the remaining net proceeds in Iroquois Federal as additional capital of Iroquois Federal. IF Bancorp, Inc. will use a portion of the net proceeds to make a loan to the employee stock ownership plan and to fund the cash portion of the contribution to the charitable foundation. At a later date, we may use the net proceeds to pay dividends to stockholders and we may repurchase shares of our common stock, subject to regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

In the future, IF Bancorp, Inc., as the holding company of Iroquois Federal, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include expansion of our branch network through de novo branching or branch acquisitions, or the acquisition of banking and financial services companies. See “Supervision and Regulation—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no understandings or agreements for the acquisition of financial institutions or branches. We may also borrow funds for reinvestment in Iroquois Federal.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Iroquois Federal. Initially, IF Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Iroquois Federal for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Iroquois Federal to serve as officers of IF Bancorp, Inc. We will, however, use the support staff of Iroquois Federal from time to time. We will pay a fee to Iroquois Federal for the time devoted to IF Bancorp, Inc. by employees of Iroquois Federal. However, these persons will not be separately compensated by IF Bancorp, Inc. IF Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

General

Iroquois Federal is a federally chartered savings association headquartered in Watseka, Illinois. Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, multi-family loans, commercial real estate loans, home equity lines of credit, commercial business loans, consumer loans (consisting primarily of automobile loans), and, to a much lesser extent, construction loans and land loans. At December 31, 2010, $148.9 million, or 61.0%, of our total loan portfolio was comprised of one- to four-family residential mortgage loans. We intend to continue to increase our volume of multi-family loans, commercial real estate loans and commercial business loans.

We also invest in securities, which historically have consisted primarily of securities issued by the U.S. government, U.S. government agencies and U.S. government-sponsored enterprises, as well as mortgage-backed securities issued or guaranteed by U.S. government-sponsored enterprises, and, to a lesser extent, municipal obligations.

We offer a variety of deposit accounts, including statement savings accounts, certificates of deposit, money market accounts, commercial and regular checking accounts, individual retirement accounts and health savings accounts.

In addition to our traditional banking products and services, we offer a full line of property and casualty insurance products through our wholly-owned subsidiary, L.C.I. Service Corporation, an insurance agency with offices in Watseka and Danville. We also offer annuities, mutual funds, individual and group retirement plans, life, disability and health insurance, individual securities, managed accounts and other financial services at all of our locations through Iroquois Financial, a division of Iroquois Federal. Raymond James Financial Services, Inc. serves as the broker-dealer for Iroquois Financial.

We are dedicated to offering alternative banking delivery systems, including ATMs, online banking, and telephone banking delivery systems. In addition, we are currently in the process of establishing remote capture capabilities.

Iroquois Federal’s executive offices are located at 201 East Cherry Street, Watseka, Illinois 60970. Our telephone number at this address is (815) 432-2476. Our website address is www.iroquoisfed.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Market Area

We conduct our operations from our four full-service banking offices located in the municipalities of Watseka, Danville, Clifton and Hoopeston and our loan production and wealth management office in Osage Beach, Missouri. Our primary lending market includes the Illinois counties of Vermilion and Iroquois, as well as the adjacent counties in Illinois and Indiana. In December 2006, we opened our loan production and wealth management office in Osage Beach, Missouri, which serves the Missouri counties of Camden, Miller and Morgan.

In recent years, both our primary market area as well as east central Illinois as a whole has experienced limited to negative growth, reflecting in part, the economic downturn. Future business and growth opportunities will be influenced by economic and demographic characteristics of our primary market area and of east central Illinois. According to SNL Financial, Vermilion County and Iroquois County are projected to experience population reductions of approximately 2.2% and 1.7%, respectively, from 2010 to 2015, with corresponding reductions in population density by 2015. Similarly, Vermilion County and Iroquois County are projected to experience a 2.1% and a 1.5% reduction in households, respectively, from 2010 to 2015. Unemployment rates for Vermilion County and Iroquois County are projected to decrease by approximately 19.0% and 18.7%, respectively, over the next five years.

The economy in Iroquois and Vermilion counties is heavily influenced by agriculture and agriculture related businesses such as Quaker Oats Co, Incobrasa Industries Ltd., Bunge, Hoopeston Foods, ConAgra and Big R Stores. Hospitals and other health care providers, local schools, local government, light industry/manufacturing and trucking/distribution businesses also serve as major sources of employment.

Our Osage Beach, Missouri loan production office is located in the Lake of the Ozarks region. Once known primarily as a resort area, the Lake of the Ozarks region is becoming an area of permanent residences and a growing retirement community, providing an excellent market for mortgage loans and our wealth management and financial services business.

Competition

We face intense competition in our market area both in making loans and attracting deposits. We also compete with commercial banks, credit unions, savings institutions, mortgage brokerage firms, finance companies, mutual funds, insurance companies and investment banking firms. Some of our competitors have greater name recognition and market presence that benefit them in attracting customers, and offer certain services that we do not or cannot provide.

Our deposit sources are primarily concentrated in the communities surrounding our banking offices located in Iroquois and Vermilion Counties, Illinois. As of June 30, 2010, the latest date for which FDIC data is available, we ranked first of eight bank and thrift institutions with offices in Iroquois County with a 22.3% deposit market share. As of the same date, we ranked third of 16 bank and thrift institutions with offices in Vermilion County with a 15.3% deposit market share.

Lending Activities

Our principal lending activity is the origination of one- to four-family residential mortgage loans, multi-family loans, commercial real estate loans (including farm loans), home equity loans and lines of credit, commercial business loans, consumer loans (consisting primarily of automobile loans), and, to a much lesser extent, construction loans and land loans. The following table provides a historical breakdown of our loan portfolio at the end of each of our last five years and at December 31, 2010.

In addition to loans originated by Iroquois Federal, our loan portfolio includes loan purchases which are secured by single family homes located primarily in the Midwest. As of December 31, 2010, June 30, 2010 and 2009, the amount of such loans equaled $22.4 million, $24.6 million and $30.0 million, respectively. See “—Loan Originations, Purchases, Sales, Participations and Servicing.”

Our loan portfolio also includes commercial loan participations which are secured by both real estate and other business assets, primarily within 100 miles of our primary lending market. As of December 31, 2010 and June 30, 2010 and 2009, the amount of such loans equaled $10.3 million, $10.2 million and $7.2 million, respectively. See “—Loan Originations, Purchases, Sales, Participations and Servicing.”

In 2000, we began originating a substantial portion of our fixed-rate one- to four-family residential mortgage loans for sale to the Federal Home Loan Bank of Chicago with servicing retained. Total mortgages sold under this program equaled approximately $61.6 million, $52.3 million and $47.9 million for the six months ended December 31, 2010 and the years ended June 30, 2010 and 2009, respectively. See “—One- to Four-Family Residential Real Estate Lending” below for more information regarding the origination of loans for sale to the Federal Home Loan Bank of Chicago.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, including loans held for sale, by type of loan at the dates indicated. Amounts shown for one- to four-family loans include loans held for sale of approximately $242,000, $460,000, $156,000, $0, $0, and $0 at December 31, 2010 and June 30, 2010, 2009, 2008, 2007 and 2006, respectively.

	At December 31, 2010		At June 30,
			2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family (1)	$148,944	60.96%	$153,774	64.56%	$157,109	69.48%	$162,552	74.60%	$164,950	78.77%	$156,393	77.39%
Multi-family	26,455	10.83	19,232	8.07	14,818	6.55	10,710	4.92	1,109	0.53	2,117	1.05
Commercial	25,768	10.55	24,956	10.48	23,815	10.53	21,186	9.72	21,082	10.07	11,307	5.60
Home equity lines of credit	9,670	3.96	7,853	3.30	4,581	2.03	1,812	0.83	583	0.28	—	—
Construction loans	1,237	0.51	2,112	0.89	1,915	0.85	1,567	0.72	2,551	1.22	2,750	1.36
Commercial business loans	15,467	6.33	13,410	5.63	9,252	4.09	6,390	2.93	5,047	2.41	7,559	3.74
Consumer loans	16,806	6.88	16,875	7.08	14,627	6.47	13,685	6.28	14,093	6.73	21,955	10.86

Total loans	244,347	100.00%	238,212	100.00%	226,117	100.00%	217,902	100.00%	209,415	100.00%	202,081	100.00%

Other items:
Unearned fees and discounts, net	(26)		(35)		(44)		(61)		(39)		(123)
Loans in process	(643)		(1,197)		(896)		(1,614)		(1,625)		(1,987)
Allowance for loan losses	(2,712)		(2,767)		(1,365)		(1,047)		(1,021)		(866)

Total loans, net	$240,967		$234,213		$223,812		$215,180		$206,730		$199,105

(1)	Includes home equity loans.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at June 30, 2010. We have no demand loans, loans having no stated repayment schedule or maturity, or overdraft loans.

	One- to four-family residential real estate (1)		Multi-family real estate		Commercial real estate		Home equity lines of credit
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending June 30,

2011	$1,847	6.25%	$889	6.43%	$4,451	6.40%	$—	—%
2012	260	6.29	559	5.99	2,036	6.46	296	6.30
2013 to 2014	3,806	6.07	7,153	5.61	6,952	6.53	2,318	4.77
2015 to 2019	11,493	5.79	6,699	5.00	3,641	6.03	1,966	4.30
2020 to 2024	15,069	5.47	3,511	5.87	1,511	4.72	1,426	4.03
2025 and beyond	121,299	5.17	421	5.62	6,365	5.92	1,847	4.00

Total	$153,774	5.29%	$19,232	5.49%	$24,956	6.16%	$7,853	4.39%

	Construction loans		Commercial Business loans		Consumer loans		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
					(Dollars in thousands)
Due During the Years Ending June 30,

2011	$—	—%	$1,339	5.37%	$4,000	4.72%	$12,526	5.73%
2012	—	—	884	5.84	1,285	8.88	5,320	6.85
2013 to 2014	—	—	4,661	6.24	5,886	8.13	30,776	6.39
2015 to 2019	—	—	5,068	6.22	5,345	8.47	34,212	6.06
2020 to 2024	—	—	476	5.20	34	9.58	22,027	5.39
2025 and beyond	2,112	4.81	982	6.09	325	6.02	133,351	5.19

Total	$2,112	4.81%	$13,410	6.07%	$16,875	7.45%	$238,212	5.56%

(1)	Includes home equity loans.

67

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at June 30, 2010 that are contractually due after June 30, 2011.

	Due After June 30, 2011
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family (1)	$53,453	$98,474	$151,927
Multi-family	6,251	12,092	18,343
Commercial	14,398	6,107	20,505
Home equity lines of credit	4,662	3,191	7,853
Construction loans	494	1,618	2,112
Commercial business loans	9,117	2,954	12,071
Consumer loans	$12,875	$—	$12,875

Total loans	$101,250	$124,436	$225,686

(1)	Includes home equity loans.

One- to Four-Family Residential Mortgage Loans. At December 31, 2010, $148.9 million, or 61.0% of our total loan portfolio, consisted of one- to four-family residential mortgage loans. We offer residential mortgage loans that conform to Fannie Mae and Freddie Mac underwriting standards (conforming loans) as well as non-conforming loans. We generally underwrite our one- to four-family residential mortgage loans based on the applicant’s employment and credit history and the appraised value of the subject property. We also offer loans through various agency programs, such as the Mortgage Partnership Finance Program of the Federal Home Loan Bank of Chicago, which are originated for sale.

We currently offer fixed-rate conventional mortgage loans with terms of up to 30 years that are fully amortizing with monthly loan payments. We also offer adjustable-rate mortgage loans that generally provide an initial fixed interest rate of one to seven years and annual interest rate adjustments thereafter, that amortize over a period up to 30 years. We offer one- to four-family residential mortgage loans with loan-to-value ratios up to 100%. Private mortgage insurance is required for all one- to four-family residential mortgage loans with loan-to-value ratios exceeding 90%. One- to four-family residential mortgage loans with loan-to-value ratios above 80%, but below 90%, require private mortgage insurance unless waived by management. At December 31, 2010, fixed-rate one- to four-family residential mortgage loans totaled $54.4 million, or 36.6% of one- to four-family residential mortgage loans, and adjustable-rate one- to four-family residential mortgage loans totaled $94.3 million, or 63.4% of one- to four-family residential mortgage loans.

Our one- to four-family residential mortgage loans are generally conforming loans, underwritten according to Fannie Mae and Freddie Mac guidelines. We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Fannie Mae and Freddie Mac, which is currently $417,000 for single-family homes. At December 31, 2010, our average one- to four-family residential mortgage loan had a principal balance of $71,000. We also originate loans above the lending limit for conforming loans, which we refer to as “jumbo loans.” At December 31, 2010, $18.2 million, or 12.2%, of our total one-to four-family residential loans had principal balances in excess of $417,000. Most of our jumbo loans are originated with a seven-year fixed-rate term and a balloon payment, with up to a 30 year amortization schedule. Additionally, occasionally we will originate fixed-rate jumbo loans with terms of up to 15 years.

We actively monitor our interest rate risk position to determine the desirable level of investment in fixed-rate mortgages. In recent years there has been increased demand for long-term fixed-rate loans, as market rates have dropped and remained near historic lows. As a result, we have sold a substantial majority of our fixed-rate one- to four-family residential mortgage loans with terms of 15 years or greater. In June 2000, we began selling fixed-rate residential mortgages to the Federal Home Loan Bank of Chicago, with servicing retained, under its Mortgage Partnership Finance Program. Total mortgages sold under this program equaled approximately $17.6 million, $11.1 million and $21.9 million for the six months ended December 31, 2010 and the years ended June 30, 2010 and 2009, respectively. Generally, however, we retain in our portfolio fixed-rate one- to four-family residential mortgage loans with terms of less than 15 years, although this has represented a small percentage of the fixed-rate loans that we have originated in recent years due to the favorable long-term rates for borrowers.

We currently offer several types of adjustable-rate mortgage loans secured by residential properties with interest rates that are fixed for an initial period of one to seven years. We offer adjustable-rate mortgage loans that are fully amortizing. After the initial fixed period, the interest rate on adjustable-rate mortgage loans generally resets every year based upon the weekly average of a one-year U.S. Treasury Securities rate plus an applicable margin, subject to periodic and lifetime limitations on interest rate changes. Our adjustable rate mortgage loans with initial rate periods lasting five or seven years have a 2% maximum annual rate change up or down, and a 6% lifetime cap up from the initial rate. Our adjustable rate mortgage loans with initial rate periods lasting one or three years have a 1% maximum annual rate change up or down and a 5% lifetime cap up from the initial rate. The floor on all adjustable rate mortgage loans is equal to the initial rate.

Adjustable-rate mortgage loans generally present different credit risks than fixed-rate mortgage loans, primarily because the underlying debt service payments of the borrowers increase as interest rates increase, thereby increasing the potential for default and higher rates of delinquency. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Since changes in the interest rates on adjustable-rate mortgages may be limited by an initial fixed-rate period or by the contractual limits on periodic interest rate adjustments, adjustable-rate loans may not adjust as quickly to increases in interest rates as our interest-bearing liabilities.

In addition to traditional one- to four-family residential mortgage loans, we offer home equity loans that are secured by a second mortgage on the borrower’s primary or secondary residence. Home equity loans are generally underwritten using the same criteria that we use to underwrite one- to four-family residential mortgage loans. Home equity loans may be underwritten with a loan-to-value ratio of up to 90% when combined with the principal balance of the existing first mortgage loan. Our home equity loans are primarily originated with fixed rates of interest with terms of up to 10 years, fully amortized. At December 31, 2011, approximately $1.8 million, or 1.2% of our one- to four-family mortgage loans were home equity loans secured by a second mortgage.

Home equity loans secured by second mortgages have greater risk than one- to four-family residential mortgage loans or home equity loans secured by first mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity loans, decreases in real estate values could adversely affect the value of property used as collateral for our loans.

We do not offer or purchase loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan.

We require title insurance on all of our one- to four-family residential mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. We also require flood insurance, as applicable. We do not conduct environmental testing on residential mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan.

Commercial Real Estate and Multi-family Real Estate Loans. At December 31, 2010, $25.8 million, or 10.6% of our loan portfolio consisted of commercial real estate loans, and $26.5 million, or 10.8% of our loan portfolio consisted of multi-family (which we consider to be five or more units) residential real estate loans. At December 31, 2010, substantially all of our commercial real estate and multi-family real estate loans were secured by properties located in Illinois and Indiana.

Our commercial real estate mortgage loans are primarily secured by office buildings, owner-occupied businesses, strip mall centers, farm loans secured by real estate and churches. At December 31, 2010, loans secured by commercial real estate had an average loan balance of $232,000. We originate commercial real estate loans with balloon and adjustable rate loans of up to 7 years with amortization up to 20-25 years. At December 31, 2010, approximately 23.7% of our commercial real estate loans had adjustable rates. The rates on our adjustable-rate commercial real estate loans are generally based on the prime rate of interest plus an applicable margin, and generally have a specified floor.

We originate multi-family loans with balloon payments and adjustable rates for terms of up to 7 years with amortization up to 20-25 years. At December 31, 2010, approximately 47.0% of our multi-family loans had adjustable rates. The rates on our adjustable-rate multi-family loans are generally tied to the prime rate of interest plus or minus an applicable margin and generally have a specified floor.

In underwriting commercial real estate and multi-family real estate loans, we consider a number of factors, which include the projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 120%), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Commercial real estate and multi-family real estate loans are originated in amounts up to 80% of the appraised value or the purchase price of the property securing the loan, whichever is lower. Personal guarantees are typically obtained from commercial real estate and multi-family real estate borrowers. In addition, the borrower’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates.

Commercial real estate and multi-family real estate loans generally carry higher interest rates and have shorter terms than one- to four-family residential mortgage loans. Commercial real estate and multi-family real estate loans, however, entail greater credit risks compared to the one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate and multi-family real estate than for one- to four-family residential properties.

At December 31, 2010, our largest commercial real estate loan had an outstanding balance of $2.7 million, was secured by a wholesale distributor, and was performing in accordance with its terms. At that date, our largest multi-family real estate loan had a balance of $5.8 million, was secured by apartment buildings, and was performing in accordance with its terms.

Home Equity Lines of Credit. In addition to traditional one- to four-family residential mortgage loans and home equity loans, we offer home equity lines of credit that are secured by the borrower’s primary or secondary residence. Home equity lines of credit are generally underwritten using the same criteria that we use to underwrite one- to four-family residential mortgage loans. Our home equity lines of credit are originated with either fixed or adjustable rates and may be underwritten with a loan-to-value ratio of up to 90% when combined with the principal balance of an existing first mortgage loan. Fixed-rate lines of credit are generally based on the prime rate of interest plus an applicable margin and have monthly payments of 1.5% of the outstanding balance. Adjustable-rate home equity lines of credit are based on the prime rate of interest plus or minus an applicable margin and require interest paid monthly. Both fixed and adjustable rate home equity lines of credit balloon after 5 years. At December 31, 2010 we had $9.7 million, or 4.0% of our total loan portfolio in home equity lines of credit. At that date we had $4.5 million of undisbursed funds related to home equity lines of credit.

Home equity lines of credit secured by second mortgages have greater risk than one- to four-family residential mortgage loans secured by first mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity lines of credit, decreases in real estate values could adversely affect the value of property securing the loan.

Commercial Business Loans. We also originate commercial non-mortgage business (term) loans and adjustable lines of credit. At December 31, 2010, we had $15.5 million of commercial business loans outstanding, representing 6.3% of our total loan portfolio. At that date, we also had $6.6 million of unfunded commitments on such loans. These loans are generally originated to small- and medium-sized companies in our primary market area. Our commercial business loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture, and are primarily secured by business assets other than real estate, such as business equipment and inventory, accounts receivable or stock. We also offer agriculture loans that are not secured by real estate.

In underwriting commercial business loans, we generally lend up to 80% of the appraised value or purchase price of the collateral securing the loan, whichever is lower. The commercial business loans that we offer have fixed interest rates or adjustable-rate indexed to the prime rate of interest plus an applicable margin, and with terms ranging from one to 7 years. Our commercial business loan portfolio consists primarily of secured loans. When making commercial business loans, we consider the financial statements, lending history and debt service capabilities of the borrower (generally requiring a minimum ratio of 120%), the projected cash flows of the business and the value of the collateral, if any. Virtually all of our loans are guaranteed by the principals of the borrower.

Commercial business loans generally have a greater credit risk than one- to four-family residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. We seek to minimize these risks through our underwriting standards.

At December 31, 2010, our largest commercial business loan outstanding was for $1.0 million and was secured by inventory, equipment, accounts receivable and vehicles. At December 31, 2010, this loan was performing in accordance with its terms.

Construction Loans. We also originate construction loans for one- to four-family residential properties and commercial real estate properties, including multi-family properties. At December 31, 2010, $1.2 million, or 0.5%, of our total loan portfolio, consisted of construction loans, all of which were secured by one- to four-family residential real estate. At December 31, 2010, the unadvanced portion of one- to four-family residential construction loans totaled $454,000.

Construction loans for one- to four-family residential properties are originated with a maximum loan to value ratio of 85% and are generally “interest-only” loans during the construction period which typically does not exceed 12 months. After this time period, the loan converts to permanent, amortizing financing following the completion of construction. Construction loans for commercial real estate are made in accordance with a schedule reflecting the cost of construction, and are generally limited to an 80% loan-to-completed appraised value ratio. We generally require that a commitment for permanent financing be in place prior to closing the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

At December 31, 2010, all of our construction loans were for one-to four-family residential properties, and our largest construction loan had a principal balance of $272,000. This loan was performing in accordance with its terms at December 31, 2010.

In addition, in January 2011 we entered into a $5.3 million construction loan participation in a $12.3 million loan for the construction of a multi-family development in Terra Haute, Indiana.

Loan Originations, Purchases, Participations, Sales and Servicing. Lending activities are conducted primarily by our loan personnel operating in each office. All loans that we originate are underwritten pursuant to our standard policies and procedures. In addition, our one- to four-family residential mortgage loans generally incorporate Fannie Mae, Freddie Mac or Federal Home Loan Bank of Chicago underwriting guidelines, as applicable. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination and sales activity may be adversely affected by a rising interest rate environment which typically results in decreased loan demand. Most of our commercial real estate and commercial business loans are generated by our internal business development efforts and referrals from professional contacts. Most of our originations of one- to four-family residential mortgage loans, consumer loans and home equity loans and lines of credit are generated by existing customers, referrals from realtors, residential home builders, walk-in business and from our website.

Consistent with our interest rate risk strategy, in the low interest rate environment that has existed in recent years, we have sold on a servicing-released basis a substantial majority of the conforming, fixed-rate one- to four-family residential mortgage loans with maturities of 15 years or greater that we have originated.

From time to time, we purchase loan participations in commercial loans in which we are not the lead lender secured by real estate and other business assets, primarily within 100 miles of our primary lending area. In these circumstances, we follow our customary loan underwriting and approval policies. We have sufficient capital to take advantage of these opportunities to purchase loan participations, as well as strong relationships with other community banks in our primary market area and throughout Illinois that may desire to sell participations, and we may increase our purchases of participations in the future as a growth strategy. At December 31, 2010, our loan participations totaled $10.3 million, or 4.2% of our loan portfolio, $4.8 million of which were outside our primary market area.

We sell a portion of our fixed-rate residential mortgage loans to the Federal Home Loan Bank of Chicago under its Mortgage Partnership Finance Xtra Program. We retain servicing on all loans sold under this program. During the six months ended December 31, 2010, and the years ended June 30, 2010 and 2009, we sold $17.6 million, $11.1 million and $21.9 million of loans to the Federal Home Loan Bank of Chicago under the program. Prior to December 2008, we also retained some credit risk associated with loans sold to the Federal Home Loan Bank of Chicago. For additional information regarding retained risk associated with these loans, see “Allowance for Loan Losses— Determination of General Allowance for Remainder of the Loan Portfolio.”

Originations, Purchases, Participations, Sales and Repayments. The following table shows the loan origination, participation, sale and repayment activities of Iroquois Federal, for the periods indicated. There were no loans purchased during the periods indicated.

	For the Six Months Ended December 31, 2010	For the Fiscal Year Ended June 30,

		2010	2009	2008
	(In thousands)
Net Loans at beginning of period (1)	$233,753	$223,656	$215,180	$206,730

Loans originated:
Real estate loans:
One- to four-family (2)	27,647	30,787	48,596	31,742
Multi-family	9,135	3,785	4,817	6,750
Commercial	5,356	4,993	3,767	5,777
Home equity lines of credit	2,955	6,391	4,550	2,092
Construction loans	816	3,250	3,464	3,134
Consumer loans	2,409	10,174	7,476	8,615
Commercial business loans	3,325	8,315	9,087	4,840

Total loans originated	$51,643	$67,695	$81,757	$62,950

Participations purchased:
Real estate loans:
One- to four-family (2)	—	—	—	—
Multi-family	—	2,500	2,400	—
Commercial	400	1,420	2,786	1,600
Home equity lines of credit	—	—	—	—
Construction loans	—	—	—	—
Consumer loans	—	—	—	—
Commercial business loans	—	—	—	—

Total participations purchased	$400	$3,920	$5,186	$1,600

Loans and participations sold:
Real estate loans:
One- to four-family (2)	17,594	11,051	21,894	1,775
Multi-family	—	—	—	—
Commercial	—	—	2,265	—
Home equity lines of credit	—	—	—	—
Construction loans	—	—	—	—
Consumer loans	—	—	—	—
Commercial business loans	—	—	—	—

Total loans and participations sold	$17,594	$11,051	$24,159	$1,775

Deduct:
Principal repayments	$23,306	$45,101	$51,497	$51,424

Net charge-offs	680	474	92	21
Transfers to foreclosed assets	111	893	414	158

Unpaid principal balances at end of year	$244,105	$237,752	$225,961	$217,902

Unearned fees and discount, net	(26)	(35)	(44)	(61)
Loans in process	(642)	(1,197)	(896)	(1,614)
Allowance for loan losses	(2,712)	(2,767)	(1,365)	(1,047)

Net loans at end of period (1)	$240,725	$233,753	$223,656	$215,180

(1)	Excludes loans held for sale.
(2)	Includes home equity loans.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our Board of Directors. The loan approval process is intended to assess the borrower’s ability to repay the loan and the value of the collateral that will secure the loan. To assess the borrower’s ability to repay, we review the borrower’s employment and credit history and information on the historical and projected income and expenses of the borrower. We will also evaluate a guarantor when a guarantee is provided as part of the loan.

Iroquois Federal’s policies and loan approval limits are established by our Board of Directors. Our loan officers generally have authority to approve one- to four-family residential mortgage loans up to $100,000, other secured loans up to $50,000, and unsecured loans up to $10,000. Managing Officers (those with designated loan approval authority), generally have authority to approve one- to four-family residential mortgage loans and other secured loans up to $300,000, and unsecured loans up to $150,000. In addition, any two individual officers may combine their loan authority limits to approve a loan. Our Loan Committee may approve one- to four-family residential mortgage loans, commercial real estate loans, multi-family real estate loans and land loans up to $1,000,000 in aggregate loans or $750,000 for individual loans, and unsecured loans up to $500,000. All loans above these limits must be approved by the Operating Committee, consisting of the Chairman, the President, and up to four other Board members.

We generally require appraisals by a rotating list of independent, licensed, third-party appraisers of all real property securing loans. All appraisers are approved by the Board of Directors annually.

Non-performing and Problem Assets

For all of our loans, once a loan is 15 days delinquent, a past due notice is mailed. Past due notices continue to be mailed monthly in the event the account is not brought current. Prior to the time a loan is 30 days past due, we attempt to contact the borrower by telephone. Thereafter we continue with follow-up calls. Generally, once a loan becomes 90 days delinquent, if no work-out efforts have been pursued, we commence the foreclosure or repossession process. A summary report of all loans 60 days or more past due and all criticized and classified loans is provided monthly to our Board of Directors.

Loans are evaluated for non-accrual status when payment of principal and/or interest is 90 days or more past due. Loans are also placed on non-accrual status when it is determined collection of principal or interest is in doubt or if the collateral is in jeopardy. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received and only after the loan is returned to accrual status. The loans are typically returned to accrual status if unpaid principal and interest are repaid so that the loan is current.

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At December 31, 2010 and June 30, 2010, 2009, 2008, 2007 and 2006, we had troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates) of approximately $1.5 million, $782,000, $951,000, $128,000, $252,000 and $16,000, respectively. At the dates presented, we had no loans that were delinquent 120 days or greater and that were still accruing interest.

	At December 31, 2010	At June 30,
		2010	2009	2008	2007	2006
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family (1)	$3,386	$3,056	$3,490	$1,096	$344	$328
Multi-family	—	—	—	—	—	—
Commercial	129	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Consumer loans	25	—	14	—	28	1
Commercial business loans	—	—	—	—	—	—

Total non-accrual loans	3,540	3,056	3,504	1,096	372	329

Loans delinquent 90 days or greater and still accruing:
Real estate loans:
One- to four-family (1)	507	733	372	138	77	59
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	48	—	—
Home equity line of credit	—	36	—	—	—	—
Construction loans	—	—	—	—	—	—
Consumer loans	4	8	20	3	15	12
Commercial business loans	—	—	—	—	7	9

Total loans delinquent 90 days or greater and still accruing	511	777	392	189	99	80

Total non-performing loans	4,051	3,833	3,896	1,285	471	409

Other real estate owned and foreclosed assets:
Real estate loans:
One- to four-family (1)	369	497	113	56	58	507
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Consumer loans	17	—	13	16	1	19
Commercial business loans	—	—	—	—	—	—

Total other real estate owned and foreclosed assets	386	497	126	72	59	526

Total non-performing assets	$4,437	$4,330	$4,022	$1,357	$530	$935

Ratios:
Non-performing loans to total loans	1.82%	1.61%	1.72%	0.59%	0.22%	0.20%
Non-performing assets to total assets	1.10%	1.13%	1.07%	0.40%	0.16%	0.28%

(1)	Includes home equity loans.

For the six months ended December 31, 2010 and for the year ended June 30, 2010, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $123,000 and $214,000, respectively. We recognized interest income of $71,000 and $101,000 on such loans for the six months ended December 31, 2010 and for the year ended June 30, 2010, respectively.

At December 31, 2010, our non-accrual loans totaled $3.5 million. These non-accrual loans consisted primarily of 19 one- to four-family residential loans with principal balances of $3.4 million and specific allowances of $569,000, and 2 commercial real estate relationships with principal balances totaling $129,000 and specific allowances of $54,000. The commercial real estate loans are secured by commercial rental properties.

Other than as disclosed in the above tables, there are no other loans at December 31, 2010 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Troubled Debt Restructurings. Troubled debt restructurings are defined under ASC 310-40 to include loans for which either a portion of interest or principal has been forgiven, or for loans modified at interest rates or on terms materially less favorable than current market rates. We periodically modify loans to extend the term or make other concessions to help borrowers stay current on their loans and to avoid foreclosure. At December 31, 2010 and June 30, 2010, we had $1.5 million and $782,000, respectively, of troubled debt restructurings. At December 31, 2010 our troubled debt restructuring of approximately $881,000 of residential one- to four-family mortgages, $34,000 of commercial loans and $129,000 of commercial real estate loans were impaired.

For the six months ended December 31, 2010 and for the year ended June 30, 2010, gross interest income that would have been recorded had our troubled debt restructurings been performing in accordance with their original terms was $38,000 and $40,000, respectively. We recognized interest income of $30,000 and $43,000 on such modified loans for the six months ended December 31, 2010 and for the year ended June 30, 2010, respectively.

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	Loans Delinquent For				Total
	60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2010
Real estate loans:
One- to four-family (1)	18	$1,332	26	$3,893	44	$5,225
Multi-family	—	—	—	—	—	—
Commercial	—	—	2	129	2	129
Home equity lines of credit	1	36	—	—	1	36
Construction loans	—	—	—	—	—	—
Commercial business loans	—	—	—	—	—	—
Consumer loans	5	68	4	29	9	97

Total loans	24	$1,436	32	$4,051	56	$5,487

At June 30, 2010
Real estate loans:
One- to four-family (1)	6	$325	21	$3,789	27	$4,114
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Home equity lines of credit	—	—	1	36	1	36
Construction loans	—	—	—	—	—	—
Commercial business loans	—	—	—	—	—	—
Consumer loans	4	41	1	8	5	49

Total loans	10	$366	23	$3,833	33	$4,199

At June 30, 2009
Real estate loans:
One- to four-family (1)	13	$938	27	$3,862	40	$4,800
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Home equity lines of credit	1	14	—	—	1	14
Construction loans	—	—	—	—	—	—
Commercial business loans	—	—	—	—	—	—
Consumer loans	4	23	4	34	8	57

Total loans	18	$975	31	$3,896	49	$4,871

At June 30, 2008
Real estate loans:
One- to four-family (1)	17	$678	15	$1,234	32	$1,912
Multi-family	—	—	—	—	—	—
Commercial	1	46	1	48	2	94
Home equity lines of credit	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Commercial business loans	1	9	—	—	1	9
Consumer loans	1	17	2	3	3	20

Total loans	20	$750	18	$1,285	38	$2,035

At June 30, 2007
Real estate loans:
One- to four-family (1)	12	$793	8	$421	20	$1,214
Multi-family	—	—	—	—	—	—
Commercial	1	268	—	—	1	268
Home equity lines of credit	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Commercial business loans	—	—	1	7	1	7
Consumer loans	9	47	7	43	16	90

Total loans	22	$1,108	16	$471	38	$1,579

At June 30, 2006
Real estate loans:
One- to four-family (1)	5	$164	6	$387	11	$551
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—
Commercial business loans	—	—	1	9	1	9
Consumer loans	5	56	5	13	10	69

Total loans	10	$220	12	$409	22	$629

(1)	Includes home equity loans.

Total delinquent loans increased by $1.3 million to $5.5 million at December 31, 2010 from $4.2 million at June 30, 2010. The increase in delinquent loans was due primarily to an increase of $1.1 million in one- to-four family mortgage loans delinquent 90 days or more.

Real Estate Owned and Foreclosed Assets. Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned. When property is acquired it is recorded at the lower of cost or estimated fair market value at the date of foreclosure, establishing a new cost basis. Estimated fair value generally represents the sale price a buyer would be willing to pay on the basis of current market conditions, including normal terms from other financial institutions, less the estimated costs to sell the property. Holding costs and declines in estimated fair market value result in charges to expense after acquisition. In addition, we could repossess certain collateral, including automobiles and other titled vehicles, called other repossessed assets. At December 31, 2010, we had $386,000 in foreclosed assets.

Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the afore-mentioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention.

When we classify assets as either substandard or doubtful, we undertake an impairment analysis which may result in allocating a portion of our general loss allowances to a specific allowance for such assets as we deem prudent. The allowance for loan losses is the amount estimated by management as necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. When we classify a problem asset as loss, we charge the asset off. For other classified assets, we provide a specific allowance for that portion of the asset that is considered uncollectible. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our principal federal regulator, the Office of Thrift Supervision, which can require that we establish additional loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets, assets designated as special mention and criticized assets (classified assets and loans designated as special mention) as of the date indicated. Amounts shown at December 31, 2010 and June 30, 2010 and 2009, include approximately $3.5 million, $3.1 million and $3.5 million of nonperforming loans, respectfully. Substandard assets shown include foreclosed assets.

	At December 31, 2010	At June 30,
		2010	2009
		(In thousands)
Classified assets:
Substandard	$4,979	$5,039	$4,067
Doubtful	210	—	—
Loss	1	—	—

Total classified assets	5,190	5,039	4,067
Special mention	4,389	2,126	1,106

Total criticized assets	$9,579	$7,165	$5,173

At December 31, 2010, substandard assets consisted of $4.4 million of one- to four-family residential mortgage loans, $129,000 of commercial real estate loans, $36,000 of home equity lines of credit, $34,000 of commercial loans, $42,000 of consumer loans, $369,000 of other real estate owned and $17,000 of other repossessed assets. At December 31, 2010, special mention assets consisted of $1.5 million of multi-family residential real estate loans, $1.3 million of commercial business loans, $928,000 of one- to four-family residential mortgage loans, $559,000 of commercial real estate loans, and $29,000 of consumer loans. At December 31, 2010, all assets classified as doubtful were one- to four-family residential mortgage loans, and assets classified as loss consisted of one consumer loan.

Allowance for Loan Losses

The allowance for loan losses represents one of the most significant estimates within our financial statements and regulatory reporting. Because of this, we have developed, maintained, and documented a comprehensive, systematic, and consistently applied process for determining the allowance for loan losses, in accordance with GAAP, our stated policies and procedures, management’s best judgment and relevant supervisory guidance.

Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis, and more frequently if warranted. We analyze the collectability of loans held for investment and maintain an allowance that is appropriate and determined in accordance with GAAP. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for estimated credit losses on individual loans that are determined to be impaired through our review for identified problem loans; and (2) a general allowance based on estimated credit losses inherent in the remainder of the loan portfolio.

In performing the allowance for loan loss review, the company has divided its credit portfolio into several separate homogeneous categories within the following groups:

•

Mortgage Loans: one- to four family residential first lien loans originated by Iroquois Federal; one- to four family residential first lien loans purchased from a separate origination company; one- to four family residential junior lien loans; home equity lines of credit; multi-family residential loans on properties with five or more units; non-residential real estate loans; and loans on land under current development or for future development.

•

Consumer Loans (unsecured or secured by other than real estate): loans secured by deposit account; loans for home improvement; educational loans; automobile loans; mobile home loans; loans on other security; and unsecured loans.

•	Commercial Loans (unsecured or secured by other than real estate): secured loans; and unsecured loans.

•	Mortgage Partnership Finance Program (“MPFP”): Retained risk associated with loans originated for sale under the MPFP.

Determination of Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows, the loan’s observable market value, or, for collateral-dependant loans, the fair value of the collateral adjusted for market conditions and selling expenses. Factors used in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

Determination of General Allowance for Remainder of the Loan Portfolio. We establish a general allowance for loans that are not deemed impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance is then adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include: (1) Management’s assumptions regarding the minimal level of risk for a given loan category; (2) changes in lending policies and procedures, including changes in underwriting standards, and charge-off and recovery practices not considered elsewhere in estimating credit losses; (3) changes in international, national, regional and local economics and business conditions and developments that affect the collectability of the portfolio, including the conditions of various market segments; (4) changes in the nature and volume of the portfolio and in the terms of loans; (5) changes in the experience, ability, and depth of the lending officers and other relevant staff; (6) changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified loans; (7) changes in the quality of the loan review system; (8) changes in the value of the underlying collateral for collateral-dependant loans; (9) the existence and effect of any concentrations of credit, and changes in the level of such concentrations; and (10) the effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the existing portfolio. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current environment.

Although our policy allows for a general valuation allowance on certain smaller-balance, homogenous pools of loans classified as substandard, we have historically evaluated every loan classified as substandard, regardless of size, for impairment as part of our review for establishing specific allowances. Our policy also allows for a general valuation allowance on certain smaller-balance, homogenous pools of loans which are loans criticized as special mention or watch. A separate general allowance calculation is made on these loans based on historical measured weakness, and which is no less than twice the amount of general allowances calculated on our non-classified loans.

In addition, as an integral part of their examination process, the Office of Thrift Supervision will periodically review our allowance for loan losses. Such agency may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans, including troubled debt restructurings, that are placed on nonaccrual status or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Generally, loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Other Credit Risk. We also have some credit risk associated with fixed-rate residential loans that we sold to the Federal Home Loan Bank of Chicago prior to December 2008 under its Mortgage Partnership Finance Program (“MPFP”). However, while we retain the servicing of these loans and receive both service fees and credit enhancement fees, they are not assets of the Bank. We continue to service approximately $17.6 million of these loans, for which our maximum potential credit risk is approximately $790,000. Since June of 2000, we have experienced only $12,488 in actual losses under the MPFP. Loans that we have sold to the Federal Home Loan Bank of Chicago since December 2008 are sold under its Mortgage Partnership Finance Xtra Program, rather than the MPFP. Unlike loans sold under the MPFP, we do not retain any credit risk with respect to loans sold under the Mortgage Partnership Finance Xtra Program.

The following table sets forth activity in our allowance for loan losses at and for the periods indicated.

	At or For the Six Months Ended December 31,		At or For the Fiscal Years Ended June 30,
	2010	2009	2010	2009	2008	2007	2006
	(Dollars in thousands)
Balance at beginning of period	$2,767	$1,365	$1,365	$1,052	$1,021	$865	$860

Charge-offs:
Real estate loans:
One- to four-family (1)	(655)	(376)	(474)	(21)	(23)	(14)	(5)
Multi-family	—	—	—	—	—	—	—
Commercial	—	—	—	(10)	—	—	—
Home equity lines of credit	—	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—	—
Commercial business loans	—	—	—	(6)	—	—	—
Consumer loans	(30)	(17)	(35)	(69)	(43)	(18)	(19)

Total charge-offs	(685)	(393)	(509)	(106)	(67)	(32)	(24)

Recoveries:
Real estate loans:
One- to four-family (1)	1	1	18	1	35	2	1
Multi-family	—	—	—	—	—	—	—
Commercial	—	—	—	1	—	150	—
Home equity lines of credit	—	—	—	—	—	—	—
Construction loans	—	—	—	—	—	—	—
Commercial business loans	—	1	1	—	—	—	12
Consumer loans	4	2	17	4	10	11	17

Total recoveries	5	4	36	14	45	163	30

Net (charge-offs) recoveries	(680)	(389)	(473)	(92)	(21)	130	6
Provision (recovery to allowance) for loan losses	625	969	1,875	405	53	25	—

Balance at end of period	$2,712	$1,945	$2,767	$1,365	$1,052	$1,021	$865

Ratios:
Net charge-offs to average loans outstanding (annualized)	.57%	.34%	.20%	.04%	.01%	—%	—%
Allowance for loan losses to non-performing loans at end of period	66.95%	55.90%	72.19%	35.04%	81.48%	216.77%	211.49%
Allowance for loan losses to total loans at end of period	1.11%	.83%	1.16%	.60%	.48%	.49%	.43%

(1)	Includes home equity loans.

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31, 2010		At June 30,
			2010		2009
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family (1)	$1,568	61.0%	$1,785	64.5%	$938	69.5%
Multi-family	252	10.8	202	8.1	67	6.6
Commercial	235	10.5	175	10.5	127	10.5
Home equity lines of credit	84	4.0	71	3.3	32	2.0
Construction loans	—	.5	—	.9	—	.8
Commercial business loans	432	6.3	400	5.6	85	4.1
Consumer loans	135	6.9	127	7.1	113	6.5

Total allocated allowance	2,706		2,760		1,362
Unallocated	6		7		3

Total	$2,712	100.00%	$2,767	100.00%	$1,365	100.00%

	At June 30,
	2008		2007		2006
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family (1)	$733	74.6%	$679	78.8%	$234	77.3%
Multi-family	48	4.9	4	.5	16	1.1
Commercial	97	9.7	94	10.1	121	5.6
Home equity lines of credit	12	.8	4	.3	—	—
Construction loans	—	.7	—	1.2	—	1.4
Commercial business loans	54	2.9	69	2.4	105	3.7
Consumer loans	84	6.3	82	6.7	211	10.9

Total allocated allowance	1,028		932		687
Unallocated	19		89		179

Total	$1,047	100.00%	$1,021	100.00%	$865	100.00%

(1)	Includes home equity loans.

The allowance for loan losses remained relatively unchanged, decreasing to $2.7 million at December 31, 2010 from $2.8 million at June 30, 2010 as our loan portfolio mix and delinquent and non-accrual loans remained relatively stable. At December 31, 2010, the allowance for loan losses represented 1.1% of total loans compared to 1.2% of total loans at June 30, 2010.

The allowance for loan losses increased $1.4 million, or 102.7%, to $2.8 million at June 30, 2010 from $1.4 million at June 30, 2009. The increase was based on increases in non-performing loans and general market considerations. At June 30, 2010, the allowance for loan losses represented 1.2% of total loans compared to 0.6% of total loans at June 30, 2009.

Investments

We conduct investment transactions in accordance with our Board approved investment policy. The investment policy is reviewed at least annually by the Budget and Investment Committee of the Board, and any changes to the policy are subject to ratification by the full Board of Directors. This policy dictates that investment decisions give consideration to the safety of the investment, liquidity requirements, potential returns, the ability to provide collateral for pledging requirements, minimizing exposure to credit risk, potential returns and consistency with our interest rate risk management strategy. Authority to make investments under approved guidelines is delegated to our Investment Committee, comprised of our President and Chief Executive Officer, our Vice President and Chief Financial Officer, our Vice President and Chief Operating Officer, and our Vice President and Chief Retail Banking Officer. All investments are reported to the Board of Directors for ratification at the next regular Board meeting.

Our current investment policy permits us to invest only in investment quality securities permitted by Office of Thrift Supervision regulations, including U.S. Treasury or Government guaranteed securities, U.S. Government agency securities, including securities issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, bank qualified municipal securities, bank qualified money market instruments, and bank qualified corporate bonds.

We do not invest in speculative trading, stripped mortgage-backed securities regulations. As of December 31, 2010, we held no asset-backed securities other than mortgage-backed securities. As a federal savings association, Iroquois Federal is generally not permitted to invest in equity securities, although this general restriction will not apply to IF Bancorp, Inc., which may acquire up to 5% of voting securities of any company without regulatory approval.

ASC 320-10, “Investment – Debt and Equity Securities” requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not maintain a trading portfolio.

U.S. Government and Agency Debt Securities. While United States Government and federal agency securities generally provide lower yields than other investments, including mortgage-backed securities and interest-earning certificates of deposit, we maintain these investments, to the extent appropriate, for liquidity purposes and as collateral for borrowings.

Mortgage-Backed Securities. We invest in mortgage-backed securities insured or guaranteed by the United States Government or government sponsored enterprises. Mortgage-backed securities are created by pooling mortgages and issuing a security with an interest rate that is less than the interest rate on the underlying mortgages. Some securities pools are guaranteed as to payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are more liquid than individual mortgage loans since there is an active trading market for such securities. In addition, mortgage-backed securities may be used to collateralize our specific liabilities and obligations. Finally, mortgage-backed securities are assigned lower risk weightings for purposes of calculating our risk-based capital level.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities. We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Municipal Obligations. Iroquois Federal’s investment policy allows it to purchase municipal securities of credit-worthy issuers, and does not permit it to invest more than 10% of Iroquois Federal’s capital in the bonds of any single issuer. At December 31, 2010, we held $2.5 million of municipal securities primarily issued by local governments and school districts within our market area.

Federal Home Loan Bank Stock. We hold $3.1 million of Federal Home Loan Bank of Chicago common stock in connection with our borrowing activities totaling $31.0 million at December 31, 2010. The common stock of the Federal Home Loan Bank is carried at cost and classified as restricted equity securities.

Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. Federal regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At December 31, 2010, we had invested $7.1 million in bank-owned life insurance.

Investment Securities Portfolio. The following table sets forth the composition of our investment securities portfolio at the dates indicated, excluding Federal Home Loan Bank of Chicago stock, federally insured interest-earning time deposits and bank-owned life insurance. As of December 31, 2010 and June 30, 2010, all of such securities were classified as available for sale.

	At December 31, 2010		At June 30,
			2010		2009		2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
U.S. government, federal agency and government-sponsored enterprises	$122,518	$122,340	$103,807	$106,817	$81,294	$82,329	$51,856	$51,135
U.S. government sponsored mortgage-backed securities	12,121	12,927	15,122	16,206	16,418	17,094	18,961	18,797
State and political subdivisions	2,490	2,610	2,576	2,725	—	—	—	—

Total	$137,129	$137,877	$121,505	$125,748	$97,712	$99,423	$70,817	$69,932

	At December 31, 2010		At June 30,
			2010		2009		2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities held to maturity:
U.S. government, federal agency and government-sponsored enterprises	$—	$—	$—	$—	$—	$—	$—	$—
U.S. government sponsored mortgage-backed securities	—	—	—	—	23,322	23,720	30,845	30,311
State and political subdivisions	—	—	—	—	2,125	2,172	2,255	2,276

Total	$—	$—	$—	$—	$25,447	$25,892	$33,100	$32,587

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at December 31, 2010 are summarized in the following table. At such date, all of our securities were available for sale. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. The yields on municipal securities have not been adjusted to a tax-equivalent basis.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
U.S. government, federal agency and government-sponsored enterprises	$—	—%	$26,549	3.68%	$95,969	2.46%	$—	—%	$122,519	$122,340	2.73%
U.S. government sponsored mortgage-backed securities	4	1.97	699	5.08	7,194	4.78	4,224	5.61	12,121	12,927	5.09
State and political subdivisions	147	4.18	1,035	3.65	1,245	5.93	64	4.83	2,490	2,610	4.85

Total	$151	4.12%	$28,283	3.71%	$104,408	2.67%	$4,288	5.60%	$137,130	$137,877	2.97%

Sources of Funds

General. Deposits traditionally have been our primary source of funds for our lending and investment activities. We also borrow from the Federal Home Loan Bank of Chicago, to supplement cash flow needs, to lengthen the maturities of liabilities for interest rate risk management purposes and to manage our cost of funds. Our additional sources of funds are the proceeds from the sale of loans originated for sale, scheduled loan payments, maturing investments, loan prepayments, retained earnings and income on other earning assets.

Deposits. We generate deposits primarily from the areas in which our branch offices are located. We rely on our competitive pricing, convenient locations and customer service to attract and retain both retail and commercial deposits.

We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of statement savings accounts, certificates of deposit, money market accounts, commercial and regular checking accounts, individual retirement accounts and health savings accounts. From time to time we utilized brokered deposits. At December 31, 2010, we had $6.0 million in brokered deposits.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies, including the cost of alternate sources of funds, and market interest rates, liquidity requirements, interest rates paid by competitors and our deposit growth goals.

The following tables set forth the distribution of our average total deposit accounts, by account type, for the periods indicated.

	For the Six Months Ended December 31, 2010			For the Fiscal Year Ended June 30, 2010
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Noninterest bearing demand	$8,474	2.55%	—%	$7,866	2.45%	—%
Interest-bearing checking or NOW	23,967	7.21	.24%	23,234	7.24	.47%
Savings accounts	22,198	6.68	.62%	20,363	6.35	.87%
Money market accounts	71,147	21.41	.60%	68,321	21.29	.90%
Certificates of deposit	206,507	62.15	2.86%	201,074	62.67	2.37%

Total deposits	$332,293	100.00%	1.36%	$320,858	100.00%	1.77%

	For the Fiscal Years Ended June 30,
	2009			2008
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Noninterest bearing demand	$7,985	2.76%	—%	$7,189	2.60%	—%
Interest-bearing checking or NOW	21,003	7.25	.65%	19,629	7.11	.62%
Savings accounts	18,712	6.46	1.15%	17,900	6.48	1.28%
Money market accounts	46,952	16.20	1.85%	32,388	11.73	2.50%
Certificates of deposit	195,109	67.33	3.19%	199,079	72.08	4.39%

Total deposits	$289,761	100.00%	2.57%	$276,185	100.00%	3.58%

As of December 31, 2010, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $81.0 million. The following table sets forth the maturity of those certificates as of December 31, 2010.

At December 31, 2010
(In thousands)
Three months or less	$22,685
Over three months through six months	16,365
Over six months through one year	28,256
Over one year to three years	10,742
Over three years	2,506

Total	$80,554

The following table sets forth the amount of our certificates of deposit classified by interest rate as of the dates indicated.

	At December 31, 2010	At June 30,
		2010	2009	2008
	(In thousands)
Interest Rate:
Less than 2.00%	$120,154	$90,014	$20,296	$3,164
2.00% to 2.99%	60,057	69,217	129,912	27,466
3.00% to 3.99%	19,062	42,023	37,142	72,599
4.00% to 4.99%	1,442	1,825	8,475	70,273
5.00% to 5.99%	150	150	150	16,158
6.00% to 6.99%	—	—	—	—

Total	$207,865	$203,229	$195,975	$189,660

The following table sets forth, by interest rate ranges, information concerning our certificates of deposit at December 31, 2010.

	At December 31, 2010
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
Less than 2.00%	$93,819	$23,831	$1,998	$505	$120,153	57.80%
2.00% to 2.99%	45,955	14,240	1,499	5,363	67,057	32.26
3.00% to 3.99%	15,924	720	1,347	1,071	19,062	9.17
4.00% to 4.99%	841	516	86	—	1,443	.70
5.00% to 5.99%	—	150	—	—	150	.07
6.00% to 6.99%	—	—	—	—	—	—

Total	$156,539	$39,457	$4,930	$6,939	$207,865	100.00%

Borrowings. Our borrowings consist of advances from the Federal Home Loan Bank of Chicago (“FHLB-Chicago”). At December 31, 2010, we had access to additional FHLB-Chicago advances of up to $65.0 million. The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated.

	At or For the Six Months Ended December 31,		At or For the Fiscal Years Ended June 30,
	2010	2009	2010	2009	2008
	(Dollars in thousands)
Balance at end of period	$31,000	$36,500	$22,500	$26,500	$36,000
Average balance during period	27,500	31,000	28,908	36,232	26,690
Maximum outstanding at any month end	34,000	36,500	36,500	48,000	36,000
Weighted average interest rate at end of period	2.83%	2.86%	4.34%	4.17%	3.76%
Average interest rate during period	3.38%	3.43%	3.53%	3.27%	4.24%

Properties

We operate from our main office, three branch offices and administrative office located in Iroquois and Vermilion Counties, Illinois, and our loan production office in Osage Beach, Missouri. The net book value of our premises, land and equipment was $4.2 million at December 31, 2010. The following tables set forth information with respect to our banking offices, including the expiration date of leases with respect to leased facilities.

Address	Leased or Owned	Year Acquired or Leased
Main Office:

201 East Cherry Street Watseka, Illinois 60970	Owned	1964

Branch Offices:

619 North Gilbert Street Danville, Illinois 61832	Owned	1973

175 East Fourth Street Clifton, Illinois 60927	Owned	1977

511 South Chicago Road Hoopeston, Illinois 60942	Owned	1979

Loan Production Office:

3535 Highway 54 Osage Beach, MO 65065	Owned	2006

Administrative Office:

204 East Cherry Street Watseka, Illinois 60970	Owned	2001

Subsidiary Activities

Iroquois Federal has one wholly-owned subsidiary, L.C.I. Service Corporation, an insurance agency with offices in Watseka and Danville, Illinois.

Legal Proceedings

At December 31, 2010, we were not involved in any legal proceedings, the outcome of which we believe would be material to our financial condition or results of operations.

Expense and Tax Allocation

Iroquois Federal will enter into an agreement with IF Bancorp, Inc. to provide it with certain administrative support services, whereby Iroquois Federal will be compensated at not less than the fair market value of the services provided. In addition, Iroquois Federal and IF Bancorp, Inc. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of December 31, 2010, we had 84 full-time employees and four part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

As a federal savings association, Iroquois Federal is subject to examination and regulation by the Office of Thrift Supervision and is also subject to examination by the Federal Deposit Insurance Corporation. However, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which is discussed further below, the Office of Thrift Supervision’s functions relating to federal savings associations, including rulemaking authority, will be transferred to the Office of the Comptroller of the Currency by July 21, 2011, unless extended by up to six months by the Secretary of the Treasury. The thrift charter has been preserved and a new Deputy Comptroller of the Currency will have responsibility over supervising and examining federal savings associations and savings banks.

The federal system of regulation and supervision establishes a comprehensive framework of activities in which Iroquois Federal may engage and is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation’s deposit insurance fund. Iroquois Federal is periodically examined by the Office of Thrift Supervision to ensure that it satisfies applicable standards with respect to its capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Iroquois Federal also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board”, which governs the reserves to be maintained against deposits and other matters. In addition, Iroquois Federal is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System. Iroquois Federal’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of Iroquois Federal’s loan documents.

As a savings and loan holding company following the conversion, IF Bancorp, Inc. will be subject to examination and supervision by, and will be required to file certain reports with, the Office of Thrift Supervision. IF Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws. However, under the Dodd-Frank Act, as further discussed below, the Office of Thrift Supervision’s functions relating to savings and loan holding companies, will be transferred to the Federal Reserve Board by July 21, 2011, unless extended by up to six months by the Secretary of the Treasury.

Set forth below are certain material regulatory requirements that are or will be applicable to Iroquois Federal and IF Bancorp, Inc. after the conversion. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Iroquois Federal and IF Bancorp, Inc. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on IF Bancorp, Inc., Iroquois Federal and their operations.

Dodd-Frank Act

The Dodd-Frank Act will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act will eliminate our current primary federal regulator, the Office of Thrift Supervision, and will require Iroquois Federal to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorizes the Federal Reserve Board to supervise and regulate all savings and loan holding companies, such as IF Bancorp, Inc., in addition to bank holding companies, which the Federal Reserve Board currently regulates. The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for both bank and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. Bank holding companies with assets of less than $500 million are exempt from these capital requirements. Under the Dodd-Frank Act, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. Savings and loan holding companies are subject to a five year transition period before the holding company capital requirements will become applicable. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months. These new leverage and capital requirements must take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Iroquois Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act also broadens the base for Federal Deposit Insurance Corporation insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and noninterest bearing transaction accounts have unlimited deposit insurance through December 31, 2012. The Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s own proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. Further, the legislation requires that originators of securitized loans retain a percentage of the risk for transferred loans, directs the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contains a number of reforms related to mortgage origination. Many of the provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. Accordingly, it will be some time before management can assess the full impact on operations. However, there is a significant possibility that the Dodd-Frank Act will, at a minimum, result in an increased regulatory burden and compliance, operating and interest expense for the Iroquois Federal and IF Bancorp, Inc.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Iroquois Federal may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Iroquois Federal also may establish subsidiaries that may engage in activities not otherwise permissible for Iroquois Federal, including real estate investment and securities and insurance brokerage. The Dodd-Frank Act authorizes, for the first time, the payment of interest on commercial checking accounts effective July 1, 2011.

Capital Requirements. Office of Thrift Supervision regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings associations receiving the highest rating on the CAMELS rating system), and an 8% risk-based capital ratio.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 200%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings association that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse against the savings association. In assessing an institution’s capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but qualitative factors as well, and has the authority to establish higher capital requirements for individual associations where necessary.

At December 31, 2010, Iroquois Federal’s capital exceeded all applicable requirements. See “Historical and Pro Forma Regulatory Capital Compliance.”

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2010, Iroquois Federal was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings association, Iroquois Federal must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Iroquois Federal must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Iroquois Federal also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act makes noncompliance with the QTL test subject to agency enforcement action for a violation of law. At December 31, 2010, Iroquois Federal maintained approximately 90.4% of its portfolio assets in qualified thrift investments and, therefore, satisfied the QTL test.

Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A savings association must file an application for approval of a capital distribution if:

•

the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

•	the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

The Office of Thrift Supervision may disapprove a notice or application if:

•	the savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized. A savings association may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Liquidity. A federal savings association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation. We anticipate that our liquidity levels will increase following the completion of the stock offering.

Community Reinvestment Act and Fair Lending Laws. All savings associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the Office of Thrift Supervision is required to assess the savings association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Iroquois Federal received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination. The Community Reinvestment Act requires all institutions insured by the Federal Deposit Insurance Corporation to publicly disclose their rating.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W promulgated by the Federal Reserve Board. An affiliate is generally a company that controls, or is under common control with an insured depository institution such as Iroquois Federal. IF Bancorp, Inc. will be an affiliate of Iroquois Federal. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements. In addition, Office of Thrift Supervision regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings associations to maintain detailed records of all transactions with affiliates.

Iroquois Federal’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders:

(i)	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

(ii)	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Iroquois Federal’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Iroquois Federal’s Board of Directors.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings associations and has the authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution, and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

The Comptroller of the Currency will assume the Office of Thrift Supervision’s enforcement authority over federal savings banks pursuant to the Dodd-Frank Act.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Regulatory Guidance to Subprime Lending. The federal bank regulatory agencies have issued regulatory guidance relating to the examination of financial institutions that are engaged in significant subprime lending activities. The regulatory guidance emphasizes that the federal banking agencies believe that responsible subprime lending can expand credit access for consumers and offer attractive returns for the savings institution. The guidance is applicable to savings institutions that have subprime lending programs greater than or equal to 25% of core capital. As part of the regulatory guidance, examiners must provide greater scrutiny of (i) an institution’s ability to administer its higher risk subprime portfolio, (ii) the allowance for loan losses to ensure that the portion of the allowance allocated to the subprime portfolio is sufficient to absorb the estimated credit losses for the portfolio, and (iii) the level of risk-based capital that the savings institution has to ensure that such capital levels are adequate to support the savings institution’s subprime lending activities. We do not offer subprime loans.

Prompt Corrective Action Regulations. Under prompt corrective action regulations, the Office of Thrift Supervision is authorized and, under certain circumstances, required to take supervisory actions against undercapitalized savings associations. For this purpose, a savings association is placed in one of the following five categories based on the savings association’s capital:

•	well-capitalized – at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital;

•	adequately capitalized – at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital;

•	undercapitalized – less than 4% leverage capital (3% or less for institutions with the highest examination rating), 4% Tier 1 risk-based capital and 8% total risk-based capital;

•	significantly undercapitalized – less than 3% leverage capital, 3% Tier 1 risk-based capital and 6% total risk-based capital; and

•	critically undercapitalized – less than 2% tangible capital.

Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings association that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings association receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company of a savings association that is required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the savings association’s assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings association to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings association, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2010, Iroquois Federal met the criteria for being considered “well-capitalized.”

Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation, or FDIC, insures deposits at FDIC insured financial institutions such as Iroquois Federal. Deposit accounts in Iroquois Federal are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. The FDIC charges the insured financial institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s current risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. The rates for nearly all of the financial institutions industry vary between five and seven cents for every $100 of domestic deposits.

As part of its plan to restore the Deposit Insurance Fund in the wake of the large number of bank failures following the financial crisis, the FDIC imposed a special assessment of 5 basis points for the second quarter of 2009. In addition, the FDIC has required all insured institutions to prepay their quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. As part of this prepayment, the FDIC assumed a 5% annual growth in the assessment base and applied a 3 basis point increase in assessment rates effective January 1, 2011.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefines the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the new rule, assessments will be based on an institution’s average consolidated total assets minus average tangible equity as opposed to total deposits. In addition, the final rule eliminates the adjustment for secured borrowings and makes certain other changes to the impact of unsecured borrowings and brokered deposits on an institution’s deposit insurance assessment. The proposed rule also revises the assessment rate schedule to provide assessments ranging from five to 45 basis points.

The Dodd-Frank Act also extended the unlimited deposit insurance on noninterest bearing transaction accounts through December 31, 2012. Unlike the FDIC’s Temporary Liquidity Guarantee Program, the insurance provided under the Dodd-Frank Act does not extend to low-interest NOW accounts, and there is no separate assessment on covered accounts.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. During the year ended June 30, 2010, Iroquois Federal paid $33,350 in fees related to the FICO.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Iroquois Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Chicago, Iroquois Federal is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of December 31, 2010, Iroquois Federal was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by Iroquois Federal are subject to state usury laws and federal laws concerning interest rates. Iroquois Federal’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Iroquois Federal also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•

The USA PATRIOT Act, which requires savings associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•

The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General. Upon completion of the conversion, IF Bancorp, Inc. will be a non-diversified savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, IF Bancorp, Inc. will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over IF Bancorp, Inc. and its subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

However, under the Dodd-Frank Act, the functions of the Office of Thrift Supervision relating to savings and loan holding companies and their non-insured subsidiaries, as well as rulemaking and supervision authority over thrift holding companies, will be transferred to the Federal Reserve Board by July 21, 2011, subject to extension by up to six months if requested by the Secretary of the Treasury. See “Risk Factors – Financial reform legislation recently enacted by Congress will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.”

Permissible Activities. Under present law, the business activities of IF Bancorp, Inc. will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

Federal law prohibits a savings and loan holding company, including IF Bancorp, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital. Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Instruments such as cumulative preferred stock and trust preferred securities will no longer be includable as Tier 1 capital as is currently the case with bank holding companies. Instruments issued by May 19, 2010 will be grandfathered for companies with consolidated assets of $15 billion or less. There is a five-year transition period (from the July 21, 2010 effective date of the Dodd-Frank Act) before the capital requirements will apply to savings and loan holding companies.

Source of Strength. The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must issue regulations requiring that all bank and savings and loan holding companies serve as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Dividends. The Bank must notify the Office of Thrift Supervision thirty days before declaring any dividend to the Company. The financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We expect that we will be subject to further reporting and audit requirements beginning with the year ending June 30, 2012 under the requirements of the Sarbanes-Oxley Act. We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General. IF Bancorp, Inc. and Iroquois Federal are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to IF Bancorp, Inc. and Iroquois Federal.

Method of Accounting. For federal income tax purposes, Iroquois Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30th for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At June 30, 2010, Iroquois Federal had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years. At June 30, 2010, Iroquois Federal had no net operating loss carryforward.

Corporate Dividends. We may generally exclude from our income 100% of dividends received from Iroquois Federal as a member of the same affiliated group of corporations.

Audit of Tax Returns. Iroquois Federal’s federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Illinois State Taxation. IF Bancorp, Inc. and Iroquois Federal will be required to file an annual combined Illinois income tax return and pay tax at a stated tax rate of 9.50%. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations. For the year ended June 30, 2010 Iroquois Federal paid Illinois income tax totaling $250,700. Iroquois Federal is not currently under audit with respect to Illinois income tax returns and its Illinois income tax returns have not been audited for the past five years.

Other State Taxes. Iroquois Federal paid Missouri income tax totaling $10,417 for the year ended June 30, 2010. Because IF Bancorp, Inc. is a Maryland business corporation it will be required to file Maryland income tax returns beginning for the year ended June 30, 2011. The State of Maryland imposes an income tax of approximately 8.25% on Maryland taxable income, which generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations.

MANAGEMENT OF IF BANCORP, INC.

Shared Management Structure

The directors of IF Bancorp, Inc. are the same persons who are the directors of Iroquois Federal. In addition, each executive officer of IF Bancorp, Inc. is also an officer of Iroquois Federal. We expect that IF Bancorp, Inc. and Iroquois Federal will continue to have common officers until there is a business reason to establish separate management structures.

Executive Officers of IF Bancorp, Inc.

The executive officers of IF Bancorp, Inc. are elected annually. The following table sets forth information regarding the executive officers of IF Bancorp, Inc. and their ages as of December 31, 2010.

Name	Age	Position(s) Held
Alan D. Martin	59	President and Chief Executive Officer of IF Bancorp, Inc. and Iroquois Federal
Pamela J. Verkler	50	Vice President, Chief Financial Officer and Treasurer of IF Bancorp, Inc. and Iroquois Federal
Walter H. Hasselbring, III	54	Vice President and Chief Operating Officer of IF Bancorp, Inc. and Iroquois Federal
Thomas J. Chamberlain	46	Vice President of IF Bancorp, Inc. and Vice President and Chief Lending Officer of Iroquois Federal
Terry W. Acree	56	Vice President of IF Bancorp Inc. and Vice President and Chief Retail Banking Officer of Iroquois Federal

Directors of IF Bancorp, Inc. and Iroquois Federal Savings and Loan Association

IF Bancorp, Inc. has nine directors. Directors serve three-year staggered terms. Directors of Iroquois Federal will be elected by IF Bancorp, Inc. as its sole stockholder. The following table states our directors’ names, their ages as of December 31, 2010, the years when they began serving as directors of Iroquois Federal and when their current terms expire.

Name	Position(s) Held With IF Bancorp, Inc.	Age	Director Since	Current Term Expires
Gary Martin	Chairman of the Board	61	1985	2012
Alan D. Martin	President, Chief Executive Officer and Director	59	2001	2011
Joseph A. Cowan	Director	50	2000	2012
Ardith Heuton	Director	71	2002	2011
Wayne A. Lehmann	Director	57	1996	2011
John D. Martin	Director	70	1973	2013
Frank J. Simutis	Director	64	2001	2013
Dennis C. Wittenborn	Director	57	2000	2012
Rodney E. Yergler	Director	53	1998	2013

Board Independence

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Alan D. Martin, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Martin is not independent because he is one of our executive officers.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below. During the fiscal years ended June 30, 2010, 2009 and 2008, Iroquois Federal paid director Frank Simutis approximately $13,800, $14,272 and $9,282 for legal services provided to the Association. In addition, directors Cowan, Wittenborn and John Martin each have loans with Iroquois Federal that are not required to be reported under “—Transactions With Certain Related Persons” because they were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Iroquois Federal, and did not present any unusual risk of collectability or have any other unfavorable features.

Director Qualifications

In considering and identifying individual candidates for director, our Nominating Committee and our Board of Directors take into account several factors which they believe are important to our operations as a community banking institution. With respect to specific candidates, the Board and Nominating Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas that we serve and the local community groups within such markets; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) past service with Iroquois Federal or its subsidiaries and contributions to their operations; and (10) the independence of the individual. While the Board of Directors and the Nominating Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Nominating Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Nominating Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; (2) the requisite expertise and sufficiently diverse backgrounds of the members of the Board of Directors; and (3) the independence and possible conflicts of interest of existing and potential members of the Board of Directors.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors:

Gary Martin. Mr. Martin has served as Chairman of the Board of Iroquois Federal since 2000. He has 41 years of experience in the retail industry, including 33 years as owner of Scotchmons, a convenience store with two locations in Watseka, Illinois. Mr. Martin was named as one of the Top Illinois Retailers of the 20th Century in 2000. In 2003 he was named Illinois Retailer of the Year. He is the former Chairman of Illinois Retail Merchants Association. His extensive business background and long-term experience managing the operations of a successful business enterprise provides the Board with general business acumen and insight in assessing strategic decisions involving Iroquois Federal. His Board tenure provides the Board with valuable institutional knowledge of the development of Iroquois Federal over the past 25 years.

Alan D. Martin. Mr. Martin has served with Iroquois Federal since 1973 and has been our President and Chief Executive Officer since 1999. Mr. Martin spent eight years of his banking experience in the Danville and Vermilion county market for Iroquois Federal, giving him a broad prospective on the market area in which Iroquois Federal operates. He has a degree in Business Administration from Illinois State University. He is a CERTIFIED FINANCIAL PLANNER™ certificant and a State of Illinois insurance license. Additionally, Mr. Martin is active in civic and charitable organizations in Illinois, and has significant ties to the community that support business generation by Iroquois Federal. His significant local banking experience and participation in industry trade groups provides the Board with a perspective on the day to day operations of Iroquois Federal and assists the Board in assessing the trends and developments in the financial industry on a local and national basis.

Joseph A. Cowan. Mr. Cowan has worked with Iroquois Paving Corporation since 1985, and was appointed President in 1996. Iroquois Paving Corporation is a heavy highway construction company employing approximately 150 people and with annual gross income of approximately $45 million. Mr. Cowan is very involved with industry associations, and served as President of The Association of General Contractors of Illinois in 2003. He holds a B.A. from Eureka College. Mr. Cowan’s business and management experience and knowledge of the local business community bring invaluable business insight to the Board.

Ardith Heuton. Ms. Heuton was elected to the Board of Directors in 2002, prior to her retirement from Iroquois Federal as Senior Vice President – Corporate Secretary, in 2004. She held numerous positions with increasing responsibilities throughout her career with Iroquois Federal, focusing on lending and compliance. Ms. Heuton has actively participated in civic and charitable organizations, serving in significant management and organizational positions. She is co-chair of the Iroquois Memorial Hospital Development Council which raises significant funds for the betterment of the hospital and local area. She has participated in the American Cancer Society Relay for Life since 2001, serving as Chair of the Survivorship Committee for seven years. Ms. Heuton has served as chair of her church congregation, and is a past President of the Watseka Area Chamber of Commerce. Ms. Heuton’s banking experience, tenure with Iroquois Federal and involvement in the local community provide the Board valuable insight into the needs of the communities that we serve.

Wayne A. Lehmann. Mr. Lehmann has served as President of Iroquois Title Company, Watseka, Illinois, since 1991. He graduated from Eastern Illinois University with a B. S. in Finance. Mr. Lehmann has been active in our community as a member of the Kiwanis Club of Watseka and has served on the Board of Directors of the Watseka Area Chamber of Commerce. He has been a member of the Regional Board of School Trustees for more than 15 years. Mr. Lehmann is also active in his church, having served in many capacities. Mr. Lehmann’s experience in the real estate industry and involvement in the local community provide the Board with valuable perspective regarding the local real estate market.

Dr. John D. Martin. Dr. Martin has operated an orthodontia practice in Watseka, Illinois for over 41 years. His management and marketing experience in providing his services to a wide area surrounding Iroquois County brings invaluable business insight to Iroquois Federal. Dr. Martin is known for his philanthropy throughout Iroquois County.

Frank J. Simutis. Mr. Simutis is an attorney who heads the Law Offices of Frank J. Simutis, P.C., in Watseka, Illinois. After five years of service with the United States Air Force, Mr. Simutis joined a Watseka law firm in 1976, in which he practiced for more than 19 years. In 1996, he established his own law practice in Watseka, which currently has three attorneys. His practice includes representation of banks, local governments, insurance companies, and a wide range of other matters for individual clients. Mr. Simutis is a member of the Knights of Columbus, a former member of Rotary International, and is the chair of the Planned Gifts committee of Iroquois Memorial Hospital. During his career he has been a member of the local school board, a director of the Iroquois Industrial Development Association, and has served as President of the Iroquois County Bar Association. He is a member of the Illinois and Arizona Bar. His legal expertise provides the Board with insight on legal matters involving Iroquois Federal.

Dennis C. Wittenborn. Mr. Wittenborn has served as President and Chairman of Pizza Resources Corporation since 1993, as President of GRIF Corporation since 1997, and past President of Witmat Development Corporation from 1998 through 2010. He also served as President of Monical Pizza Corporation from 1987 through 1992. In addition, Mr. Wittenborn has served as a Director of the Iroquois Memorial Hospital and Resident Home Board since 1998 and as its Chairman since 2009. Mr. Wittenborn has successfully opened and operated numerous restaurants in Illinois and Indiana. He is a past Alderman of South Pekin, Illinois, and a past Charter President of the Jaycees, South Pekin, Illinois. Mr. Wittenborn has a strong background in marketing and finance, as well as extensive experience with computer networking systems and business software packages. His businesses and marketing experience assist the Board with matters relating to business generation and the business community that we serve.

Dr. Rodney E. Yergler. Dr. Yergler has operated his own dental practice in Crescent City, Illinois, since 1985. He is a member of the American Dental Association, the Illinois State Dental Association, the Kankakee District Dental Association and the American Academy of Implant Dentistry. Dr. Yergler has a B.S. in Biology from Wheaton College, and graduated cum laude from Loyola University School of Dentistry. He served for many years on the American Cancer Society Iroquois County Board and assisted with the Iroquois County Relay for Life for three years. He has also served as Superintendent for St. Peter’s Lutheran Church Sunday School and Church Council. Mr. Yergler’s business experience and involvement in the local community provide the Board with invaluable perspective regarding the business community that we serve.

Executive Officers Who Are Not Directors:

Walter H. Hasselbring, III. Mr. Hasselbring joined Iroquois Federal in 1978 and currently serves as Vice President and Chief Operating Officer. He is responsible for the daily operations of the bank, including ongoing risk management and development of new business opportunities. He also works directly with the Osage office, Iroquois Insurance, and oversees the marketing function. Mr. Hasselbring holds a B.S. degree in Business Administration with emphasis in both Management and Marketing and a minor in Economics from Olivet University, supported by educational development courses, training seminars, and key industry associations. Prior to being named Chief Operating Officer, Mr. Hasselbring has served with Iroquois Federal as Vice President of Loans, Danville Branch Manager, and Marketing Officer among other responsibilities. Mr. Hasselbring is directly involved in the communities served by Iroquois Federal, with service in key leadership rolls for many organizations. In Danville, he has served as Chairman of Cross Point Human Services, President of Schlarman H.S. Board, member of the Board of Commissioners of Danville Housing Authority, Vice President of Danville Economic Development

Corporation, President of Danville Youth Baseball, YMCA, and Boy Scouts. In Watseka he has served as a director of ARC of Iroquois County, director and Treasurer of Iroquois Economic Development Association, and as a member of the Iroquois Memorial Hospital Business and Development Committee. Mr. Hasselbring currently serves as a director on the Illinois League of Financial Institutions.

Thomas J. Chamberlain. Mr. Chamberlain has served as Vice President and Chief Lending Officer of Iroquois Federal since July of 2010. He has served with Iroquois Federal since July of 2004, when he joined the association as Vice President and Manager – Danville Office, with responsibility for the management and commercial loan activities of the that office. Prior to his service with Iroquois Federal, Mr. Chamberlain worked with First Mid-Illinois Bank & Trust for over 18 years, managing branches, and working in their lending and trust/farm management departments. Mr. Chamberlain has an MBA from Eastern Illinois University and a Bachelor’s degree from the University of Illinois. He is presently participating in the ABA Stonier Graduate School of Banking, and is a graduate of the Illinois Agricultural Leadership Program. He has served as Chairman of the Illinois Bankers Association Ag Credit School, and as a member or Chairman of several committees for the Illinois and American Societies of Farm Managers and Rural Appraisers. He has served in the top leadership position of several community organizations including: Board Chair of United Way of Danville; Board Chair of Vermilion Advantage economic development organization; President of the Rotary Club of Tuscola; President of the Tuscola Chamber of Commerce; President of Main Street Tuscola; Grand Knight Mattoon Knights of Columbus; and, President Mid-Illinois Big Brothers/Big Sisters.

Pamela J. Verkler. Ms. Verkler has been employed with Iroquois Federal since 1982, holding positions of staff accountant, Assistant Treasurer, and Treasurer, before her current position of Vice President and Chief Financial Officer. Ms. Verkler holds a Bachelors degree in Business from the University of Illinois. She has over 28 years of experience in the financial services industry, and her responsibilities include supervision and oversight of the Accounting, Human Resources, and Investment areas. She also chairs the Asset/Liability Management Committee and has served as trustee of the company’s 401(k) plan. She is a member of the Financial Managers Society and the Society for Human Resource Management. Ms. Verkler has also served as Treasurer of the Iroquois County Community Unit School District 9 since 1999 and has been the Watseka Band Booster President for the last two years. She has also been active in the American Cancer Society, serving as Relay For Life Accounting Chair for seven years and as Relay Team Captain for the past two years.

Terry W. Acree. Mr. Acree has served as Vice President and Chief Retail Banking Officer of Iroquois Federal since July of 2010. He joined Iroquois Federal in June of 2000 as a Vice President of Operations. Mr. Acree is also Iroquois Federal’s Bank Secrecy Act Officer and Security Officer, and is a member of the Asset/Liability Management Committee. Prior to joining Iroquois Federal, Mr. Acree served as a vice president at other financial institutions and has over 34 years of banking experience. Mr. Acree has a Bachelor of Business degree from Western Illinois University. He has been active in many community organizations. He has served on the Iroquois Memorial Hospital Board for 13 years, including 10 years as Chairman. He has also served as president of the Kiwanis Club of Watseka, the Watseka Area Chamber of Commerce and the Iroquois Industrial Development Association, and as a member of the Iroquois Memorial Hospital Development Council and various youth organizations. Mr. Acree was the Watseka Citizen of the Year for 1992.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. During the fiscal year ended June 30, 2010, the Board of Directors of Iroquois Federal met 16 times. The Board of Directors of IF Bancorp, Inc. has established standing committees, including a Compensation Committee, a Nominating Committee and an Audit Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations.

The table below sets forth the directors of each of the listed standing committees as of March 15, 2011, and the number of meetings held by the comparable committee of Iroquois Federal during fiscal 2010. The Board of Directors of IF Bancorp, Inc. has designated director Dennis Wittenborn as an “audit committee financial expert”, as that term is defined by the rules and regulations of the Securities and Exchange Commission. Pursuant to Nasdaq and Securities and Exchange Commission rules which require certain board committees of listed companies to be comprised entirely of independent directors, Mr. Alan Martin will not serve on any of these Committees until such time as he would be deemed an independent director.

	Nominating Committee		Compensation		Audit
Gary Martin			X	*	X
Joseph A. Cowan	X	*	X		X
Ardith Heuton	X		X
Wayne A. Lehmann	X		X
John D. Martin			X
Frank J. Simutis			X
Dennis C. Wittenborn			X		X	*
Rodney E. Yergler			X		X
Number of Meetings in Fiscal 2010:	1		3		3
* Denotes committee chair as of March 15, 2011.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes for the year ended June 30, 2010 the total compensation paid to or earned by our President and Chief Executive Officer, Alan D. Martin, and our two other most highly compensated executive officers. Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table For the Year Ended June 30, 2010
Name and principal position	Year	Salary ($)	Bonus ($)	Incentive ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Alan D. Martin	2010	251,991	—	88,197	—	86,354	426,542
President and Chief Executive Officer
Pamela J. Verkler	2010	129,375	—	38,813	—	35,570	203,758
Vice President and Chief Financial Officer
Walter H. Hasselbring, III	2010	126,000	—	26,460	—	33,844	186,304
Vice President and Chief Operating Officer

(1)	The amounts in this column reflect what Iroquois Federal paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table below.

	Alan D. Martin	Pamela J. Verkler	Walter H. Hasselbring, III
401k Matching	$2,888	$1,968	$1,855
401k Profit Sharing	36,570	18,889	22,260
Life Insurance/AD&D Premium	460	460	460
LTD Insurance Premium	616	438	427
Medical/Dental Insurance Premium	12,915	12,915	6,842
Cell Phone	900	900	900
Club Dues	1,825	—	1,100
Director Fees	30,000	—	—

Total	$86,354	$35,570	$33,844

Benefit Plans and Agreements

Employment Agreements. Iroquois Federal Savings and Loan Association and IF Bancorp, Inc. each intend to enter into an employment agreement with Mr. Alan D. Martin, our President and Chief Executive Officer, effective on the closing date of the offering. The Iroquois Federal agreement will provide for a three-year term, subject to annual renewal by the disinterested members of the Board of Directors. The IF Bancorp, Inc. agreement will be essentially identical to the Iroquois Federal’s agreement, except that the employment agreement with IF Bancorp, Inc. will provide for daily rather than annual renewal. Although the agreements are substantially similar and each requires payments to the executive under certain circumstances, there will be no duplication of benefits. Any payment made under the Iroquois Federal agreement will be subtracted from the same payment required under the IF Bancorp, Inc. agreement.

The initial base salary under the employment agreements will be $286,000. The Boards of Directors will review the rate of Mr. Martin’s base salary annually, and may maintain or increase (but not decrease) his base salary. In addition to base salary, the agreements provides for, among other things, the executive’s right to participate in discretionary bonuses or other incentive compensation programs and employee benefit plans and to receive perquisites applicable to executive management. If we terminate the executive without cause or if the executive terminates voluntarily under specified circumstances that constitute good reason (as defined in the agreements), the executive will be entitled to the base salary and incentive compensation and the value of all employee benefits that would have been provided for the remaining term of the agreements had the executive’s employment not terminated. Such amounts will be paid in a lump sum payment. In addition, the executive will be entitled to participate in any life insurance, non-taxable medical, health, or dental arrangement, subject to the same premium contribution as prior to the executive’s termination, until the earlier of his death, his employment by another employer other than one in which he is the majority owner, or the remaining term of the agreement. In the event of a change in control followed by the executive’s dismissal or resignation within 90 days for any reason, or after 90 days due to a demotion, loss of title, office or significant authority, reduction in compensation or benefits, or relocation by more than 25-miles, the executive will be entitled to the greater of the payments set forth above or three times his average annual compensation over the last five years, payable in a lump sum, plus, continued welfare benefits either provided under the Iroquois Federal plans for a period of up to the earlier of the executive’s death, employment by another employer other than one of which he is the majority owner, or the expiration of 36 months, or by payment of a cash lump sum payment equal to the cost of providing such benefits for up to 36 months. In addition, any memberships or automobile use shall be continued during the remaining unexpired term of the agreement (or if less, the maximum period permitted under Code Section 409A without being considered deferred compensation). The payments required under the Iroquois Federal employment agreement in connection with a change in control will be reduced to the extent necessary to avoid an excess parachute payment. The IF Bancorp, Inc. agreement will not require a reduction in severance benefits on a termination of employment in connection with a change in control in the event of an excess parachute payment.

In the event of Mr. Martin’s death during the term of the agreements, Mr. Martin’s dependents will continue to receive non-taxable medical insurance benefits for a period of six months following his death. In the event of his disability (as construed in accordance with Code Section 409A), the agreements provide that Mr. Martin will be entitled to 100% of his base salary for 180 days following his disability termination and 60% of his base salary following termination under the earlier of the date of his death or the date he attains age 65. Such payments will be reduced by any short or long-term disability benefits payable under any disability program to which he is entitled. To the greatest extent possible, Mr. Martin and his dependents will be covered under life and non-taxable medical and dental plans of Iroquois Federal Savings & Loan Association, on the same terms as Mr. Martin participated prior to his disability termination.

Upon termination of the executive’s employment for cause, as defined in the agreement, the executive will receive no further compensation or benefits under the agreement.

Upon any termination of employment that would entitle the executive to a severance payment (other than a termination in connection with a change in control), the executive will be required to adhere to a one-year non-competition provision. We will agree to pay all reasonable costs and legal fees of the executive in relation to the enforcement of the employment agreement, provided the executive succeeds on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreement also provides for indemnification of the executive to the fullest extent legally permissible.

Change in Control Agreements. Iroquois Federal intends to enter into change in control agreements with Ms. Verkler and Mr. Hasselbring and five other executives, effective on the closing date of the offering. Each of the agreements provides for a twenty-four-month term, subject to annual renewal by the disinterested members of the Board of Directors. In the event of a change in control (as defined in the agreement), each agreement will automatically renew for a term of twenty-four months following the effective date of the change in control. The agreements will terminate if the executive or Iroquois Federal terminates executive’s employment prior to a change in control. If, within two years after a change in control, we terminate the executive without cause or if the executive terminates voluntarily under specified circumstances that constitute good reason, including a material diminution in authority, duties or responsibilities, a material diminution in base salary, a relocation that increases the executive’s commute by more than 35 miles, or any other action or inaction by the bank or IF Bancorp, Inc. that would constitute a breach of the agreement, the executive will be entitled to a lump sum cash payment equal to two times the executive’s base salary and highest rate of bonus paid to the executive during the three years prior to termination, payable in a single lump sum within ten days following the termination of employment. In addition, the executive will be entitled to continue participation in life insurance, non-taxable medical, vision, and dental coverage, subject to the same terms and conditions as prior to the executive’s termination of employment. Such coverage will cease 24 months after the executive’s termination. In the event the provision or payment of such benefit would subject Iroquois Federal to excise taxes or penalties, Iroquois Federal will pay to the executive a cash lump sum payment equal to the cost of providing such benefits. The payments required under the change in control agreements will be reduced to the extent necessary to avoid an excess parachute payment. Payments under the agreements will be paid from the general funds of Iroquois Federal; IF Bancorp, Inc., however, will guarantee the payments due under the agreements. We will agree to pay all reasonable costs and legal fees of the executive in relation to the enforcement of the change in control agreements, provided the executive succeeds on the merits in a legal judgment, arbitration proceeding or settlement.

Incentive Compensation. Iroquois Federal pays incentive compensation to certain officers, including its Named Executive Officers, upon the satisfaction of certain corporate level and individual performance goals. Each officer is assigned one or more performance goals and each goal is assigned a weight, vis a vis the other goals attributable to said officer, with the aggregate weight of that officer’s goals totaling 100%. The incentive compensation program pays incentive compensation based on the level of achievement of each of the targeted performance goals over three target levels. Achievement of a goal at one of the target levels entitles the executive to a bonus based on the level achieved multiplied by the relative weight assigned to such goal times a specified percentage of the executive’s base salary. The incentive award opportunities range from 10% to 35% of base salary for Mr. Martin to 7.5% to 30% of base salary for each of Ms. Verkler and Mr. Hasselbring. Mr. Alan Martin’s sole performance goal based on the achievement of certain levels of net income. Ms. Verkler’s incentive compensation was based on the achievement of certain levels of net income and the [reduction] of general and administrative expenses. Mr. Hasselbring’s incentive compensation was based on the achievement of certain levels of net income, the achievement of certain levels of loan fees and revenue per budget and the decrease in the percentage of non-current loans to total loans.

For the fiscal year ending in June 2010, budgeted net income was set at $1,856,244. Incentive compensation will be paid at Level 1 on the achievement of net income equal to or greater than $1,967,619, at Level 2 on the achievement of net income equal to or greater than $2,134,681, and at Level 3 on the achievement of net income equal to or greater than $2,338,867. Set forth below is a table that indicates the incentive compensation that would be paid on the achievement of all performance goals by each Names Executive Officer at the level set forth in the table.

Named Executive Officer	Level 1	Level 2	Level 3
Alan D. Martin	$25,199	$62,998	$88,197
Pamela J. Verkler	9,703	25,875	38,813
Walter Hasselbring	9,450	25,200	37,800

401(k) Plan. Iroquois Federal maintains the Iroquois Federal 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed one year of service are eligible to enter the plan on July 1 or January 1 coincident with or next following the date on which the employee meets the eligibility requirement. Union employees and non-resident aliens are not eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2011, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. In addition to salary deferral contributions, Iroquois Federal may, in its discretion, make matching contributions and discretionary non-elective contributions. Non-elective contributions are allocated in accordance with an age- and years-of-service-weighted formula. A participant is always 100% vested in his or her salary deferral contributions and rollover contributions. Non-elective contributions and matching contributions are subject to a 6-year graded vesting schedule in which such amounts vest at the rate of 20% each year after two years of service until the participant is 100% vested upon completion of six years of service. The employer discretionary contributions become fully vested upon the participant’s attainment of normal retirement age, in the event of death or disability. A participant may receive in-service distributions from all contribution accounts upon attainment of age 59  1/2. In the event a participant terminates employment before reaching age 62 and has an account balance exceeding $1,000 but not exceeding $5,000, the account balance will be rolled over to an individual retirement account selected by the Plan administrator. Amounts of $5,000 or more will be distributed in a lump sum.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options, including a certificate of deposit in Iroquois Federal. In connection with the conversion, the 401(k) Plan was amended to permit participants to set up individual brokerage accounts in the 401(k) Plan for the purpose of purchasing IF Bancorp, Inc. common stock in the offering and afterwards, provided, that a participant may not use more than 90% of his or her account balance to purchase stock in IF Bancorp, Inc. in the offering or afterwards.

Employee Stock Ownership Plan. In connection with the conversion, Iroquois Federal adopted an employee stock ownership plan for eligible employees. Employees who have attained age 21 and have completed 1,000 hours of service during a continuous 12-month period will begin participation in the employee stock ownership plan on the earlier of the effective date of the employee stock ownership plan or the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of IF Bancorp, Inc. common stock issued in the offering and contributed to the charitable foundation. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from IF Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Iroquois Federal’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated [20-year] term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year, based on years of service, commencing and will be fully vested after a six-year period. For these purposes, employees will receive vesting credit from their initial year of service. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares, allocated shares for which participants do not provide instructions on any matter and shares for which the participant votes to “abstain” in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Iroquois Federal will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in IF Bancorp, Inc.’s earnings.

Employee Severance Compensation Plan. In connection with the conversion and stock offering, Iroquois Federal expects to adopt the Iroquois Federal Employee Severance Compensation Plan to provide severance benefits to eligible full-time employees whose employment terminates in connection with a change in control of Iroquois Federal or IF Bancorp, Inc. Employees become eligible for severance benefits under the plan if they have a minimum of one year of service with Iroquois Federal and are full-time employees. Individuals who enter into employment or change in control-related severance agreements with Iroquois Federal or IF Bancorp, Inc. will not participate in the severance plan. Under the severance plan, if, within 12 months of a change in control, Iroquois Federal or IF Bancorp, Inc. or their successors terminate an employee’s employment or if the individual voluntarily terminates employment after being offered continued employment in a position that is not a comparable position, then that individual will receive a severance payment equal to one month of base compensation for each year of credited service with Iroquois Federal, up to a maximum payment of 26 months of the employee’s base compensation. For these purposes, a comparable position is one that would: (a) provide the employee with base compensation and benefits that are comparable in the aggregate to those provided prior to the change in control, (b) provide the employee with an opportunity for variable bonus compensation that is comparable, (c) not require the employee to increase his or her commuting distance by more than 35 miles, and (d) would have job skill requirements and duties that are comparable to the requirement and duties held prior to the change in control. The plan provides that all Vice Presidents and above who are not covered by an employment or change in control agreement will be eligible for a severance benefit equal to the greater of the benefit described above or 52 weeks of base compensation. The severance benefit will be paid in a lump sum no later than five business days after the date of the employee’s termination of employment. In addition, employees at the Vice President level and above on the date of termination of employment will be eligible to continue to participate in Iroquois Federal’s health insurance coverage for one year on the same cost-sharing terms and conditions as those in effect on the date of the employee’s termination. In the event an employee obtains health insurance coverage from a new employer, coverage under the plan will cease. The payments required under the plan will be reduced to the extent necessary to avoid an excess parachute payment.

Retiree Health Insurance Plan. Iroquois Federal sponsors a retiree health insurance plan which provides continuation of medical and hospitalization insurance coverage for employees who retire at age 60 or older and have been employees of Iroquois Federal for at least ten years. Iroquois Federal will pay 100% of the insurance coverage for retirees who were hired prior to January 16, 2002, and 50% of the insurance coverage of the retirees’ dependents, up to a capped amount set of 200% of Iroquois Federal’s 2002 costs for retiree medical insurance. Any employee hired after January 16, 2002 with a minimum of ten years of service may retire at age 60 and continue his or her existing medical and hospitalization insurance coverage, provided that the retiree will be responsible for the entire cost of his or her insurance coverage and that of any dependents.

Director Compensation

The following table sets forth for the year ended June 30, 2010 certain information as to the total remuneration we paid to our directors other than Mr. Alan D. Martin, who is also our President and Chief Executive Officer. Information with respect to director fees paid to Mr. Alan D. Martin is included above in “Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table For the Year Ended June 30, 2010
Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Gary Martin	60,000	—	—		60,000
Dennis C. Wittenborn	36,000	—	—		36,000
John D. Martin	30,000	—	—		30,000
Wayne A. Lehmann	30,000	—	—		30,000
Rodney E. Yergler	30,000	—	—		30,000
Joseph A. Cowan	30,000	—	—		30,000
Frank J. Simutis	30,000	—	13,799	(1)	43,799
Ardith Heuton	30,000	—	—		30,000

(1)	This amount reflects attorneys’ fees and expenses paid to Mr. Simutis in his capacity as counsel to Iroquois Federal.

Director Fees

Each individual who serves as a director of Iroquois Federal receives an annual retainer of $30,000, except the Chairman of the Board receives an annual retainer of $60,000 and director Dennis Wittenborn receives a retainer of $36,000 as Chairman of the Audit Committee. Effective July 1, 2010, directors fees were increased to $33,000 for directors generally, with $40,000 for the Audit Committee Chair and $66,000 for the Chairman of the Board.

Each person who serves as a director of IF Bancorp, Inc. also serves as a director of Iroquois Federal and earns director and committee fees only in his or her capacity as a Board or committee member of Iroquois Federal. Upon completion of the conversion, we expect that directors of Iroquois Federal will continue to receive directors’ fees equivalent to the fees paid prior to the conversion and that IF Bancorp, Inc. will not pay director or committee fees.

Director Plans

Directors’ Non Qualified Retirement Plan. Iroquois Federal maintains a Directors’ Non Qualified Retirement Plan, which was amended and restated on October 10, 2006. The purpose of the plan is to provide a retirement benefit to directors and directors emeriti of Iroquois Federal. Upon a director’s termination of service on or after normal retirement age (age 72), the director will be entitled to the average annual cash compensation received for the three years prior to retirement, payable in monthly installments over a ten-year period. In the event of a director’s retirement on or after his or her early retirement date (the later of age 65 or the date the director has continuously been elected to the Board of Directors for ten years), the director will be entitled to his or her accrual balance (as defined in the plan), payable over a ten-year period, in monthly installments. In the event of the director’s termination of service due to disability, the director will receive his or her accrual balance, payable over a ten-year period, in monthly installments. In the event a director leaves the Board of Directors for any reason within 24 months after a change in control, the director will be paid his or her accrual balance in one lump sum within three days after the director’s removal from the Board of Directors. In the event a change in control occurs while the director is receiving normal or early retirement benefits, or disability benefits, the director will receive the remaining benefits in a single lump sum payment within three days after the change in control. In the event of the director’s death during active service, Iroquois Federal will pay a death benefit equal to the accrual balance as of the last day of the plan year immediately preceding the date of the director’s death; payment will be made within 30 days after the director’s death. In the event of a director’s death after the director is entitled to benefits but before payments commence, or after benefits commence but before the director has received all benefit payments, benefits will be paid to the director’s beneficiary in the same amounts as would have been made to the director, had the director survived.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering, including shares issued to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of IF Bancorp, Inc. If the stock-based incentive plan is established more than one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Iroquois Federal or IF Bancorp, Inc.

These restrictions do not apply to plans adopted after one year following the completion of the stock offering.

We have not yet determined whether we will present the stock-based incentive plan for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of restricted stock grants will be determined based on their fair value (the closing market price of shares of common stock of IF Bancorp, Inc.) as of the date grants are made. The following table presents the total value of all shares to be available for awards of restricted stock under the stock-based benefit plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share at the time of the grant.

Share Price	123,692 Shares Awarded at Minimum of Offering Range	145,520 Shares Awarded at Midpoint of Offering Range	167,348 Shares Awarded at Maximum of Offering Range	192,450 Shares Awarded at Maximum of Offering Range, As Adjusted
$8.00	$990	$1,164	$1,339	$1,540
10.00	1,237	1,455	1,673	1,925
12.00	1,484	1,746	2,008	2,309
14.00	1,732	2,037	2,343	2,694

The grant-date fair value of the stock options granted under the stock-based benefit plans will be based, in part, on the closing price of shares of common stock of IF Bancorp, Inc. on the date the options are granted. The fair value will also depend on the various assumptions utilized in the option-pricing model ultimately adopted. The following table presents the total estimated value of the stock options to be available for grant under the stock-based benefit plans, assuming the range of market prices for the shares is $8.00 per share to $14.00 per share at the time of the grant.

Exercise Price	Grant-Date Fair Value Per Option	309,230 Options at Minimum of Range	363,800 Options at Midpoint of Range	418,370 Options at Maximum of Range	481,126 Options at Maximum of Range, As Adjusted
$8.00	$2.78	$860	$1,011	$1,163	$1,338
10.00	3.48	1,076	1,266	1,456	1,674
12.00	4.18	1,293	1,521	1,749	2,011
14.00	4.87	1,506	1,772	2,037	2,343

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of our entire Board except for director Alan Martin. None of these individuals was an officer or employee of IF Bancorp, Inc. or Iroquois Federal during the year ended June 30, 2010, or is a former officer of IF Bancorp, Inc. or Iroquois Federal, except for director Ardith Heuton who served as Senior Vice President-Corporate Secretary of Iroquois Federal until her retirement in 2004. See “—Transactions with Certain Related Persons” below for a description of loans that directors Joseph Cowan, Ardith Heuton, Gary Martin, John Martin, Frank Simutis, Dennis Wittenborn and Rodney Yergler have received from Iroquois Federal.

During the year ended June 30, 2010, (i) no executive officer of Iroquois Federal (IF Bancorp, Inc. was not yet incorporated at that date) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Iroquois Federal; (ii) no executive officer of Iroquois Federal served as a director of another entity, one of whose executive officers served on the Compensation Committee of Iroquois Federal; and (iii) no executive officer of Iroquois Federal served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Iroquois Federal.

Transactions with Certain Related Persons

Loans and Extensions of Credit. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.

Iroquois Federal makes loans to its directors, executive officers and employees through an employee loan program. The program applies to adjustable-rate mortgage loans on a primary residence, fixed-rate home equity loans and certain consumer loans. Under the program, borrowers receive a reduced interest rate of 1% over Iroquois Federal’s cost of funds. In addition, Iroquois Federal waives its $500 loan origination fee on any new mortgage loan. Loans made pursuant to this program are otherwise made on substantially the same terms, including required collateral, as those prevailing at the time for comparable transactions with persons not related to Iroquois Federal and do not involve more than the normal risk of collectability or present other unfavorable features.

The following tables set forth loans made by Iroquois Federal to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended June 30, 2010 and 2009, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates and/or origination fees, as described above.

Name	Position	Nature Of Transaction	Largest Aggregate Balance from 7/1/09 to 6/30/10	Interest Rate	Principal Balance at 6/30/10	Principal Paid 7/1/09 to 6/30/10	Interest Paid 7/1/09 to 6/30/10
Gary Martin	Chairman	Mortgage	$126,444.85	3.500%	$123,363.30	$3,081.55	$4,376.45
	Chairman	Consumer	19,995.00	4.250	17,995.00	2,000.00	826.28
	Chairman	HELOC	24,568.35	5.000	21,000.00	3,568.35	10,521.22

Joseph A. Cowan	Director	Mortgage	156,217.01	3.875	145,412.37	10,804.64	5,995.36
	Director	Consumer	22,285.00	3.250	16,600.06	5,684.94	315.06
	Director	Consumer	26,326.00	5.000	25,378.43	947.57	324.22

Ardith Heuton	Director	Consumer	210,000.00	5.000	210,000.00	—	10,501.05
	Director	HELOC	82,697.56	3.500	53,487.31	29,210.25	1,812.26

John D. Martin, Jr.	Director	Mortgage	126,818.49	4.750	113,418.39	13,400.10	5,734.62
	Director	Consumer	47,770.75	4.500	38,838.98	8,931.77	1,684.71
	Director	Consumer	24,030.98	3.250	19,135.00	4,895.98	104.02

Frank J. Simutis	Director	Mortgage	103,692.22	6.125	90,381.97	13,310.25	5,727.13
	Director	Consumer	25,180.49	5.000	17,860.82	7,319.67	1,093.65
	Director	HELOC	67,954.26	4.750	62,983.53	4,970.73	3,111.44

Dennis C. Wittenborn	Director	Mortgage	308,000.00	3.000	303,398.52	4,601.48	2,426.85
	Director	Consumer	30,768.47	3.250	26,999.78	3,768.69	625.67
	Director	HELOC	71,223.14	5.000	36,401.50	34,821.62	2,703.32

Rodney E. Yergler	Director	Mortgage	148,428.73	5.750	134,681.92	13,746.81	8,176.11
	Director	Consumer	30,491.66	5.000	30,491.66	—	790.02
	Director	Consumer	41,681.59	5.000	29,896.41	11,785.18	1,820.78
	Director	Consumer	25,055.02	3.750	15,336.42	9,718.60	778.04
	Director	HELOC	19,813.64	2.750	19,331.55	482.09	35.82

Thomas J. Chamberlain	VP-CLO	Mortgage	220,000.00	3.250	215,640.47	4,359.53	7,070.61
	VP-CLO	Consumer	9,872.52	5.000	5,049.33	4,823.19	584.81
	VP-CLO	Consumer	8,719.32	4.000	2,963.83	5,755.49	444.51
	VP-CLO	HELOC	33,500.00	3.250	27,500.00	6,000.00	1,010.91

Walter Hasselbring	VP-COO	Mortgage	308,000.00	3.250	305,178.65	2,821.35	4,062.93
	VP-COO	College	52,677.89	4.250	49,696.26	2,981.63	2,089.87
	VP-COO	College	13,992.71	4.250	12,912.18	1,080.53	544.53
	VP-COO	College	26,344.08	4.250	24,854.00	1,490.08	1,045.67
	VP-COO	HELOC	—	3.250	—	—	—

(1)	HELOC – Home equity loan or line of credit.

Name	Position	Nature Of Transaction	Largest Aggregate Balance from 7/1/08 to 6/30/09	Interest Rate	Principal Balance at 6/30/09	Principal Paid 7/1/08 to 6/30/09	Interest Paid 7/1/08 to 6/30/09
Gary Martin	Chairman	Mortgage	$128,799.16	4.750%	$126,444.85	$2,354.31	$6,386.49
	Chairman	Consumer	22,000.00	4.250	19,995.00	2,005.00	1,114.35
	Chairman	HELOC	24,568.35	5.000	24,568.35	—	720.05

Joseph A. Cowan	Director	Mortgage	165,026.47	4.875	156,217.01	8,809.46	7,990.54

Ardith Heuton	Director	Consumer	210,000.00	5.000	210,000.00	—	5,286.16
	Director	HELOC	31,726.98	3.500	28,987.31	—	2,739.67

John D. Martin, Jr.	Director	Mortgage	139,598.14	4.750	126,818.49	12,779.65	6,355.07
	Director	Consumer	60,149.51	4.500	48,739.74	11,409.77	2,457.81

Frank J. Simutis	Director	Mortgage	116,104.31	6.125	103,692.22	12,412.09	6,766.79
	Director	Consumer	32,151.08	5.000	25,180.49	6,970.59	1,442.73
	Director	HELOC	67,258.71	4.750	67,258.71	—	3,055.37

Dennis C. Wittenborn	Director	Mortgage	116,797.54	4.250	96,254.62	20,542.92	4,849.80
	Director	HELOC	68,126.17	5.000	57,189.84	10,936.33	2,963.97

Rodney E. Yergler	Director	Mortgage	161,409.16	5.750	148,428.73	12,980.43	8,942.49
	Director	Consumer	30,500.00	5.000	30,491.66	8.34	2,241.02
	Director	Consumer	52,896.57	5.000	41,681.59	11,214.98	2,390.98
	Director	Consumer	28,000.00	3.750	25,055.02	2,944.98	351.66
	Director	Consumer	14,354.58	4.750	3,662.60	10,691.98	447.63
	Director	HELOC	27,478.84	3.750	23,478.84	1,000.00	704.70

Thomas J. Chamberlain	VP-CLO	Mortgage	205,872.99	3.500	201,000.88	4,872.11	7,127.89
	VP-CLO	Consumer	14,463.96	5.000	9,872.52	4,591.44	616.56
	VP-CLO	Consumer	11,500.00	4.000	8,719.32	2,780.68	219.32
	VP-CLO	HELOC	33,500.00	4.750	32,550.00	950.00	1,571.08

(1)	HELOC – Home equity loan or line of credit.

Other than as described above and except for executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since July 1, 2008, all loans made by Iroquois Federal to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Iroquois Federal, and did not present any unusual risk of collectability or have any other unfavorable features. The aggregate amount of our loans to our officers and directors and their related entities was $6.8 million at December 31, 2010. As of December 31, 2010, these loans were performing according to their original terms.

SUBSCRIPTIONS BY DIRECTORS AND SENIOR OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and senior officers of Iroquois Federal and their associates, and by all directors and senior officers as a group. However, there can be no assurance that any individual director or senior officer, or the directors and senior officers as a group, will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and senior officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and senior officers have indicated their intention to subscribe in the offering for an aggregate of 257,750 shares of common stock (for a total subscription amount of $2,577,500), including subscriptions through funds held by the individuals in Iroquois Federal’s 401(k) Plan, which is equal to 8.9% of the shares of common stock to be sold in the offering at the minimum of the offering range. The shares being acquired by the directors, senior officers and their associates are being acquired for investment purposes, and not with a view towards resale.

Name and Title	Number of Shares	Aggregate Purchase Price	Percent at Minimum of Offering Range
Terry W. Acree	6,000	$60,000	*
Thomas Chamberlain	15,750	$157,500	*
Joseph A. Cowan	30,000	$300,000	1.0
Wendy Glass	9,000	$90,000	*
Walter H. Hasselbring, III	25,000	$250,000	*
Ardith Heuton	5,000	$50,000	*
Wayne A. Lehmann	2,000	$20,000	*
Alan D. Martin	25,000	$250,000	*
Gary Martin	25,000	$250,000	*
John D. Martin	—	$—	*
Theodore Morris	5,000	$50,000	*
Frank J. Simutis	20,000	$200,000	*
Pamela J. Verkler	10,000	$100,000	*
Beth Warren	5,000	$50,000	*
Dennis C. Wittenborn	50,000	$500,000	1.7%
Rodney E. Yergler	25,000	$250,000	*

All directors and senior officers as a group (16 persons)	257,750	$2,577,500	8.9%

*	Less than 1%.

THE CONVERSION; PLAN OF DISTRIBUTION

The Board of Directors of Iroquois Federal has approved the plan of conversion. The plan of conversion must also be approved by Iroquois Federal’s members. A special meeting of members has been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by the Office of Thrift Supervision.

General

The Board of Directors of Iroquois Federal approved the plan of conversion on March 8, 2011. Pursuant to the plan of conversion, Iroquois Federal will convert from the mutual form of organization to the fully stock form. In the conversion, we will organize a new Maryland stock holding company named IF Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering. When the conversion is completed, all of the capital stock of Iroquois Federal will be owned by IF Bancorp, Inc., and all of the common stock of IF Bancorp, Inc. will be owned by public stockholders.

We intend to retain between $10.9 million and $15.0 million of the net proceeds of the offering, or $17.4 million if the offering range is increased by 15% stock because of demand for the shares or changes in market conditions. We also intend to contribute 50% of the net proceeds to Iroquois Federal, and contribute to Iroquois Federal Foundation shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. The conversion will be consummated only upon the sale of at least 2,890,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing in the Illinois Counties of Iroquois and Vermilion. In addition, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community or syndicated community offering. The community offering or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the Office of Thrift Supervision. See “—Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of IF Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at each branch office of Iroquois Federal and at the Central Regional Office and the Washington, D.C. Office of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to Iroquois Federal’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase our capital to support future growth;

•	to enhance our ability to raise additional capital in the future;

•

to have greater flexibility to structure and finance the expansion of our operations, including through de novo branching, branch acquisitions, or potential cash or stock acquisitions of other financial institutions, including FDIC-assisted acquisitions, or other financial services companies, although we have no current arrangements or agreements with respect to any such transactions;

•	to enhance our lending capabilities through increased lending limits and loans-to-one borrower limits;

•	to establish and fund a charitable foundation to benefit the communities we serve; and

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

As a traditional community oriented financial institution, Iroquois Federal has experienced moderate growth during the past five years. However, the significant changes in the financial services industry that have occurred in recent years as a result of the severe downturn in the financial markets in 2008, the severe nationwide economic recession that followed, and the increased regulatory burden of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations and policies, have severely strained the financial and managerial resources of community banks and savings associations and will continue to do so in the future. Management believes that Iroquois Federal will be better equipped to address these challenges as a larger, more highly capitalized stock institution. Specifically, mutual institutions cannot raise capital or issue stock to acquire branches or other financial institutions. Moreover, selling institutions often want the acquiring institution’s stock or a combination of stock and cash as consideration for a merger. Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Iroquois Federal has not required these capital tools and stock incentives in the past, they will be essential to our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of December 31, 2010, Iroquois Federal was considered “well capitalized” for regulatory purposes and is not subject to a directive or a recommendation from the Office of Thrift Supervision to raise capital. As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Iroquois Federal at a special meeting of members is required to approve the plan of conversion. A special meeting of members to consider and vote upon the plan of conversion has been set for [meeting date]. The plan of conversion also must be approved by the Office of Thrift Supervision, which has given its conditional approval to the plan of conversion.

Subject to member and regulatory approvals, we intend to establish and fund the charitable foundation in connection with the conversion. However, member approval of the charitable foundation is not a condition to the completion of the conversion and offering.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. We will continue to be a federally chartered savings association and will continue to be regulated by the Office of Thrift Supervision (subject to the Office of Thrift Supervision’s functions relating to federal savings associations being transferred to the Comptroller of the Currency under the Dodd-Frank Wall Street Reform and Consumer Protection Act as described under “Supervision and Regulation—Dodd Frank Act.” After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Iroquois Federal at the time of the conversion will be the directors of Iroquois Federal and of IF Bancorp, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Iroquois Federal at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Iroquois Federal will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all of our depositors, and certain of our borrowers, are members of and have voting rights in Iroquois Federal as to all matters requiring membership action. Upon completion of the conversion, depositors and borrower members will cease to be members of Iroquois Federal and will no longer have voting rights. Upon completion of the conversion, all voting rights in Iroquois Federal will be vested in IF Bancorp, Inc. as the sole stockholder of Iroquois Federal. The stockholders of IF Bancorp, Inc. will possess exclusive voting rights with respect to IF Bancorp, Inc. common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Iroquois Federal or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Iroquois Federal has both a deposit account in Iroquois Federal and a pro rata ownership interest in the net worth of Iroquois Federal based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Iroquois Federal. Any depositor who opens a deposit account obtains a pro rata ownership interest in Iroquois Federal without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Iroquois Federal, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings association normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Iroquois Federal after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Iroquois Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of February 28, 2010 and [supplemental date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to IF Bancorp, Inc. as the holder of Iroquois Federal’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one update, RP Financial, LC. will receive a fee of $50,000, and will be reimbursed for its expenses up to $7,500. In the event RP Financial, LC. is required to update the appraisal more than one time, it will receive an additional fee of $5,000 for each such update to the valuation appraisal. Other than the fees and expenses related to the appraisal engagement, we have not paid any fees or expenses to RP Financial, LC. during the previous three years. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence, bad faith or willful misconduct.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, LC., subject to valuation adjustments applied by RP Financial, LC. to account for differences between us and our peer group. Because RP Financial, LC. concluded that asset size is not a strong determinant of market value, RP Financial, LC. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. RP Financial, LC. placed the greatest emphasis on the price-to-book value and price-to-earnings approaches in estimating pro forma market value.

In the application of the price-to-book value and price-to-earnings approaches, RP Financial, LC. reflected several qualitative adjustments relative to the average and median pricing ratios indicated by the peer group companies.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including our financial statements. RP Financial, LC. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	our potential to pay cash dividends;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the contribution to the charitable foundation.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering (including shares contributed to the charitable foundation) by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of February 25, 2011, the estimated pro forma market value of IF Bancorp, Inc., assuming the establishment and funding of the charitable foundation as set forth herein, ranged from $30.9 million to $41.8 million, with a midpoint of $36.4 million. Our Board of Directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 2,890,000 shares, the midpoint of the offering range will be 3,400,000 shares and the maximum of the offering range will be 3,910,000 shares, or 4,496,500 shares if the maximum amount is adjusted because of demand for shares or changes in market conditions.

The following table presents a summary of selected pricing ratios for IF Bancorp, Inc. and the peer group companies identified by RP Financial, LC. Ratios are based on earnings for the twelve months ended December 31, 2010 and book value as of December 31, 2010. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 25.1% on a price-to-core earnings basis, a discount of 15.2% on a price-to-book value basis and a discount of 22.1% on a price-to-tangible book value basis. The pricing ratios result from our generally having higher levels of equity but lower core earnings than the companies in the peer group on a pro forma basis. The pricing ratios also reflect recent volatile market conditions, particularly for stock of financial institution holding companies, and the effect of such conditions on the trading market for recent mutual-to-stock conversions. In reviewing and approving the valuation, our Board of Directors considered the range of price-to-core earnings ratios, price-to-book value ratios and price-to-tangible book value ratios at the different ranges of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the others.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
IF Bancorp, Inc. (pro forma)(1)
Maximum, as adjusted	22.67	x	64.02%	64.02%
Maximum	19.49	x	59.77%	59.77%
Midpoint	16.79	x	55.52%	55.52%
Minimum	14.13	x	50.68%	50.88%

Valuation of peer group companies using stock prices as of February 25, 2011
Averages	17.80	x	71.94%	76.70%
Medians	15.58	x	70.52%	76.76%

Peer Group Companies

CITZ	CFS Bancorp, Inc. of Munster IN	21.48	x	55.72%	55.77%
FCAP	First Capital, Inc. of IN	15.58	x	93.05%	104.99%
FCLF	First Clover Leaf Financial Group of IL	NM		71.79%	85.54%
FSFG	First Savings Financial Group of IN	10.34	x	72.83%	86.05%
HFFC	HF Financial Corp of SD	26.17	x	81.23%	85.19%
HFBC	HopFed Bancorp, Inc of KY	14.54	x	68.48%	69.13%
LSBI	LSB Financial Corp of Lafayette IN	29.49	x	69.25%	69.25%
FFFD	North Central Bancshares of IA	16.47	x	57.53%	57.53%
RIVR	River Valley Bancorp of IN	13.90	x	82.79%	83.02%
WAYN	Wayne Savings Bancshares of OH	12.23	x	66.72%	70.51%

(1)	Based on earnings for the twelve months ended December 31, 2010 and book value as of December 31, 2010.

Our Board of Directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $30.9 million or more than $48.1 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial, LC. did not independently verify our financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Iroquois Federal Savings and Loan Association as a going concern and should not be considered as an indication of the liquidation value of Iroquois Federal Savings and Loan Association. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $48.1 million, without resoliciting subscribers, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 4,496,500 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $48.1 million and a corresponding increase in the offering range to more than 4,811,255 shares, or a decrease in the minimum of the valuation range to less than $30.9 million and a corresponding decrease in the offering range to fewer than 3,092,300 shares, then we may promptly return with interest at a rate of 0.35% per annum all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion and the offering. In the event that a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to confirm, cancel or change their stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our main office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on February 28, 2010 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 30,000 shares of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order and certification form all deposit accounts in which he or she has an ownership interest on February 28, 2010. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or executive officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits during the year preceding February 28, 2010.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, including our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares contributed to the charitable foundation. Our employee stock ownership plan intends to purchase up to 8% of the shares of common stock issued in the offering, including shares contributed to the charitable foundation.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 30,000 shares of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order and certification form all deposit accounts in which he or she has an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans and Supplemental Eligible Account Holders, each depositor and each borrower member on the voting record date of [other member date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 30,000 shares of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

Expiration Date. The Subscription Offering will expire at 12:00 noon, Central time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible member can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 2,890,000 shares within 45 days after the expiration date and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.35% per annum and all deposit account withdrawal authorizations will be canceled. If an extension beyond [extension date] is granted by the Office of Thrift

Supervision, we will resolicit subscribers, giving them an opportunity to change or cancel their orders. We will notify subscribers of the extension of time and of the rights of subscribers to confirm, cancel or change their stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Extensions may not go beyond [final date], which is two years after the special meeting of our members to vote on the conversion.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering with a preference given to natural persons and trust of natural persons residing in the Illinois Counties of Iroquois and Vermilion (collectively, the “Community”).

Purchasers in the community offering may purchase up to 30,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the Community, whose orders remain unsatisfied on an equal number of shares basis per order. If, after the allocation of shares to natural persons residing in the Community, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares ordered by such person. Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the community offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is currently expected to terminate at the same time as the subscription offering, although it must terminate no more than 45 days following the subscription offering. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extension date]. If an extension beyond [extension date] is granted by the Office of Thrift Supervision, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to confirm, cancel or change their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond [final date], which is two years after the special meeting of our members to vote on the conversion.

Syndicated Community Offering

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than [extension date], unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering—Expiration Date” above for a discussion of rights of persons who place orders in the syndicated community offering in the event an extension is granted.

The opportunity to order shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order. Purchasers in the syndicated community offering are eligible to purchase up to 30,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” Unless the Office of Thrift Supervision permits otherwise, accepted orders for IF Bancorp, Inc. common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated. We may begin the syndicated community offering at any time following the commencement of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Keefe, Bruyette & Woods, Inc. or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date which will only occur if the minimum of the offering range is met. Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering. Customers without brokerage accounts will not be able to participate in the syndicated community offering. Institutional investors will pay Keefe, Bruyette & Woods, Inc., in its capacity as sole book running manager, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Iroquois Federal and IF Bancorp, Inc. on one hand, and Keefe, Bruyette & Woods, Inc. on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision. If other purchase arrangements cannot be made, we may do any of the following: terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•

No person or entity together with any associate or group of persons acting in concert may purchase more than 50,000 shares of common stock in the offering, except that our tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares of common stock contributed to the charitable foundation as well as shares issued in the event of an increase in the offering range of up to 15%;

•

The maximum number of shares of common stock that may be purchased in all categories of the offering by our executive officers and directors and their associates, in the aggregate, may not exceed 27% of the shares issued in the offering; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the Office of Thrift Supervision, the maximum number of shares of common stock that may be subscribed for or purchased in the offering by any person or entity together with any associate or group of persons acting in concert, may be increased to an amount not to exceed 5.0% of the outstanding shares of our common stock at the completion of the offering (excluding our employee stock ownership plan). In the event that the maximum purchase limitation is increased to 5.0% of the shares issued in the offering, this limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock issued in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock issued in the offering.

Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of our members, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation would be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the total number of shares of common stock issued in the offering, including shares contributed to the charitable foundation;

(2)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(3)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Illinois counties of Vermilion and Iroquois.

The term “associate” of a person means:

(1)	any corporation or organization, other than Iroquois Federal, IF Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Iroquois Federal or IF Bancorp, Inc.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our executive officers and directors and except as described below. Any purchases made by any associate of Iroquois Federal or IF Bancorp, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Purchase or Transfer of Our Shares After Conversion” and “Restrictions on Acquisition of IF Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, as a financial advisor in connection with the offering of our common stock. In its role as financial advisor, Keefe, Bruyette & Woods, Inc., will:

•	provide advice on the financial and securities market implications of the plan of conversion and related corporate documents, including our business plan;

•	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

•	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

•	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meet with the Board of Directors and management to discuss any of these services; and

•	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $25,000, payable in four consecutive monthly installments commencing in March 2011, and a success fee of 1.25% of the aggregate dollar amount of the common stock sold in the subscription offering if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts), and excluding shares contributed to the charitable foundation. In addition, Iroquois Federal will pay Keefe, Bruyette & Woods, Inc. a success fee of 2% of the aggregate dollar amount of the common stock sold in any direct community offering if the conversion is consummated. The management fee will be credited against the success fees payable upon the consummation of the conversion.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering. This fee will include the success fees earned by Keefe, Bruyette & Woods, Inc. in connection with the subscription and community offerings set forth above. Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $20,000. In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $75,000. In the event of a delay in the offering requiring an update of financial information, or if we are required to resolicit subscribers for shares of our common stock in the offerings, we will reimburse Keefe, Bruyette & Woods, Inc. for additional expenses, not to exceed $25,000.

If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses, including legal fees and expenses paid to its counsel, and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate accounts and develop a central file;

•	prepare proxy forms and proxy materials;

•	tabulate proxies and ballots;

•	act as inspector of election at the special meeting of members;

•	assist us in establishing and managing the Stock Information Center;

•	assist our financial printer with labeling of stock offering materials;

•	process stock order forms and certification forms and produce daily reports and analyses;

•	assist our transfer agent with the generation and mailing of stock certificates;

•	advise us on interest and refund calculations; and

•	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $20,000, and we have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee. We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent up to a maximum of $5,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of Iroquois Federal or its affiliates may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of our main office facility apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 noon, Central time, on [expiration date], unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval. If an extension beyond [extension date] is granted by the Office of Thrift Supervision, we will resolicit subscribers/persons who place orders, giving them an opportunity to confirm, cancel or change their orders. We will notify these persons of the extension of time and of the rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. If we have not received orders to purchase the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all funds received for shares of common stock. If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, subscribers may be resolicited with the approval of the Office of Thrift Supervision.

To ensure that each purchaser receives a prospectus at least 48 hours before [expiration date], the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a segregated account at Iroquois Federal and will earn interest at a rate of 0.35% per annum from the date of receipt.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest at a rate of 0.35% per annum from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must complete an order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, orders submitted on photocopied or facsimiled order forms. We must receive all order forms prior to 12:00 noon, Central time, on [expiration date]. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. A postmark prior to [expiration date] will not entitle you to purchase shares of common stock unless we receive the envelope by [expiration date]. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center or to any branch office or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Iroquois Federal or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(1)	personal check, bank check or money order, payable to IF Bancorp, Inc.; or

(2)	authorization of withdrawal from Iroquois Federal deposit accounts designated on the order form.

Appropriate means for designating withdrawals from deposit accounts at Iroquois Federal are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will be transferred to a savings account and earn interest at a rate of 0.35% per annum subsequent to the withdrawal. In the case of payments made by check or money order in the subscription and community offerings, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at Iroquois Federal and will earn interest at a rate of 0.35% per annum from the date payment is received until the offering is completed or terminated.

You may not use a check drawn on a Iroquois Federal line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to IF Bancorp, Inc. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Iroquois Federal’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Iroquois Federal individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Iroquois Federal individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the syndicated community offering at any time prior to the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or IF Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase. Our 401(k) plan will not be required to pay for any shares purchased in the offering until consummation of the offering.

If the offering is consummated, but some or all of an interested investor’s funds submitted in the subscription or community offerings are not accepted by us, those funds will be returned to the interested investor promptly after closing, with interest. If the offering is not consummated, funds in the account will be returned promptly, with interest, to the potential investor.

Regulations prohibit Iroquois Federal from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering and IF Bancorp, Inc. checks representing any applicable refund and/or interest paid on subscriptions made by check or money order will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

If you have any questions regarding the offering, please call our Stock Information Center at [stock info phone #] Monday through Friday between 9:00 a.m. and 5:00 p.m., Central time, or visit the Stock Information Center located at 201 East Cherry Street, Watseka, Illinois between 9:00 a.m. and 5:00 p.m., Central time during the offering period. The Stock Information Center will be closed weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Iroquois Federal prior to the conversion, all claims of creditors of Iroquois Federal, including those of depositors of Iroquois Federal (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Iroquois Federal remaining, members of Iroquois Federal would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Iroquois Federal immediately prior to liquidation. In the unlikely event that Iroquois Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to IF Bancorp, Inc. as the sole holder of Iroquois Federal capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Iroquois Federal as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Iroquois Federal after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Iroquois Federal after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Iroquois Federal, would be entitled, on a complete liquidation of Iroquois Federal after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of IF Bancorp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Iroquois Federal on February 28, 2010 and [supplemental date], respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on February 28, 2010 and [supplemental date], respectively, bears to the balance of all such deposit accounts in Iroquois Federal on such dates.

If, however, on any June 30 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on February 28, 2010 and [supplemental date], as applicable, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to IF Bancorp, Inc., as the sole stockholder of Iroquois Federal.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Iroquois Federal, IF Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Iroquois Federal or IF Bancorp, Inc. would prevail in a judicial proceeding.

Iroquois Federal and IF Bancorp, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Iroquois Federal to a federally chartered stock savings association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Iroquois Federal will not recognize any gain or loss upon the receipt of money from IF Bancorp, Inc. in exchange for shares of common stock of Iroquois Federal.

3.	The basis and holding period of the assets received by Iroquois Federal, in stock form, from Iroquois Federal, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Iroquois Federal, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Iroquois Federal, in stock form, in the same dollar amount and under the same terms as held at Iroquois Federal, in mutual form. In addition, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not recognize gain or loss upon receipt of an interest in a liquidation account in Iroquois Federal in exchange for their ownership interests in Iroquois Federal.

5.	The basis of the account holders deposit accounts in Iroquois Federal Savings, in stock form, will be the same as the basis of their deposit accounts in Iroquois Federal, in mutual form. The basis of the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of IF Bancorp, Inc. common stock, provided that the amount to be paid for IF Bancorp, Inc. common stock is equal to the fair market value of IF Bancorp, Inc. common stock.

7.	The basis of the shares of IF Bancorp, Inc. common stock purchased in the offering will be the purchase price. The holding period of the IF Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by IF Bancorp, Inc. on the receipt of money in exchange for shares of IF Bancorp, Inc. common stock sold in the offering.

In the view of RP Financial, LC. (which is acting as independent appraiser of the value of the shares of IF Bancorp, Inc. common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. RP Financial, LC.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and IF Bancorp, Inc. could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Iroquois Federal, the members of Iroquois Federal, IF Bancorp, Inc. and the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that IF Bancorp, Inc. or Iroquois Federal would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to IF Bancorp, Inc.’s registration statement. An opinion regarding the Illinois state income tax consequences consistent with the federal tax opinion has been issued by BKD, LLP, tax advisors to Iroquois Federal and IF Bancorp, Inc.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of IF Bancorp, Inc. or Iroquois Federal generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of IF Bancorp, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Office of Thrift Supervision regulations prohibit IF Bancorp, Inc. from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

IROQUOIS FEDERAL FOUNDATION

General

In furtherance of our commitment to our local community, the plan of conversion provides that we will establish a new charitable foundation, Iroquois Federal Foundation, Inc. (the “Foundation”) as a non-stock, nonprofit Delaware corporation in connection with the stock offering. The Foundation will be funded with shares of our common stock and cash, as further described below.

By further enhancing our visibility and reputation in our local community, we believe that the Foundation will enhance the long-term value of Iroquois Federal’s community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the stock offering, we intend to contribute to the Foundation shares of IF Bancorp, Inc. common stock equal to 7% of the shares sold in the offering and an amount of cash equal in value to 1% of the shares sold in the offering. At the adjusted maximum of the offering range, the amount contributed to the charitable foundation would be a contribution of 314,755 shares of common stock and approximately $450,000 in cash, and at the minimum of the offering range would be a contribution of 202,300 shares of common stock and approximately $289,000 in cash. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. The Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. Iroquois Federal received a “satisfactory” rating in its most recent Community Reinvestment Act examination.

Funding the Foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because the Foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the Foundation will maintain close ties with Iroquois Federal, thereby forming a partnership within the communities in which Iroquois Federal operates.

Structure of the Charitable Foundation

The Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The Foundation’s certificate of incorporation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The Foundation’s certificate of incorporation will further provide that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The Foundation will be governed by a Board of Directors, initially consisting of Gary Martin, our Chairman, Alan D. Martin, our President, Chief Executive Officer and director, Frank J. Simutis, director, Thomas J. Chamberlain, our Vice President and Chief Lending Officer, Robert L. Cotter, Jr., the manager of our financial services division, Iroquois Financial, and one individual who is not affiliated with us and who has experience with local charitable organizations and grant making. We have selected [Independent Outside Director] as an outside, independent director. While there are no plans to change the size of the initial Board of Directors during the year following the completion of the stock offering, following the first anniversary of the stock offering, the Foundation may alter the size and composition of its Board of

Directors. For five years after the stock offering, one seat on the Foundation’s Board of Directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the Foundation’s Board of Directors will be reserved for one of Iroquois Federal’s directors. Except as described below in “—Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, directors of the Foundation will elect the Foundation’s Board to serve for one-year terms.

The business experience of our current directors and executive officers who will serve as Board members of the charitable foundation is described in “Management.”

[Business experience of person from our local community to be provided.]

The Foundation’s Board of Directors will be responsible for establishing the Foundation’s grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the Foundation is established. The directors of the Foundation also will be responsible for directing the activities of the Foundation, including the management and voting of the shares of our common stock held by the Foundation. However, all shares of our common stock held by the Foundation will be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The Foundation’s initial place of business will be located at our executive office. The Foundation’s Board of Directors will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and applicable banking regulations governing transactions between Iroquois Federal and the Foundation.
The Foundation will receive working capital of approximately $450,000 and $289,000 at the adjusted maximum and minimum of the offering range, respectively. Additional capital for the charitable foundation will come from:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. Therefore, the amount of shares of common stock that may be sold by the Foundation in any one year generally is not expected to exceed 5% of the average market value of the assets held by the Foundation, except where the Foundation’s Board of Directors determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize the Foundation’s capacity to carry out its charitable purposes.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) tax exempt organization under the Internal Revenue Code and should be classified as a private foundation. The Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as the Foundation files its application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether Iroquois Federal Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by the Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

IF Bancorp, Inc. and Iroquois Federal are authorized by applicable law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to the Foundation. We believe that the contribution to the Foundation is justified given Iroquois Federal’s capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the Foundation to our community. See “Capitalization,” “Historical and Pro Forma Regulatory Capital Compliance,” and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

We believe that our contribution of shares of our common stock to the Foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction in the amount of the fair market value of the stock and cash at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the Foundation. We estimate that if stock is sold up to the maximum of the offering range, the full contribution should be deductible for federal tax purposes over that six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the Foundation. In such event, our contribution to the Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the charitable foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2% and certain exceptions may further reduce the rate to 1%. Iroquois Federal Foundation will be required to file an annual return on Form 990-PF with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Office of Thrift Supervision regulations require that, before our Board of Directors adopted the plan of conversion and reorganization, the Board of Directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our Board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our Board of Directors complied with this regulation in adopting the plan of conversion.

Office of Thrift Supervision regulations provide that the Office of Thrift Supervision will generally not object if a well-capitalized savings association or its holding company contribute to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. Iroquois Federal qualifies as a well-capitalized savings bank for purposes of this limitation, and the contribution to the Foundation will not exceed this limitation.

Office of Thrift Supervision regulations impose the following additional requirements on the establishment of the Foundation:

•	the Office of Thrift Supervision may examine the Foundation at the Foundation’s expense;

•	the Foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

•	the Foundation must provide annually to the Office of Thrift Supervision a copy of the annual return that the Foundation submits to the Internal Revenue Service;

•	the Foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the Foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the Foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the stock offering, the Foundation must submit to the Office of Thrift Supervision the Foundation’s charter and bylaws, three year operating plan, conflict of interest policy and gift instrument.

RESTRICTIONS ON ACQUISITION OF IF BANCORP, INC.

Although the Board of Directors of IF Bancorp, Inc. is not aware of any effort that might be made to obtain control of IF Bancorp, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of IF Bancorp, Inc.’s articles of incorporation to protect the interests of IF Bancorp, Inc. and its stockholders from takeovers which our Board of Directors might conclude are not in the best interests of Iroquois Federal, IF Bancorp, Inc. or IF Bancorp, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of IF Bancorp, Inc.’s articles of incorporation and bylaws, Iroquois Federal’s federal stock charter, Maryland corporate law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in IF Bancorp, Inc.’s articles of incorporation and bylaws and Iroquois Federal’s federal stock charter, reference should be made in each case to the document in question, each of which is part of Iroquois Federal’s application for conversion with the Office of Thrift Supervision, and except for Iroquois Federal’s federal stock charter, IF Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

IF Bancorp, Inc.’s Articles of Incorporation and Bylaws

IF Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of IF Bancorp, Inc. more difficult.

Directors. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for Board members, including restrictions on affiliations with competitors of Iroquois Federal and prior legal or regulatory violations. Subsequent to the Conversion, the Board expects to review and amend the bylaws of IF Bancorp, Inc. to impose additional or revised director requirements. Such requirements are expected to include provisions which would: 1) require that Board members meet a residency requirement whereby such individual must reside within a city or county in which IF Bancorp, Inc. or any of its subsidiaries maintains an office, or a contiguous county, 2) require that members may not have been named as having violated any banking or securities law or regulation, or have been a party to any past regulatory order or sanction, and 3) require that members may not serve on the Board of Directors or be an officer of or own a material interest in a competing financial institution. Further, the bylaws impose notice and information requirements in connection with the proposed nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and proposed nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of IF Bancorp, Inc. provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of IF Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of IF Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon IF Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, IF Bancorp, Inc. and its subsidiaries and on the communities in which IF Bancorp, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of IF Bancorp, Inc.;

•	whether a more favorable price could be obtained for IF Bancorp, Inc.’s stock or other securities in the future;

•

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of IF Bancorp, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of IF Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of IF Bancorp, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President, a majority of the total number of directors that IF Bancorp, Inc. would have if there were no vacancies on the Board of Directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit; provided that such 10% limit shall not apply if a majority of the unaffiliated directors approve the acquisition of shares in excess of the 10% limit prior to such acquisition.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Authorized but Unissued Shares. After the conversion, IF Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. IF Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that IF Bancorp, Inc. would have if there were no vacancies on the Board of Directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that IF Bancorp, Inc. has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of IF Bancorp, Inc. that the Board of Directors does not approve, it would be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of IF Bancorp, Inc. The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the Board of Directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our Board of Directors and also by a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the Board of Directors into three staggered classes;

(iii)	The ability of the Board of Directors to fill vacancies on the Board;

(iv)	The requirement that at least a majority of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the Board of Directors to amend and repeal the bylaws;

(vi)	The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire IF Bancorp, Inc.;

(vii)	The authority of the Board of Directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by IF Bancorp, Inc.;

(xi)	The limitation of liability of officers and directors to IF Bancorp, Inc. for money damages; and

(xii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xi) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Iroquois Federal Savings and Loan Association’s Federal Stock Charter

The federal stock charter of Iroquois Federal will provide that for a period of five years from the closing of the conversion, no person other than IF Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Iroquois Federal. This provision does not apply to any tax-qualified employee benefit plan of Iroquois Federal or IF Bancorp, Inc. or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings association’s stock who do not intend to participate in or seek to exercise control over a savings association’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the Deposit Insurance Fund.

DESCRIPTION OF CAPITAL STOCK

General

IF Bancorp, Inc. is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. IF Bancorp, Inc. currently expects to issue in the offering up to 4,496,500 shares of common stock. IF Bancorp, Inc. will not issue shares of preferred stock in the stock offering. Each share of IF Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of IF Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. IF Bancorp, Inc. can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if IF Bancorp, Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution; provided, however, that even if IF Bancorp, Inc.’s assets are less than the amount necessary to satisfy the requirement set forth in (ii) above, IF Bancorp, Inc. may make a distribution from: (A) IF Bancorp, Inc.’s net earnings for the fiscal year in which the distribution is made; (B) IF Bancorp, Inc.’s net earnings for the preceding fiscal year; or (C) the sum of IF Bancorp, Inc.’s net earnings for the preceding eight fiscal quarters. The holders of common stock of IF Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor. If IF Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of IF Bancorp, Inc. will have exclusive voting rights in IF Bancorp, Inc. They will elect IF Bancorp, Inc.’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of IF Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If IF Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

As a federal stock savings association, corporate powers and control of Iroquois Federal are vested in its Board of Directors, who elect the officers of Iroquois Federal and who fill any vacancies on the Board of Directors. Voting rights of Iroquois Federal are vested exclusively in the owners of the shares of capital stock of Iroquois Federal, which will be IF Bancorp, Inc., and voted at the direction of IF Bancorp, Inc.’s Board of Directors. Consequently, the holders of the common stock of IF Bancorp, Inc. will not have direct control of Iroquois Federal.

Liquidation. In the event of any liquidation, dissolution or winding up of Iroquois Federal, IF Bancorp, Inc., as the holder of 100% of Iroquois Federal’s capital stock, would be entitled to receive all assets of Iroquois Federal available for distribution, after payment or provision for payment of all debts and liabilities of Iroquois Federal, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of IF Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of IF Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of IF Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the Board of Directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of IF Bancorp, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for IF Bancorp, Inc.’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Iroquois Federal Savings and Loan Association as of June 30, 2010 and 2009, and for the years then ended, have been included herein and in the registration statement in reliance upon the report of BKD, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. RP Financial, LC. has consented to the publication herein of the summary of its report to IF Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL AND TAX MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to IF Bancorp, Inc. and Iroquois Federal, has issued to IF Bancorp, Inc. its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to its opinions. BKD, LLP has issued to IF Bancorp, Inc. and Iroquois Federal its opinion regarding the state income tax consequences of the conversion. BKD, LLP has consented to the reference in this prospectus to its opinion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Vedder Price P.C., Chicago, Illinois.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

IF Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including IF Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Iroquois Federal has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the Office of Thrift Supervision, located at 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606. Our plan of conversion is available, upon request, at each of our branch offices.

In connection with the offering, IF Bancorp, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, IF Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, IF Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

***

Separate financial statements for IF Bancorp, Inc. have not been included in this prospectus because IF Bancorp, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

Audit Committee and Board of Directors

Iroquois Federal Savings and Loan Association

Watseka, Illinois

We have audited the accompanying consolidated balance sheets of Iroquois Federal Savings and Loan Association (“Association”) as of June 30, 2010 and 2009, and the related consolidated statements of income, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Association’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Association is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Association’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Iroquois Federal Savings and Loan Association as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/sig/ BKD, LLP

Decatur, Illinois

March 15, 2011

Iroquois Federal Savings and Loan

Consolidated Balance Sheets

Assets

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Cash and due from banks	$6,426,199	$4,704,809	$6,418,433
Interest-bearing demand deposits	229,267	2,130,812	5,483,519

Cash and cash equivalents	6,655,466	6,835,621	11,901,952

Interest-bearing time deposits in banks	250,000	—	—
Available-for-sale securities	137,876,893	125,747,434	99,423,348
Held-to-maturity securities, at amortized cost (estimated fair value of $25,891,530 at June 30, 2009)	—	—	25,447,062
Loans held for sale	242,000	460,000	156,000
Loans, net of allowance for loan losses of $2,711,538 at December 31, 2010 (unaudited), and $2,766,718 and $1,365,040 at June 30, 2010 and 2009	240,724,734	233,753,199	223,655,959
Premises and equipment, net of accumulated depreciation of $4,570,995 at December 31, 2010 (unaudited), and $4,423,359 and $4,171,559 at June 30, 2010 and 2009	4,216,135	4,203,580	4,108,247
Federal Home Loan Bank stock, at cost	3,121,238	3,121,238	3,121,238
Foreclosed assets held for sale	386,071	497,004	125,500
Accrued interest receivable	1,661,922	1,718,428	1,719,638
Deferred income taxes	816,632	—	—
Bank-owned life insurance	7,107,914	6,978,044	6,722,734
Mortgage servicing rights	290,261	156,303	161,637
Other	1,561,402	1,311,611	614,821

Total assets	$404,910,668	$384,782,462	$377,158,136

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Balance Sheets

Liabilities and Equity

	December 31, 2010 (Unaudited)
		June 30,
		2010	2009
Liabilities
Deposits
Demand	$7,565,051	$5,832,749	$6,426,742
Savings, NOW and money market	117,760,354	111,494,901	110,950,736
Certificates of deposit	201,864,212	198,228,800	195,974,703
Brokered certificates of deposit	6,001,274	5,000,616	—

Total deposits	333,190,891	320,557,066	313,352,181

Federal Home Loan Bank advances	31,000,000	22,500,000	26,500,000
Advances from borrowers for taxes and insurance	923,352	830,149	801,527
Deferred income taxes	—	310,858	205,983
Accrued post-retirement benefit obligation	1,768,321	1,727,330	1,314,310
Accrued interest payable	230,691	185,278	342,312
Other	1,077,708	1,384,124	1,486,114

Total liabilities	368,190,963	347,494,805	344,002,427

Commitments and Contingencies

Equity
Retained earnings	36,097,568	34,498,000	31,820,837
Accumulated other comprehensive income, net of tax	622,137	2,789,657	1,434,872

Total equity	36,719,705	37,287,657	33,255,709

Total liabilities and equity	$404,910,668	$384,782,462	$377,258,136

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Statements of Income

	Six Months Ended December 31,
	2010	2009	Years Ended June 30,
	(Unaudited)	(Unaudited)	2010	2009
Interest Income
Interest and fees on loans	$6,456,872	$6,484,047	$12,900,486	$13,300,792
Securities
Taxable	2,086,710	2,452,668	4,761,702	4,698,733
Tax-exempt	62,624	37,914	93,738	86,152
Deposits with other financial institutions	4,321	2,581	5,207	32,322

Total interest income	8,610,527	8,977,210	17,761,133	18,117,999

Interest Expense
Deposits	2,270,817	3,079,202	5,678,505	7,458,689
Federal Home Loan Bank advances	457,725	530,980	1,035,250	1,203,974

Total interest expense	2,728,542	3,610,182	6,713,755	8,662,663

Net Interest Income	5,881,985	5,367,028	11,047,378	9,455,336
Provision for Loan Losses	624,722	969,299	1,875,366	405,155

Net Interest Income After Provision For Loan Losses	5,257,263	4,397,729	9,172,012	9,050,181

Noninterest Income
Customer service fees	323,398	345,984	662,505	622,034
Other service charges and fees	155,877	83,047	253,638	179,610
Insurance commissions	326,747	359,053	613,478	633,277
Brokerage commissions	300,709	192,698	450,256	515,095
Net realized gains on sales of available-for-sale securities	377,969	303,517	1,108,277	68,790
Mortgage banking income, net	419,906	163,681	269,077	423,229
Bank-owned life insurance income, net	129,870	128,939	255,310	253,256
Other	289,973	219,749	427,489	402,399

Total noninterest income	2,324,449	1,796,668	4,040,030	3,097,690

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Statements of Income

	Six Months Ended December 31,
	2010	2009	Years Ended June 30,
	(Unaudited)	(Unaudited)	2010	2009
Noninterest Expense
Compensation and benefits	$3,176,352	$2,706,547	$5,693,247	$5,277,633
Office occupancy	238,011	219,165	445,000	415,243
Equipment	308,189	261,717	546,586	487,016
Federal deposit insurance	217,433	217,286	445,771	343,271
Stationary, printing and office	72,584	70,589	142,249	143,787
Advertising	140,724	109,277	273,102	221,591
Professional services	126,294	67,858	111,202	109,989
Supervisory examinations	52,629	48,411	100,423	92,733
Audit and accounting services	22,575	21,013	37,013	47,205
Organizational dues and subscriptions	40,858	35,438	55,373	45,770
Insurance bond premiums	53,271	42,929	92,836	85,736
Telephone and postage	100,008	104,046	203,881	186,919
(Gain) loss on foreclosed assets, net	(84,155)	57,343	27,687	43,374
Other	602,304	496,306	971,350	878,571

Total noninterest expense	5,067,077	4,457,925	9,145,720	8,378,838

Income Before Income Tax	2,514,635	1,736,472	4,066,322	3,769,033

Provision for Income Taxes	915,067	584,825	1,389,159	1,361,818

Net Income	$1,599,568	$1,151,647	$2,677,163	$2,407,215

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Statements of Equity

	Retained Earnings	Accumulated Other Comprehensive Income (Loss), net of tax	Total Equity
Balance, July 1, 2008	$29,413,622	$(412,188)	$29,001,434
Net income	2,407,215	—	2,407,215
Other comprehensive income	—	1,847,060	1,847,060

Total comprehensive income			4,254,275

Balance, June 30, 2009	31,820,837	1,434,872	33,255,709
Net income	2,677,163	—	2,677,163
Other comprehensive income	—	1,354,785	1,354,785

Total comprehensive income			4,031,948

Balance, June 30, 2010	34,498,000	2,789,657	37,287,657
Net income (unaudited)	1,599,568	—	1,599,568
Other comprehensive income	—	(2,167,520)	(2,167,520)
Total comprehensive income (unaudited)			(567,952)

Balance, December 31, 2010 (unaudited)	$36,097,568	$622,137	$36,719,705

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Statements of Cash Flows

	Six Months Ended December 31,
	2010	2009	Years Ended June 30,
	(Unaudited)	(Unaudited)	2010	2009
Operating Activities
Net income	$1,599,568	$1,151,647	$2,677,163	$2,407,215
Items not requiring (providing) cash
Depreciation	191,281	160,707	240,069	289,913
Provision for loan losses	624,722	969,299	1,875,366	405,155
Amortization (accretion) of premiums and discounts on securities	297,414	210,201	438,344	(128,873)
Deferred income taxes	198,882	5,198	(725,477)	(11,573)
Net realized gains on securities	(377,969)	(303,517)	(1,108,277)	(68,790)
Net realized gains on loan sales	(419,906)	(163,681)	(269,077)	(423,229)
(Gain) loss on sale of foreclosed real estate, net	(84,155)	57,343	27,687	43,374
Bank-owned life insurance, net	(129,870)	(128,939)	(255,310)	(253,256)
Originations of loans held for sale	(17,593,869)	(4,568,214)	(11,051,102)	(21,893,602)
Proceeds from sales of loans held for sale	18,097,817	4,709,181	11,021,513	22,034,200
Changes in
Accrued interest receivable	56,506	61,973	1,210	145,573
Other assets	(560,649)	(1,594,266)	(591,915)	1,219,710
Accrued interest payable	45,413	30,629	(157,034)	(135,098)
Other liabilities	45,601	(255,842)	(158,857)	(173,094)

Net cash provided by operating activities	1,990,786	341,719	1,964,303	3,457,625

Investing Activities
Net change in interest-bearing deposits	(250,000)	—	—	—
Purchases of available-for-sale securities	(87,142,850)	(60,803,219)	(105,996,338)	(73,031,961)
Proceeds from the sales of available-for-sale securities	52,694,366	34,543,283	65,816,760	16,199,194
Proceeds from maturities of available-for-sale securities	18,905,520	12,262,842	27,970,118	30,084,815
Purchases of held-to-maturity securities	—	—	(1,340,614)	(367,456)
Proceeds from sales of held-to-maturity securities	—	2,279,131	11,283,118	—
Proceeds from maturities of held-to-maturity securities	—	4,406,867	4,610,014	8,072,776
Net change in loans	(7,707,026)	(9,233,909)	(12,866,096)	(9,295,084)
Purchase of premises and equipment	(203,836)	(260,313)	(335,402)	(501,684)
Proceeds from the sale of foreclosed assets	305,857	229,451	494,299	317,438

Net cash used in investing activities	(23,397,969)	(16,575,867)	(10,364,141)	(28,521,962)

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Consolidated Statements of Cash Flows

	Six Months Ended December 31,
	2010	2009	Years Ended June 30,
	(Unaudited)	(Unaudited)	2010	2009
Financing Activities
Net increase in demand deposits, money market, NOW and savings accounts	$7,997,755	$(2,051,322)	$50,172	$36,993,531
Net increase in certificates of deposit	4,636,070	1,616,438	7,254,713	6,314,989
Net increase (decrease) in advances from borrowers for taxes and insurance	93,203	801,572	28,622	(500,198)
Proceeds from Federal Home Loan Bank advances	8,500,000	10,000,000	—	—
Repayment of Federal Home Loan Bank advances	—	—	(4,000,000)	(9,500,000)

Net cash provided by financing activities	21,227,028	10,366,688	3,333,507	33,308,322

Increase (Decrease) in Cash and Cash Equivalents	(180,155)	(5,867,460)	(5,066,331)	8,243,985

Cash and Cash Equivalents, Beginning of Period	6,835,621	11,901,925	11,901,952	3,657,967

Cash and Cash Equivalents, End of Period	$6,655,466	$6,034,465	$6,835,621	$11,901,952

Supplemental Cash Flows Information

Interest paid	$2,683,129	$3,422,520	$6,870,789	$8,797,761

Income taxes paid (net of refunds)	$907,786	$436,472	$1,754,317	$1,217,174

Foreclosed assets acquired in settlement of loans	$110,769	$250,913	$893,490	$414,021

Transfer of held-to-maturity securities to available-for-sale securities, amortized cost	$—	$—	$11,112,338	$—

See Notes to Consolidated Financial Statements

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Iroquois Federal Savings and Loan Association (“Association”) is primarily engaged in providing a full range of banking and financial services to individual and corporate customers within a 100-mile radius of its locations in Watseka, Danville, Clifton, and Hoopeston, Illinois and Osage Beach, Missouri. The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation (“L.C.I.”), is the sale of property and casualty insurance. The Association is subject to competition from other financial institutions. The Association is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

The financial information included herein as of December 31, 2010 and for the interim periods ended December 31, 2010 and 2009 is unaudited; however, in the opinion of management, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are necessary for a fair presentation. The results shown for the six months ended December 31, 2010 are not necessarily indicative of the results to be obtained for a full year.

Principles of Consolidation

The consolidated financial statements include the accounts of the Association and L.C.I. All significant intercompany accounts and transactions have been eliminated in consolidation.

Operating Segment

The Association provides community banking services, including such products and services as loans, certificates of deposits, savings accounts, and mortgage originations. These activities are reported as a single operating segment.

The Association does not derive revenues from, or have assets located in, foreign countries, nor does it derive revenues from any single customer that represents 10% or more of the Association’s total revenues.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, fair value measurements and classifications of investment securities, loan servicing rights and Federal Home Loan Bank of Chicago (FHLB) stock recoverability.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Interest-bearing Deposits in Banks

Interest-bearing deposits in banks mature within five years and are carried at cost.

Cash Equivalents

The Association considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2010 (unaudited), June 30, 2010 and 2009, cash equivalents consisted primarily of noninterest bearing deposits and interest bearing deposits.

The Association’s interest bearing deposits are held at the FHLB and are fully guaranteed for the entire amount in the account.

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

During March 2010, the Association transferred held-to-maturity securities to available-for-sale securities. As a result of the transfer, the Association does not hold any held-to-maturity securities at December 31, 2010.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, and any unamortized deferred fees or costs on originated loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Association’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar characteristics, including individually evaluated loans not determined to be impaired, are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Equipment	3-5 years

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.

The Association owns $3,121,238 (31,212 shares) of Federal Home Loan Bank stock as of December 31, 2010 (unaudited) and June 30, 2010 and 2009. The Federal Home Loan Bank of Chicago (FHLB) is operating under a Cease and Desist Order from their regulator, the Federal Housing Finance Board. The order prohibits capital stock repurchases until a time to be determined by the Federal Housing Finance Board. The FHLB will continue to provide liquidity and funding through advances. With regards to dividends, the FHLB will continue to assess their dividend capacity each quarter and make appropriate request for approval. The FHLB did not pay a dividend during 2010 or 2009; however early in 2011, the FHLB announced they have declared a dividend at an annualized rate of 10 basis points per share paid on February 14, 2011. Management performed an analysis as of December 31, 2010 (unaudited), and as of June 30, 2010 and 2009 and deemed the cost-method investment in FHLB stock was ultimately recoverable.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at the estimated cash surrender value. Changes in the cash surrender value are reflected in noninterest income in the consolidated statements of income.

Fee Income

Loan origination fees, net of direct origination costs, are recognized as income using the level-yield method over the term of the loans.

Mortgage Servicing Rights

Mortgage servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets. Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale or securitization of loans originated by the Association are initially measured at fair value at the date of transfer. The Association has elected to initially and subsequently measure the mortgage servicing rights for consumer mortgage loans using the fair value method. Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.

Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage servicing right and may result in a reduction to noninterest income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned. The change in fair value of mortgage servicing rights is netted against loan servicing fee income.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Association – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Association does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Income Taxes

The Association accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Association determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Association recognizes interest and penalties on income taxes as a component of income tax expense.

The Association files consolidated income tax returns with its subsidiary.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes. Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities and changes in the funded status of the postretirement health benefit plan.

Transfers between Fair Value Hierarchy Levels

Transfers in and out of Level 1 (quoted market prices), Level 2 (other significant observable inputs) and Level 3 (significant unobservable inputs) are recognized on the period ending date.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Reclassifications

Certain reclassifications have been made to the 2009 financial statements to conform to the 2010 financial statement presentation. These reclassifications had no effect on net income.

Recent and Future Accounting Requirements

Accounting Standards Update (ASU) No. 2009-16, “Transfers and Servicing (Topic 860)—Accounting for Transfers of Financial Assets.” ASU 2009-16 amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. ASU 2009-16 eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. ASU 2009-16 also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. The provisions of ASU 2009-16 became effective on January 1, 2010 and did not have a significant impact on the Corporation’s financial statements.

ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures About Fair Value Measurements.” ASU 2010-06 requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) company’s should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The disclosures related to the gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy will be required for the Corporation beginning January 1, 2011. The remaining disclosure requirements and clarifications made by ASU 2010-06 became effective for the Corporation on January 1, 2010. See Note 14—Disclosures About Fair Value of Assets and Liabilities.

ASU No. 2010-20, “Receivables (Topic 310)—Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” ASU 2010-20 requires entities to provide disclosures designed to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

credit quality indicators. ASU 2010-20 became effective for the Corporation’s financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the Corporation’s financial statements that include periods beginning on or after January 1, 2011. ASU 2011-01, “Receivables (Topic 310)—Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20,” temporarily deferred the effective date for disclosures related to troubled debt restructurings to coincide with the effective date of a proposed accounting standards update related to troubled debt restructurings, which is currently expected to be effective for periods ending after June 15, 2011. See Note 4—Loans and Allowance for Loan Losses.

Note 2:	Restriction on Cash and Due From Banks

The Association is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2010 (unaudited) and at June 30, 2010 and 2009, was $25,000.

Note 3:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale Securities:
December 31, 2010 (unaudited):
U.S. Government and federal agency and Government-sponsored enterprises (GSEs)	$122,518,678	$2,199,716	$(2,378,235)	$122,340,159
Mortgage-backed—GSE residential	12,121,348	805,675	—	12,927,023
State and political subdivisions	2,490,353	119,358	—	2,609,711

	$137,130,379	$3,124,749	$(2,378,235)	$137,876,893

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2010:
U.S. Government and federal agency and Government-sponsored enterprises (GSEs)	$103,807,034	$3,010,458	$—	$106,817,492
Mortgage-backed—GSE residential	15,121,408	1,083,862	—	16,205,270
State and political subdivisions	2,576,038	148,634	—	2,724,672

	$121,504,480	$4,242,954	$—	$125,747,434

June 30, 2009:
U.S. Government and federal agency and Government-sponsored enterprises (GSEs)	$81,293,534	$1,166,715	$(131,464)	$82,328,785
Mortgage-backed—GSE residential	16,418,087	686,070	(9,594)	17,094,563

	$97,711,621	$1,852,785	$(141,058)	$99,423,348

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity Securities:
June 30, 2009:
Mortgage-backed—GSE residential	$23,322,044	$433,008	$(35,333)	$23,719,719
State and political subdivisions	2,125,018	51,535	(4,742)	2,171,811

	$25,447,062	$484,543	$(40,075)	$25,891,530

With the exception of U.S. Government and federal agency and GSE securities and GSE residential mortgage-backed securities with a book value of $122,518,678 and $12,121,348, respectively and a market value of $122,340,159 and $12,927,023, respectively at December 31, 2010 (unaudited), the Association held no securities at December 31, 2010 (unaudited) with a book value that exceeded 10% of total equity.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

All mortgage-backed securities at December 31, 2010 (unaudited), and June 30, 2010 and 2009 were issued by government sponsored enterprises.

The amortized cost and fair value of available-for-sale securities at December 31, 2010 (unaudited) and June 30, 2010, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

December 31, 2010 (unaudited):

	Amortized Cost	Fair Value
Within one year	$146,537	$149,785
One to five years	27,584,203	29,339,974
Five to ten years	97,214,235	95,389,267
After ten years	64,056	70,844

	125,009,031	124,949,870
Mortgage-backed securities	12,121,348	12,927,023

Totals	$137,130,379	$137,876,893

June 30, 2010 (unaudited):

	Amortized Cost	Fair Value
Within one year	$140,620	$142,226
One to five years	19,895,605	21,243,219
Five to ten years	86,346,847	88,156,719

	106,383,072	109,542,164
Mortgage-backed securities	15,121,408	16,205,270

Totals	$121,504,480	$125,747,434

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $41,079,392 at December 31, 2010 (unaudited), $38,407,436 at June 30, 2010, and $26,933,958 at June 30, 2009.

Gross gains of $377,969, $340,410, $1,160,863 and $68,790 and gross losses of $0, $36,893, $52,586 and $0 resulting from sales of available-for-sale securities were realized for the six-month periods in 2010 and 2009 (unaudited) and for 2010 and 2009, respectively. The tax provision applicable to these net realized gains amounted to approximately $143,000, $115,000, $421,000 and $26,000 respectively.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

During 1995, mortgage-backed securities available-for-sale with an amortized cost of $10,501,878 and fair value of $9,671,776 were transferred to the held-to-maturity portfolio. The excess amortized cost over fair value of the mortgage-backed securities, net of tax, at the date of transfer of $514,663 is being amortized to accumulated other comprehensive income (loss) over the life of the related securities. The unamortized balance at June 30, 2009, was $19,362. During March 2010, the Association transferred all remaining held-to-maturity securities to available-for-sale which eliminated the remaining unamortized balance.

During 2010, the Association sold securities with an amortized cost of $11,058,429 from held-to-maturity securities to realize investment gains and to reinvest in securities that would improve the Associations interest rate risk. The Association realized a net gain of $224,689 from the sale of the investments.

During March 2010, the Association transferred securities with an amortized cost of $11,112,338 and unrealized gains of $437,329 from held-to-maturity securities to available-for-sale. The securities were transferred due to the sale of held-to-maturity securities. The securities transferred were accounted for at fair value and the unrealized gain was recorded in accumulated other comprehensive income, net of income tax.

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2010 (unaudited), June 30, 2010 and 2009, was $76,834,860, $0 and $16,810,073, respectively which is approximately 56%, 0% and 13% of the Association’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent increases in market interest rates.

Management believes the declines in fair value for these securities are temporary.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following table shows the Association’s investments’ gross unrealized losses and fair value of the Association’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2010 (unaudited) and at June 30, 2010 and 2009:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2010 (unaudited):
U.S. Government and federal agency and GSEs	$76,585,360	$(2,378,235)	$—	$—	$76,585,360	$(2,378,235)
Mortgage-backed: GSE residential	—	—	—	—	—	—

Total temporarily impaired securities	$76,585,360	$(2,378,235)	$—	$—	$76,585,360	$(2,378,235)

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2010:
U.S. Government and federal agency and GSEs	$—	$—	$—	$—	$—	$—
Mortgage-backed: GSE residential	—	—	—	—	—	—
State and political subdivisions	—	—	—	—	—	—

Total temporarily impaired securities	$—	$—	$—	$—	$—	$—

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2009:
U.S. government agencies	$11,693,794	$(131,464)	$—	$—	$11,693,794	$(131,464)
Mortgage-backed securities	1,157,210	(6,862)	3,819,199	(38,065)	4,976,409	(44,927)
State and political subdivisions	139,870	(4,742)	—	—	139,870	(4,742)

Total temporarily impaired securities	$12,990,874	$(143,068)	$3,819,199	$(38,065)	$16,810,073	$(181,133)

U.S. Government Agencies

The unrealized losses on the Association’s investments in direct obligations of U.S. government agencies were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Association does not intend to sell the investments and it is not more likely than not the Association will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Association does not consider those investments to be other-than-temporarily impaired at December 31, 2010 (unaudited).

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 4:	Loans and Allowance for Loan Losses

Categories of loans include:

	December 31, 2010 (Unaudited)
		June 30,
		2010	2009
Real estate loans
One-to-four family, including home equity loans	$148,703,103	$153,313,779	$156,953,170
Multi-family	26,454,574	19,231,560	14,818,302
Commercial	25,768,253	24,955,872	23,815,160
Home equity lines of credit	9,669,502	7,853,736	4,581,000
Construction loans	1,236,622	2,112,100	1,914,600
Commercial business loans	15,467,200	13,410,346	9,251,532
Consumer loans	16,805,951	16,874,586	14,627,098

Total loans	244,105,205	237,751,979	225,960,862
Less
Unearned fees and discount, net	26,378	34,672	44,332
Loans in process	642,555	1,197,390	895,531
Allowance for loan losses	2,711,538	2,766,718	1,365,040

Net loans	$240,724,734	$233,753,199	$223,655,959

The loan portfolio includes a concentration of loans secured by commercial real estate properties amounting to $52,222,827, $44,187,432 and $38,633,462 as of December 31, 2010 (unaudited), June 30, 2010 and 2009, respectively. Generally, these loans are collateralized by multi-family and nonresidential properties. The loans are expected to be repaid from cash flows or from proceeds from the sale of the properties of the borrower.

The Association’s loans receivable included purchased loans of $19,701,609, $24,585,567 and $29,954,488 at December 31, 2010 (unaudited), June 30, 2010 and 2009, respectively, in out-of-area participation loans which are secured by single family homes located primarily in the Midwest.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of the six-month periods ended December 31, 2010 and 2009 (unaudited):

	Real Estate Loans					Commercial
	One-to-Four Family	Multi- Family	Commercial	Home Equity Lines of Credit	Construction Loans	Business Loans	Consumer Loans	Unallocated	Total
December 31, 2010 (unaudited)
Allowance for loan losses:
Balance, beginning of period	$1,784,839	$201,931	$175,139	$71,302	$—	$399,816	$126,721	$6,970	$2,766,718
Provision charged to expense	436,023	49,904	59,451	12,960	—	32,101	34,981	(698)	624,722
Losses charged off	(654,207)	—	—	—	—	—	(30,755)	—	(684,962)
Recoveries	1,177	—	—	—	—	—	3,883	—	5,060

Balance, end of period	$1,567,832	$251,835	$234,590	$84,262	$—	$431,917	$134,830	$6,272	$2,711,538

Ending balance: individually evaluated for impairment	$562,040	$—	$54,255	$7,198	$—	$31,261	$26,762	—	$681,516
Ending balance: collectively evaluated for impairment	1,005,792	251,835	180,335	77,064	—	400,656	108,068	6,272	2,030,022

Ending balance	$1,567,832	$251,835	$234,590	$84,262	$—	$431,917	$134,830	$6,272	$2,711,538

Loans:
Ending Balance: individually evaluated for impairment	$3,543,658	$—	$129,252	$36,092	$—	$34,147	$42,522	$—	$3,785,671
Ending Balance: collectively evaluated for impairment	145,159,445	26,454,574	25,639,001	9,633,410	1,236,622	15,433,053	16,763,429	—	240,319,534

Ending balance	$148,703,103	$26,454,574	$25,768,253	$9,669,502	$1,236,622	$15,467,200	$16,805,951	$—	$244,105,205

December 31, 2009 (unaudited)
Allowance for loan losses:
Balance, beginning of period	$938,013	$66,682	$126,684	$32,091	$—	$84,816	$110,896	$5,858	$1,365,040
Provision charged to expense	888,678	19,034	1,908	14,575	—	35,292	11,926	(2,114)	969,299
Losses charged off	(376,531)	—	—	—	—	—	(16,529)	—	(393,060)
Recoveries	688	—	—	—	—	400	2,479	—	3,567

Balance, end of period	$1,450,848	$85,716	$128,592	$46,666	$—	$120,508	$108,772	$3,744	$1,944,846

Ending balance: individually evaluated for impairment	$578,498	$85,716	$—	$—	$—	$5,689	$6,436	$—	$676,339
Ending balance: collectively evaluated for impairment	872,350	—	128,592	46,666	—	114,819	102,336	3,744	1,268,507

Ending balance	$1,450,848	$85,716	$128,592	$46,666	$—	$120,508	$108,772	$3,744	$1,944,846

Loans:
Ending balance: individually evaluated for impairment	$4,515,347	$—	$—	$—	$—	$88,106	$32,461	$—	$4,635,914
Ending balance: collectively evaluated for impairment	150,911,764	19,048,040	23,925,873	6,666,611	1,656,716	12,579,288	14,346,296	—	229,134,588

Ending balance	$155,427,111	$19,048,040	$23,925,873	$6,666,611	$1,656,716	$12,667,394	$14,378,757	$—	$233,770,502

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Activity in the allowance for loan losses at June 30, 2010 and 2009 was as follows:

	2010	2009
Balance, beginning of year	$1,365,040	$1,052,377
Provision charged to expense	1,875,366	405,155
Losses charged off, net of recoveries of $35,096 for 2010 and $14,426 for 2009	(473,688)	(92,492)

Balance, end of year	$2,766,718	$1,365,040

The Association categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. This analysis is performed on an annual basis. The Association uses the following definitions for risk ratings:

Pass – Loans classified as pass are well protected by the ability of the borrower to pay or by the value of the asset or underlying collateral.

Watch – Loans classified as watch have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Association’s credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loss – Loans classified as loss are the portion of the loan that is considered uncollectible so that its continuance as an asset is not warranted. The amount of the loss determined will be charged-off.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following tables present the credit risk profile of the Association’s loan portfolio based on rating category and payment activity:

December 31, 2010 (unaudited):

	Real Estate Loans				Construction Loans	Commercial Business Loans	Consumer Loans	Total
	One-to-Four Family	Multi-Family	Commercial	Home Equity Lines of Credit
Pass	$143,177,774	$24,927,498	$25,079,648	$9,633,411	$1,236,622	$14,123,312	$16,734,282	$234,912,547
Watch	927,904	1,527,076	559,353	—	—	1,309,741	29,147	4,353,221
Substandard	4,387,588	—	129,252	36,091	—	34,147	41,945	4,629,023
Doubtful	209,837	—	—	—	—	—	—	209,837
Loss	—	—	—	—	—	—	577	577

Total	$148,703,103	$26,454,574	$25,768,253	$9,669,502	$1,236,622	$15,467,200	$16,805,951	$244,105,205

December 31, 2009 (unaudited):

	Real Estate Loans				Construction Loans	Commercial Buusiness Loans	Consumer Loans	Total
	One-to-Four Family	Multi-Family	Commercial	Home Equity Lines of Credit
Pass	$150,681,387	$19,048,040	$23,814,758	$6,666,611	$1,656,716	$12,573,882	$14,338,964	$228,780,358
Watch	574,326	—	111,115	—	—	93,512	29,878	808,831
Substandard	3,997,849	—	—	—	—	—	9,915	4,007,764
Doubtful	173,549	—	—	—	—	—	—	173,549
Loss	—	—	—	—	—	—	—	—

Total	$155,427,111	$19,048,040	$23,925,873	$6,666,611	$1,656,716	$12,667,394	$14,378,757	$233,770,502

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following tables present the Association’s loan portfolio aging analysis as of December 31, 2010 and 2009 (unaudited):

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days and Accruing
December 31, 2010:
Real estate loans:
One-to-four family	$2,620,737	$1,331,693	$3,893,420	$7,845,850	$140,857,253	$148,703,103	$507,200
Multi-family	—	—	—	—	26,454,574	26,454,574	—
Commercial	289,578	—	129,252	418,830	25,349,423	25,768,253	—
Home equity lines of credit	68,858	36,091	—	104,949	9,564,553	9,669,502	—
Construction loans	—	—	—	—	1,236,622	1,236,622	—
Commercial business loans	34,147	—	—	34,147	15,433,053	15,467,200	—
Consumer loans	215,347	68,043	28,967	312,357	16,493,594	16,805,951	3,752

Total	$3,228,667	$1,435,827	$4,051,639	$8,716,133	$235,389,072	$244,105,205	$510,952

December 31, 2009:
Real estate loans:
One-to-four family	$3,434,440	$941,235	$4,017,691	$8,393,366	$147,033,745	$155,427,111	$271,873
Multi-family	—	—	—	—	19,048,040	19,048,040	—
Commercial	341,604	—	—	341,604	23,584,269	23,925,873	—
Home equity lines of credit	59,341	14,998	—	74,339	6,592,272	6,666,611	—
Construction loans	—	—	—	—	1,656,716	1,656,716	—
Commercial business loans	14,954	—	—	14,954	12,652,440	12,667,394	—
Consumer loans	132,744	23,449	4,824	161,017	14,217,740	14,378,757	2,240

Total	$3,983,083	$979,682	$4,022,515	$8,985,280	$224,785,222	$233,770,502	$274,113

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Association will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following tables present impaired loans for the six month periods ended December 31, 2010 and 2009 (unaudited):

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
December 31, 2010 (unaudited):
Loans without a specific valuation allowance
Real estate loans:
One-to-four family	$1,296,130	$1,296,130	$—	$1,207,911	$19,764
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Construction loans	—	—	—	—	—
Commercial business loans	—	—	—	—	—
Consumer loans	529	529	—	4,295	13
Loans with a specific valuation allowance
Real estate loans:
One-to-four family	2,247,529	2,247,529	562,040	2,803,547	47,489
Multi-family	—	—	—	—	—
Commercial	129,252	129,252	54,255	64,626	2,902
Home equity lines of credit	36,091	36,091	7,198	36,091	—
Construction loans	—	—	—	—	—
Commercial business loans	34,147	34,147	31,261	61,127	474
Consumer loans	41,993	41,993	26,762	33,197	662
Total:
Real estate loans:
One-to-four family	3,543,659	3,543,659	562,040	4,011,458	67,253
Multi-family	—	—	—	—	—
Commercial	129,252	129,252	54,255	64,626	2,902
Home equity lines of credit	36,091	36,091	7,198	36,091	—
Construction loans	—	—	—	—	—
Commercial business loans	34,147	34,147	31,261	61,127	474
Consumer loans	42,522	42,522	26,762	37,492	675

	$3,785,671	$3,785,671	$681,516	$4,210,794	$71,304

December 31, 2009 (unaudited):
Loans without a specific valuation allowance
Real estate loans:
One-to-four family	$1,119,692	$1,119,692	$—	$1,726,538	$6,145
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Construction loans	—	—	—	—	—
Commercial business loans	—	—	—	965	—
Consumer loans	8,060	8,060	—	4,030	68
Loans with a specific valuation allowance
Real estate loans:
One-to-four family	3,395,655	3,395,655	578,498	2,305,810	10,454
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Construction loans	—	—	—	—	—
Commercial business loans	88,106	88,106	5,689	59,711	163
Consumer loans	24,401	24,401	6,436	12,201	33
Total:
Real estate loans:
One-to-four family	4,515,347	4,515,347	578,498	4,032,348	16,599
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Construction loans	—	—	—	—	—
Commercial business loans	88,106	88,106	5,689	60,676	163
Consumer loans	32,461	32,461	6,436	16,231	101

	$4,635,914	$4,635,914	$590,623	$4,109,255	$16,863

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Included in certain loan categories in the impaired loans are $1,044,161 in troubled debt restructurings that were classified as impaired. At December 31, 2010 (unaudited), the Association had $880,762 of residential mortgages, $129,252 of commercial real estate loans and $34,147 of commercial business loans that were modified in troubled debt restructurings and impaired. In addition to these amounts, the Association had troubled debt restructurings totaling $422,768 that were performing in accordance with their modified terms of $392,888 residential mortgage and $29,880 of consumer loans at December 31, 2010 (unaudited).

The following table presents the Association’s nonaccrual loans at December 31, 2010 and 2009 (unaudited).

	December 31,
	2010	2009
Real Estate Loans:
One-to-four family	$3,386,220	$3,745,818
Multi-family	—	—
Commercial	129,252	—
Home equity lines of credit
Construction loans
Commercial business loans	—	—
Consumer loans	25,215	2,584

Total	$3,540,687	$3,748,402

Included in certain loan categories in the impaired loans are troubled debt restructurings that were classified as impaired. At June 30, 2010 and 2009, the Association had $619,000 and $296,000 residential mortgage loans that were modified in troubled debt restructurings and impaired. In addition to these amounts, the Association had troubled debt restructurings that were performing in accordance with their modified terms of $162,755 and $780,000 residential mortgage loans at June 30, 2010 and 2009.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following table presents the Association’s nonaccrual loans at June 30, 2010 and 2009. This table excludes performing troubled debt restructurings.

	June 30,
	2010	2009
Impaired loans without a valuation allowance	$974,084	$2,335,313
Impaired loans with a valuation allowance	3,753,866	1,247,279

Total impaired loans	$4,727,950	$3,582,592

Valuation allowance related to impaired loans	$908,761	$183,373

Total nonaccrual loans	$3,055,682	$3,503,652

Total loans past due 90 days or more and still accruing	$776,827	$391,953

Average investment in impaired loans	$4,155,271	$2,434,360

Interest income recognized on impaired loans	$101,171	$141,606

Interest income recognized on a cash basis on impaired loans	$97,620	$119,477

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 5:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Land	$824,518	$824,518	$824,518
Buildings and improvements	4,887,040	4,729,751	4,522,923
Furniture and equipment	3,075,572	3,072,670	2,932,365

	8,787,130	8,626,939	8,279,806
Less accumulated depreciation	4,570,995	4,423,359	4,171,559

Net premises and equipment	$4,216,135	$4,203,580	$4,108,247

Note 6:	Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $61,558,000, $50,001,000, $52,336,000 and $47,882,000 at December 31, 2010 and 2009 (unaudited) and June 30, 2010 and 2009, respectively.

Custodial escrow balances in connection with the foregoing loan servicing were $565,253, $421,217, $441,210, and $339,555 at December 31, 2010 and 2009 (unaudited), and June 30, 2010 and 2009, respectively.

The aggregate fair value of capitalized mortgage servicing rights at December 31, 2010 and 2009 (unaudited), and June 30, 2010 and 2009 was $290,261, $184,351, $156,303 and $161,637, respectively. Comparable market values and a valuation model that calculates the present value of future cash flows were used to estimate fair value. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as costs to service, a discount rate, custodial earnings rate, default rates and losses and prepayment speeds.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following summarizes the activity in mortgage servicing rights measured using the fair value method:

	December 31,
	2010	2009	June 30,
	(Unaudited)		2010	2009
Fair value as of the beginning of the period	$156,303	$161,637	$161,637	$35,006
Additions Servicing obligations that result of asset transfers	65,753	30,963	92,957	108,487
Subtractions Loans refinanced	(11,149)	(17,424)	(31,496)	(24,258)
Changes in fair value, due to changes in valuation inputs or assumptions	79,354	9,175	(66,795)	42,402

Fair value, end of period	$290,261	$184,351	$156,303	$161,637

Comparable market values and a valuation model that calculates the present value of future cash flows were used to estimate fair value. For purposes of measuring impairment, risk characteristics including product type, investor type, and interest rates, were used to stratify the originated mortgage servicing rights.

Note 7:	Deposits

Interest-bearing deposits in denominations of $100,000 or more were $127,971,212, at December 31, 2010 (unaudited), $118,136,407 at June 30, 2010, and $96,153,000 at June 30, 2009.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following table represents deposit interest expense by deposit type:

	December 31,
	2010	2009	June 30,
	(Unaudited)		2010	2009
Demand	$214,431	$369,394	$615,905	$867,228
Savings, NOW, and Money Market	98,077	165,162	288,047	352,963
Certificates of deposit	1,952,021	2,544,646	4,771,471	6,238,498
Brokered certificates of deposit	6,288	—	3,082	—

Total deposit interest expense	$2,270,817	$3,079,202	$5,678,505	$7,458,689

At December 31, 2010 (unaudited), the scheduled maturities of time deposits were as follows:

January 1 - June 30, 2011	$83,470,935
2012	100,770,774
2013	15,571,271
2014	3,639,006
2015	1,747,707
2016	2,665,793

$207,865,486

At June 30, 2010, the scheduled maturities of time deposits are as follows:

2011	$163,439,179
2012	30,073,828
2013	5,722,837
2014	2,214,209
2015	1,779,363

$203,229,416

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 8:	Federal Home Loan Bank Advances

The Federal Home Loan Bank advances and line of credit consisted of the following components:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Open line of credit, 0.50% at December 31, 2010	$1,500,000	$—	$—
Advances	29,500,000	22,500,000	26,500,000

Total	$31,000,000	$22,500,000	$26,500,000

The Federal Home Loan Bank advances are secured by mortgage loans totaling $149,214,000 and $150,129,000 at December 31, 2010 (unaudited) and June 30, 2010. Advances, at interest rates from 0.30 to 4.72 percent and 3.69 to 4.92 percent are subject to restrictions or penalties in the event of prepayment at December 31, 2010 and June 30, 2010, respectively.

Aggregate annual maturities of Federal Home Loan Bank advances at December 31, 2010 (unaudited), are:

January 1, - June 30, 2011	$10,000,000
2012	—
2013	3,500,000
2014	—
2015	—
2016	—
Thereafter	16,000,000

$29,500,000

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Aggregate annual maturities of Federal Home Loan Bank advances at June 30, 2010, are:

2011	$3,000,000
2012	—
2013	3,500,000
2014	—
2015	—
Thereafter	16,000,000

$22,500,000

Note 9:	Income Taxes

The Association files income tax returns in the U.S. federal jurisdiction and the States of Illinois and Missouri. The Association is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2007.

The provision for income taxes includes these components:

	December 31,
	2010	2009	June 30,
	(Unaudited)	(Unaudited)	2010	2009
Taxes currently payable	$716,185	$579,627	$2,114,636	$1,373,391
Deferred income taxes	198,882	5,198	(725,477)	(11,573)

Income tax expense	$915,067	$584,825	$1,389,159	$1,361,818

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

A reconciliation of income tax expense at the statutory rate to the Association’s actual income tax expense is shown below:

	December 31,
	2010	2009	June 30,
	(Unaudited)	(Unaudited)	2010	2009
Computed at the statutory rate (34%)	$854,976	$590,400	$1,382,549	$1,281,471
Increase (decrease) resulting from Tax exempt interest	(8,225)	(2,581)	(20,219)	(25,802)
Cash surrender value of life insurance	(44,156)	(43,839)	(86,805)	(86,107)
State income taxes	81,010	23,506	85,772	115,563
Other	31,462	17,339	27,862	76,693

Actual tax expense	$915,067	$584,825	$1,389,159	$1,361,818

Tax rate as a percentage of pre-tax income	36.4%	33.7%	34.2%	36.1%

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Deferred tax assets
Allowance for loan losses	$1,050,322	$1,070,912	$510,500
Accrued retirement liability	786,284	770,292	751,700
Deferred compensation	151,890	124,016	89,900
Deferred loan fees	97,985	101,637	106,100

	2,086,481	2,066,857	1,458,200

Deferred tax liabilities
Depreciation	(347,280)	(347,200)	(271,900)
Unrealized gains on available-for-sale securities	(283,676)	(1,612,155)	(643,099)
Post retirement health plan	(99,742)	(97,635)	(236,339)
Federal Home Loan Bank stock dividends	(301,305)	(301,305)	(301,305)
Other	(237,846)	(19,420)	(211,540)

	(1,269,849)	(2,377,715)	(1,664,183)

Net deferred tax asset (liability)	$816,632	$(310,858)	$(205,983)

Retained earnings at December 31, 2010 (unaudited) and at June 30, 2010 and 2009, include approximately $2,217,000, for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liabilities on the preceding amounts that would have been recorded if they were expected to reverse into taxable income in the foreseeable future were approximately $754,000 at December 31, 2010 (unaudited) and at June 30, 2010 and 2009.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 10:	Other Comprehensive Income (Loss)

Other comprehensive income (loss) components and related taxes were as follows:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Unrealized gains (losses) on available-for-sale securities	$(3,118,971)	$3,639,504	$2,666,395
Amortization of market differential on transfer securities from available-for-sale to held-to-maturity	—	19,362	2,634
Less reclassification adjustment for realized gains included in income	377,969	1,108,277	68,790

	(3,496,940)	2,550,589	2,600,239
Postretirement health plan
Amortization of transition obligation	16,478	32,955	41,194
Amortization of prior service cost	(23,983)	(47,965)	(59,956)
Change in net gain (loss)	8,445	(350,001)	397,650

Other comprehensive income, before tax effect	(3,496,000)	2,185,578	2,979,127
Tax expense (benefit)	(1,328,480)	830,793	1,132,067

Other comprehensive income (loss)	$(2,167,520)	$1,354,785	$1,847,060

The components of accumulated other comprehensive income, included in equity capital, are as follows:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Net unrealized gains on securities available-for-sale	$746,014	$4,242,954	$1,711,727
Market differential on transfer of securities from available-for-sale to held-to-maturity	—	—	(19,362)
Net unrealized postretirement health benefit plan obligations	321,949	256,935	621,946

	1,067,963	4,499,889	2,314,311
Tax effect	(405,826)	(1,710,232)	(879,439)

Total	$662,137	$2,789,657	$1,434,872

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 11:	Regulatory Matters

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below). Management believes, as of December 31, 2010 (unaudited) and June 30, 2010 and 2009, that the Association meets all capital adequacy requirements to which it is subject.

As of June 30, 2010, the most recent notification from regulators categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum amounts and ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Association’s category.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The Association’s actual capital amounts (in thousands) and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2010
(Unaudited)
Total capital (to risk weighted assets)	$37,294	17.4%	$17,117	8.0%	$21,397	10.0%
Tier 1 capital less low level recourse and residual interest (to risk-weighted assets)	35,270	16.5%	N/A	N/A	12,838	6.0%
Tier I capital (to adjusted total assets)	36,069	8.9%	12,113	3.0%	20,188	5.0%
Tangible capital (to adjusted total assets)	36,069	8.9%	6,057	1.5%	N/A	N/A
As of June 30, 2010
Total capital (to risk weighted assets)	$35,093	17.3%	$16,219	8.0%	$20,273	10.0%
Tier 1 capital less low level recourse and residual interest (to risk-weighted assets)	33,251	16.4%	N/A	N/A	12,164	6.0%
Tier I capital (to adjusted total assets)	34,483	9.0%	11,480	3.0%	19,133	5.0%
Tangible capital (to adjusted total assets)	34,483	9.0%	5,740	1.5%	N/A	N/A
As of June 30, 2009
Total capital (to risk weighted assets)	$31,747	16.7%	$15,188	8.0%	$18,986	10.0%
Tier 1 capital less low level recourse and residual interest (to risk-weighted assets)	30,573	16.1%	N/A	N/A	11,391	6.0%
Tier I capital (to adjusted total assets)	31,805	8.4%	11,307	3.0%	18,845	5.0%
Tangible capital (to adjusted total assets)	31,805	8.4%	5,654	1.5%	N/A	N/A

The following is a reconciliation of the Association equity amount included in the consolidated balance sheets to the amounts reflected above for regulatory capital purposes:

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Association equity	$36,720	$37,288	$33,256
Less net unrealized gains	463	2,630	1,049
Less disallowed servicing amounts	29	16	16
Less disallowed deferred tax assets	159	159	386

Tier 1 capital	36,069	34,483	31,805

Plus allowance for loan losses	2,024	1,842	1,174
Less low-level recourse and residual interests	(799)	(1,232)	(1,232)

Total risk-based capital	$37,294	$35,093	$31,747

Note 12:	Related Party Transactions

At December 31, 2010 (unaudited), June 30, 2010 and 2009, the Association had loans outstanding to executive officers, directors, significant members and their affiliates (related parties). Changes in loans to executive officers and directors are summarized as follows:

	December 31, 2010 (Unaudited)	June 30,
		2010	2009
Balance beginning of year	$6,786,916	$7,427,424	$8,016,000
New loans	308,750	2,439,145	—
Repayments	(332,375)	(3,079,653)	(588,576)

Balance, end of year	6,763,291	6,786,916	7,427,424

Deposits from related parties held by the Association at December 31, 2010 (unaudited) and June 30, 2010 and 2009 totaled $1,057,371, $968,281 and $1,091,584, respectively.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Note 13:	Employee Benefits

The Association sponsors a noncontributory postretirement health benefit plan (postretirement plan). The postretirement plan provides medical coverage benefits for former employees and their spouses upon retirement. The postretirement plan has no assets to offset the future liabilities incurred under the postretirement plan. The Association’s funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as the Association may determine to be appropriate from time to time. The Association expects to contribute $27,334 for January 1, 2011 to June 30, 2011 and $54,667 to the plan in fiscal year 2012.

The Association uses a June 30 measurement date for the plans. The December 31 information is based on estimates from the Association’s actuary. Information about the plans’ funded status and pension cost follows:

	June 30,
	2010	2009
Changes in benefit obligation
Beginning of year	$1,309,072	$1,568,282
Service cost	39,591	64,272
Interest cost	76,125	109,338
Actuarial (gain) loss	331,131	(375,064)
Benefits paid	(40,327)	(57,756)

End of year	$1,715,592	$1,309,072

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Significant balances, costs and assumptions are:

	June 30,
	2010	2009
Benefit obligation	$1,715,592	$1,309,072
Fair value of plan assets	—	—

Funded status	$(1,715,592)	$(1,309,072)

Accumulated benefit obligation	$1,715,592	$1,309,072

Amounts recognized in the consolidated balance sheets:

Accrued benefit cost	$1,727,330	$1,314,310

Amounts recognized in accumulated other comprehensive income not yet recognized as components of net periodic benefit cost consist of:

	December 31,
	2010	June 30,
	(Unaudited)	2010	2009
Net (gain) loss	$88,298	$(43,979)	$(393,980)
Prior service credit	(345,505)	(369,488)	(417,453)
Transition obligation	140,054	156,532	189,487

	$(117,153)	$(256,935)	$(621,946)

Other significant balances and costs are:

	December 31,
	2010	June 30,
	(Unaudited)	2010	2009
Employer contribution	$25,372	$37,064	$35,172
Benefits paid	25,372	37,064	35,172
Benefit costs	59,955	78,573	154,848

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Other changes in plan assets and benefit obligations recognized in other comprehensive income are described in Note 10.

The estimated net gain, prior service cost and transition obligation for the postretirement plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost of the next fiscal year are $0, $47,965 and $(32,955), respectively.

A discount rate of 5.00%, 5.25% and 6.00% for the six month period ended December 31, 2010 (unaudited) and for the years ended June 30, 2010 and 2009, respectively, was used to determine the benefit obligations and benefit costs.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on total of service and interest cost components	$401	$(593)
Effect on postretirement benefit obligation	15,905	(20,263)

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for the six month period ended December 31, 2010 (unaudited) and for the years ended June 30, 2010 and 2009, respectively. The rate was assumed to decrease gradually to 6% by the year 2020 and remain at that level thereafter.

The following postretirement plan benefit payments, which reflect expected future service, as appropriate, are expected to be paid as of December 31, 2010:

January 1 - June 30, 2011	$33,457
2012	69,709
2013	87,226
2014	98,615
2015	109,760
2016 - 2020	698,638

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following postretirement plan benefit payments, which reflect expected future service, as appropriate, are expected to be paid as of June 30, 2010:

2011	$54,667
2012	63,874
2013	72,505
2014	85,107
2015	94,160
2016	619,924

The Association has a 401(k) plan covering substantially all employees. The Association matches 25% of the first 5% of employee’s compensation. Employer contributions charged to expense for December 31, 2010 and 2009 (unaudited) and June 30, 2010 and 2009 were $22,843, $19,585, $36,629 and $35,301, respectively. The plan also includes an Employer Profit Sharing contribution which allows all eligible participants to receive at least 5% of their Plan year salary. The Association’s contribution for the plan year ended December 31, 2010 and 2009 (unaudited) and June 30, 2010 and 2009 was $178,485, $155,863, $315,049 and $291,787, respectively.

The Association has deferred compensation agreements for directors, which provides benefits payable upon normal retirement age of 72. The present value of the estimated liability under the agreement is being accrued using a discount rate of 6 percent and will be evaluated on an annual basis. The deferred compensation charged to expense totaled $80,205, $32,942, $121,546 and $62,750 for the six-month periods ended December 31, 2010 and 2009 (unaudited) and the years ended June 30, 2010 and 2009, respectively. The agreements accrued liability of $391,268, $319,463 and $231,517 as of December 31, 2010 (unaudited), June 30, 2010 and 2009, respectively, is included in other liabilities in the consolidated balance sheets. The following benefit payments are expected to be paid for these agreements at December 31, 2010 (unaudited):

January 1, - June 30, 2011	$2,400
2012	28,800
2013	28,800
2014	28,800
2015	28,800
2016	28,800
Thereafter	1,305,600

$1,452,000

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following benefit payments are expected to be paid for these agreements at June 30, 2010:

2011	$25,200
2012	2,400
2013	22,800
2014	28,800
2015	28,800
Thereafter	1,369,200

$1,477,200

Note 14:	Disclosures about Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. There were no Level 1 securities as of December 31, 2010 (unaudited), June 30, 2010 or 2009. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. For these investments, the inputs used by the pricing service to determine fair value may include one, or a combination of, observable inputs such as benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets benchmark securities, bid, offers and reference data market research publications and are classified within Level 2 of the

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

valuation hierarchy. Level 2 securities include U.S Government and federal agencies, mortgage-backed GSE residential, state and political subdivision and corporate securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. There were no Level 3 securities as of December 31, 2010 (unaudited), June 30, 2010 or 2009.

Mortgage Servicing Rights

Mortgage servicing rights do not trade in an active, open market with readily observable prices. Accordingly, fair value is estimated using discounted cash flow models having significant inputs of interest rate, prepayment speeds, servicing income and maturity date. Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall:

		December 31, 2010 (Unaudited) Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities:
U.S. Government and federal agency and GSEs	$122,340,159	$—	$122,340,159	$—
Mortgage-backed - GSE residential	12,927,023	—	12,927,023	—
State and political subdivisions	2,609,711		2,609,711
Mortgage servicing rights	290,261	—	—	290,261

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

		June 30, 2010 Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities:
U.S. Government and federal agency and GSEs	$106,817,492	$—	$106,817,492	$—
Mortgage-backed - GSE residential	16,205,270	—	16,205,270	—
State and political subdivisions	2,724,672	—	2,724,672	—
Mortgage servicing rights	156,303	—	—	156,303

		June 30, 2009 Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Government and federal agency and GSEs	$82,328,785	$—	$82,328,785	$—
Mortgage-backed - GSE residential	17,094,563	—	17,094,563	—
Mortgage servicing rights	161,637	—	—	161,637

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying balance sheet using significant unobservable (Level 3) inputs:

Mortgage Servicing Rights
Balance, July 1, 2010	$156,303
Total realized and unrealized gains and losses Included in net income (unaudited)	79,354
Servicing obligations that result of asset transfers (unaudited)	65,753
Loans refinanced (unaudited)	(11,149)

Balance, December 31, 2010 (unaudited)	$290,261

Total gains or losses for the period included in net income attributable to the change in unrealized gains or losses related to assets and liabilities still held at the reporting date	$—

Mortgage Servicing Rights
Balance, July 1, 2009	$161,637
Total realized and unrealized gains and losses Included in net income (unaudited)	(66,795)
Servicing obligations that result of asset transfers (unaudited)	92,957
Loans refinanced (unaudited)	(31,496)

Balance, June 30, 2010	$156,303

Total gains or losses for the period included in net income attributable to the change in unrealized gains or losses related to assets and liabilities still held at the reporting date	$—

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Mortgage Servicing Rights
Balance, July 1, 2008	$35,006
Total realized and unrealized gains and losses Included in net income	42,402
Servicing obligations that result of asset transfers	108,487
Loans refinanced	(24,258)

Balance, June 30, 2009	$161,637

Total gains or losses for the period included in net income attributable to the change in unrealized gains or losses related to assets and liabilities still held at the reporting date	$—

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Association will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral-dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value.

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following table presented the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall:

		December 31, 2010 (Unaudited) Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans (collateral dependent)	$1,172,303	$—	$—	$1,172,303

		June 30, 2010 Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans (collateral dependent)	$2,845,105	$—	$—	$2,845,105

		June 30, 2009 Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans (collateral dependent)	$1,063,906	$—	$—	$1,063,906

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets to amounts other than fair value.

Cash and Cash Equivalents, Accrued Interest Receivable and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Securities

Fair value is estimated based on quoted market prices of similar securities.

Loans Held for Sale

For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

Loans

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Accrued Interest Payable and Advances From Borrowers for Taxes and Insurance

The carrying amount approximates fair value.

Federal Home Loan Bank Advances

Rates currently available to the Association for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Commitments to Originate Loans and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

	December 31, 2010 (Unaudited)		June 30, 2010		June 30, 2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$6,655,466	$6,655,466	$6,835,621	$6,835,621	$11,901,952	$11,901,952
Available-for-sale securities	138,126,893	138,126,893	125,747,434	125,747,434	99,423,348	99,423,348
Held-to-maturity securities	—	—	—	—	25,447,062	25,891,530
Loans held for sale	242,000	242,000	460,000	460,000	156,000	156,000
Loans, net of allowance for loan losses	240,724,734	236,957,390	233,753,199	237,728,919	223,655,959	233,542,892
Federal Home Loan Bank stock	3,121,238	3,121,238	3,121,238	3,121,238	3,121,238	3,121,238
Mortgage servicing rights	290,261	290,261	156,303	156,303	161,637	161,637
Accrued interest receivable	1,661,922	1,661,922	1,718,428	1,718,428	1,719,638	1,719,638

Financial liabilities
Deposits	333,190,891	331,469,987	320,557,066	321,092,139	313,252,181	314,068,860
Federal Home Loan Bank advances	31,000,000	31,832,278	22,500,000	24,910,450	26,500,000	28,887,700
Advances from borrowers for taxes and insurance	923,352	923,352	830,149	830,149	801,527	801,527
Accrued interest payable	230,691	230,691	185,278	185,278	342,312	342,312

Unrecognized financial instruments (net of contract amount)
Commitments to originate loans	0	0	0	0	0	0
Lines of credit	0	0	0	0	0	0

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 15:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Other significant estimates not discussed in those footnotes include:

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

The accompanying financial statements have been prepared using values and information currently available to the Association.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Association’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Note 16:	Commitments and Credit Risk

The Association generates commercial, mortgage and consumer loans and receives deposits from customers located in Watseka, Danville, Clifton, and Hoopeston, Illinois and within a 100-mile radius of the Association’s various locations. The Association generates commercial, mortgage and consumer loans from its location in Osage Beach, Missouri. The Association’s loans are generally secured by specific items of collateral including real property and consumer assets. Although the Association has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon economic conditions in the Association’s various locations.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At December 31, 2010 (unaudited) and June 30, 2010 and 2009, the Association had outstanding commitments to originate loans aggregating approximately $5,023,750, $784,500 and $2,629,186, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. Loan commitments at fixed rates of interest amounted to $4,515,750, $117,000 and $2,099,686 at December 31, 2010 (unaudited) and June 30, 2010 and 2009, respectively, with the remainder at floating market rates.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2010 (unaudited), the Association had granted unused lines of credit to borrowers aggregating approximately $6,556,000 and $4,539,000 for commercial lines and open-end consumer lines, respectively. At June 30, 2010, the Association had granted unused lines of credit to borrowers aggregating approximately $6,681,000 and $4,842,000 for commercial lines and open-end consumer lines, respectively. At June 30, 2009, the Association had granted unused lines of credit to borrowers aggregating approximately $6,648,000 and $3,196,000 for commercial lines and open-end consumer lines, respectively.

Other Credit Risks

At December 31, 2010 (unaudited) and June 30, 2010 and 2009, the interest-bearing demand deposits on the consolidated balance sheets represent amounts on deposit with one financial institution, the Federal Home Loan Bank of Chicago.

Iroquois Federal Savings and Loan

Notes to Consolidated Financial Statements

Note 17:	Plan of Conversion (Unaudited)

On March 8, 2011, the Association’s Board of Directors approved a plan (the “Plan”) to convert from a federally-chartered mutual holding company to a federally-chartered stock holding company. The Plan is subject to approval by the Office of Thrift Supervision (OTS) and includes the filing of a registration statement with the Securities and Exchange Commission.

The Plan calls for the common stock of the holding company to be offered to various parties in a subscription offering at a price based on an independent appraisal of the Association. It is anticipated that any shares not purchased in the subscription offering will be offered in a community offering. The Association may not declare or pay a cash dividend if the effect thereof would cause its net worth to be reduced below either the amount required for the liquidation account discussed below or the regulatory capital requirements imposed by the OTS.

At the time of conversion, the Association will establish a liquidation account in an amount equal to its retained earnings as reflected in the latest consolidated balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their deposit accounts in the Association after conversion. In the event, eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock.

There were no expenses related to the conversion at December 31, 2010. Future conversion costs will be capitalized and will be offset against proceeds from the offering, should the conversion be successful. If the conversion is not successful, these costs will immediately be recorded as an expense in the income statement.

You should rely only on the information contained in this document or that to which we have referred you. No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by IF Bancorp, Inc. or Iroquois Federal Savings and Loan Association. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of IF Bancorp, Inc. or Iroquois Federal Savings and Loan Association since any of the dates as of which information is furnished herein or since the date hereof.

IF BANCORP, INC.

(Proposed Holding Company for

Iroquois Federal Savings and Loan Association)

Up to 3,910,000 Shares of

Common Stock

Par value $0.01 per share

(Subject to Increase to up to 4,496,500 Shares)

PROSPECTUS

KEEFE, BRUYETTE & WOODS

            , 2011

Until [expiration date] or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)
*	Registrant’s Legal Fees and Expenses	$550,000
*	Registrant’s Accounting Fees and Expenses	140,000
*	Conversion Agent and Data Processing Fees	25,000
*	Marketing Agent Fees (1)	489,000
*	Marketing Agent Expenses (Including Legal Fees and Expenses)	95,000
*	Appraisal Fees and Expenses	57,500
*	Printing, Postage, Mailing and EDGAR Fees	150,000
*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	73,000
*	Business Plan Fees and Expenses	46,000
*	Transfer Agent Fees and Expenses	15,000
*	Stock Certificate Printer	7,500
*	Other	11,000

*	Total	$1,659,000

*	Estimated
(1)	IF Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of IF Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between Iroquois Federal Savings and Loan Association and Keefe, Bruyette & Woods, Inc.

1.2	Form of Agency Agreement between Iroquois Federal Savings and Loan Association, IF Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.*

2	Plan of Conversion

3.1	Articles of Incorporation of IF Bancorp, Inc.

3.2	Bylaws of IF Bancorp, Inc.

4	Form of Common Stock Certificate of IF Bancorp, Inc.

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	Form of State Tax Opinion of BKD, LLP

10.1	Form of Employment Agreement between Iroquois Federal Savings and Loan Association and Alan D. Martin

10.2	Form of Employment Agreement between IF Bancorp, Inc. and Alan D. Martin

10.3	Form of Change in Control Agreement of Pamela J. Verkler

10.4	Form of Change in Control Agreement of Walter H. Hasselbring, III

10.5	Form of Employee Stock Ownership Plan

10.6	Form of Employee Severance Compensation Plan

10.7	Directors Non Qualified Retirement Plan

21	Subsidiaries of Registrant

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

23.2	Consent of BKD LLP

23.3	Consent of RP Financial, LC.

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Iroquois Federal Savings and Loan Association and RP Financial, LC.

99.2	Letter of RP Financial, LC. with respect to Subscription Rights

99.3	Appraisal Report of RP Financial, LC.**

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Business Plan Agreement with FinPro, Inc.

99.7	Conversion Agent Agreement between Keefe, Bruyette & Woods, Inc. and Iroquois Federal Savings and Loan Association

*	To be filed supplementally or by amendment.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watseka, State of Illinois on March 15, 2011.

IF BANCORP, INC.

By:	/s/ ALAN D. MARTIN
Alan D. Martin
President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of IF Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Alan D. Martin as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Alan D. Martin may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Alan D. Martin shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ALAN D. MARTIN Alan D. Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2011

/s/ PAMELA J. VERKLER Pamela J. Verkler	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2011

/s/ GARY MARTIN Gary Martin	Chairman of the Board	March 15, 2011

/s/ JOSEPH A. COWEN Joseph A. Cowen	Director	March 15, 2011

/s/ ARDITH HEUTON Ardith Heuton	Director	March 15, 2011

/s/ WAYNE A. LEHMANN Wayne A. Lehmann	Director	March 15, 2011

/s/ JOHN D. MARTIN John D. Martin	Director	March 15, 2011

/s/ J FRANK J. SIMUTIS J Frank J. Simutis	Director	March 15, 2011

/s/ DENNIS C. WITTENBORN Dennis C. Wittenborn	Director	March 15, 2011

/s/ RODNEY E. YERGLER Rodney E. Yergler	Director	March 15, 2011

As filed with the Securities and Exchange Commission on March 16, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON

FORM S-1

IF Bancorp, Inc.

Watseka, Illinois

EXHIBIT INDEX

1.1	Engagement Letter between Iroquois Federal Savings and Loan Association and Keefe, Bruyette & Woods, Inc.
1.2	Form of Agency Agreement between Iroquois Federal Savings and Loan Association, IF Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.*
2	Plan of Conversion
3.1	Articles of Incorporation of IF Bancorp, Inc.
3.2	Bylaws of IF Bancorp, Inc.
4	Form of Common Stock Certificate of IF Bancorp, Inc.
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered
8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	Form of State Tax Opinion of BKD, LLP
10.1	Form of Employment Agreement between Iroquois Federal Savings and Loan Association and Alan D.
10.2	Form of Employment Agreement between IF Bancorp, Inc. and Alan D. Martin
10.3	Form of Change in Control Agreement of Pamela J. Verkler
10.4	Form of Change in Control Agreement of Walter H. Hasselbring, III
10.5	Form of Employee Stock Ownership Plan
10.6	Form of Employee Severance Compensation Plan
10.7	Directors Non Qualified Retirement Plan
21	Subsidiaries of Registrant
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of BKD LLP
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Iroquois Federal Savings and Loan Association and RP Financial, LC.
99.2	Letter of RP Financial, LC. with respect to Subscription Rights
99.3	Appraisal Report of RP Financial, LC.**
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Business Plan Agreement with FinPro, Inc.
99.7	Conversion Agent Agreement between Keefe, Bruyette & Woods, Inc. and Iroquois Federal Savings and Loan Association

*	To be filed supplementally or by amendment.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.